FILE NO. 333-255242
United States
Securities and Exchange Commission
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Connecticut
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Identification Code Number)
06-0974148
(I.R.S. Employer Identification Number)
1 GRIFFIN ROAD NORTH, WINDSOR, CT 06095-1512
(860) 791-0750
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
CHRISTOPHER M. GRINNELL
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
1 GRIFFIN ROAD NORTH
WINDSOR, CT 06095-1512
(860) 791-0750
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," a "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
    Large Accelerated filer ( )                        Accelerated Filer ( )
    Non-Accelerated Filer (x)                        Smaller Reporting Company ( )
                                    Emerging Growth Company ( )
If an emerging growth company, indicate by check mark (if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CRC SELECT II
GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
P O BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (Owners)
1-800-862-7155 (Investment Professionals)
www.talcottresolution.com

This Contract is no longer available for purchase.
This is a fixed, single premium, tax-deferred, modified guaranteed annuity. This annuity also includes a Market Value Adjustment ("MVA") that may decrease or increase the amount you receive (for more information, see the sub-section titled, "Market Value Adjustment"). Talcott Resolution Distribution Company ("TDC") serves as the principal underwriter of the Contract and entered into selling agreements with registered broker-dealers to sell the Contract. The offering of the Contract is intended to be continuous. The contract may not have been available for sale in all states.
This prospectus is filed with the Securities and Exchange Commission ("SEC"). Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if the information in this prospectus is truthful or complete. Anyone who represents otherwise may be guilty of a criminal offense.
This prospectus can also be obtained from the SEC's website: (www.sec.gov).
This annuity IS NOT:
t  A bank deposit or obligation
t  Federally insured
t  Endorsed by any bank or governmental agency
See "Highlights and Risk Factors" on page 3.
This annuity may not have been available for sale in all states.
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE
PROSPECTUS DATED: May 1, 2023

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

Highlights and Risk Factors
THE ANNUITY CONTRACT
What are the benefits of my annuity?
This Contract is no longer available for purchase.
This annuity is a contract between you and our company. We agreed to make payments to you starting some time in the future. You can invest your money in either a Guaranteed Interest Account or an Access Account during time periods between Guarantee Periods. This annuity includes a death benefit if you die before we start to pay you income from your annuity. You also have choices about how we pay you income from the annuity.
This annuity is:
•Single premium — you bought it with one Premium Payment.
•Fixed — it earns an interest rate that remains constant during the applicable Guarantee Period or if invested in the Access Account.
•Tax-deferred — you generally do not pay taxes on interest earned until you take money out or we start to make Annuity Payouts.
How can the value of my annuity grow?
Your annuity earns tax-deferred interest at a guaranteed, fixed annual interest rate during a then available Guarantee Period. When you bought your annuity, you chose a then available Guarantee Period. The Guarantee Rate varies based on the then available Guarantee Period you choose. Interest compounds daily and is credited daily. As used throughout this prospectus, an "available" Guarantee Period is a guarantee period of a duration that we offer for investment during the relevant time period. Unless specifically provided below, an available Guarantee Period may not be of the same duration offered in the initial Guarantee Period or any subsequent Guarantee Period. We reserve the right to add, delete, modify or otherwise restrict the availability of Guarantee Periods to any or all classes of contract holders.
Within thirty (30) days after the end of each Guarantee Period, you can choose to:
•rollover your Contract Value to another then available Guarantee Period or to the Access Account,
•begin Annuity Payouts, or
•surrender your Contract.
Your Contract Value cannot go down if no surrenders are taken during a Guarantee Period.
BENEFITS
How do I get income from my annuity?
When you applied for your annuity, you chose an annuity commencement date — when you start to get income from your annuity. You also chose how to get income — the payout option.
Your choices now are: (1) Life Annuity, (2) Life Annuity with a Cash Refund, (3) Life Annuity with Payments for a Period Certain, (4) Joint and Last Survivor Life Annuity, (5) Joint and Last Survivor Life Annuity with Payments for a Period Certain, (6) Payments for a Period Certain, and (7) Annuity Proceeds Annuity Option. We may make other Annuity Payout Options available at any time.
You may change both the start date and the payout option up until payout begins. After that, you cannot make any changes.
What happens after I die?
If you die before we start to pay you income from your annuity, we pay the value of your annuity to your beneficiary. If you die after the payouts start, depending on the type of payout you chose, we pay the remaining value in the annuity, if any, to your beneficiary.
RISKS
What are some of the risks?
This annuity has several risks such as:
•  Surrender Charges (see section "The Contract")
•  MVA (see section "The Contract")
•  Your tax liability (see section "Federal Tax Considerations")
•  Our operations (See section "Cybersecurity and Disruptions to Business Operations")
• Our claims paying ability (see "Investments by Talcott Resolution" in subsection "E. Miscellaneous" in section "The Contract" and see "Risk Factors" in "Information About Talcott Resolution Life Insurance Company and Financial Statements")

FEES, EXPENSES AND OTHER CHARGES
What happens if I take out some or all of the money from my annuity?
You cannot take any of the money out of your annuity after the payout begins. Before it begins, you can take out all of your annuity's value (Full Surrender) or part of it (partial surrender). There is a $500 minimum balance required after a partial surrender.
If you make a surrender, you may:
•  have to pay a surrender charge,
•  incur an MVA and
•  have to pay income tax on the amount you take out and, if you surrender before you are age 59½, you may have to pay an income tax penalty.
Here is how the surrender charge is calculated:

Guarantee Period Year	1	2	3	4	5	6-10
• Initial Guarantee Period	6%	6%	5%	4%	3%	2%
• Subsequent Guarantee Period	4%	3%	2%	2%	2%	2%
The MVA is intended to make up certain losses for having to prematurely sell the investments that support your Guarantee Rate. The MVA reflects the interest rates prevailing at the time of your early withdrawal. The MVA may reduce or add to the amount you receive upon surrender as summarized below:

If the interest rate goes:	Then, the amount you receive may:
Down (i)	Increase (h)
Up (h)	Decrease (i)
Exceptions: In some cases, we may waive the surrender charge or the MVA. For example, there is no surrender charge or MVA if we pay the remaining value of your annuity to a beneficiary after your death. See Section 2 for more information.
Do I pay any other fees or charges?
No. There aren't any other fees or charges on this annuity.
TAXES
How will payouts and withdrawals from my annuity be taxed?
This annuity is tax-deferred, which means you do not pay taxes on the interest it earns until the money is paid to you. When you take payouts or make a surrender, you pay ordinary income taxes on the earned interest. You also pay a 10% federal income tax penalty on earnings you withdraw before age 59½.
If your state imposes a premium tax, it will be deducted from the money you receive upon annuitization or surrender.
You can exchange one tax-deferred annuity for another without paying taxes on the earnings when you make the exchange. Before you do, compare the benefits, features and costs of the two annuities. You may pay a surrender charge and MVA if you make the exchange during a Guarantee Period. Also, you may pay a surrender charge if you make withdrawals from the new annuity during the first years you own it.
Does buying an annuity in a retirement plan provide extra tax benefits?
No. Buying an annuity within an IRA, 401(k) or other tax deferred retirement plan does not give you any extra tax benefits. Choose your annuity based on its other features and benefits as well as its risks and costs, not its tax benefits.
OTHER INFORMATION
How do I buy this annuity?
This Contract is no longer available for purchase.
What else do I need to know?
Many states have laws that gave you a set number of days to look at an annuity after you bought it. If you decided during that time that you did not want it, you could have returned the annuity and usually received all your money back.
We paid a commission at the time of sale to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") that your investment professional is associated with. Commission arrangements vary by Financial Intermediary and generally increase based on the length of the Guarantee Period you choose. These arrangements create a potential conflict of interest.
We also pay promotional fees to certain Financial Intermediaries to encourage the sale of this annuity. These additional payments could create an incentive for your Financial Intermediary or investment professional to recommend products that pay them more than others do.

Once you start to receive your payouts, you cannot surrender your annuity.
If you do not choose an annuity payout option, we start payouts on the starting date you chose and continue them for at least ten (10) years.
Ask Questions
When you decided to buy any annuity, you should have considered the following questions, among others:
•Was the annuity purchased primarily to save for retirement or a similar long-term goal?
•Were you willing to take the risk that your Contract Value would go down if you incurred an MVA because you needed your money before the end of a Guarantee Period?
•Did you intend to hold this annuity long enough to avoid paying any surrender charges?
•If you were exchanging one annuity for another one, did the benefits of the exchange outweigh the costs, such as any MVA or surrender charges that you might have had to pay if you withdrew your money before the end of the surrender charge period for the new annuity?
The Contract
Who can buy this Contract?
This Contract is no longer available for purchase.
The Contract is an individual, tax-deferred, modified guaranteed annuity contract designed for retirement planning purposes. Any individual or trust that was able to purchase it, including IRAs adopted according to Section 408 of the Code (known as "Qualified Contracts" as defined by the Code). In addition, individuals and trusts were able to also purchase Contracts that were not part of a tax qualified retirement plan (known as "Non-Qualified Contracts"). If you purchased the Contract for use in an IRA or qualified retirement plan, you should have considered other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or qualified plan already receives tax-deferred treatment under the Code.
How do I purchase a Contract?
This Contract is no longer available for purchase.
When you purchased a Contract you completed and submitted an application or an order request along with your Premium Payment. The minimum Premium Payment was:
•$5,000 — Non-Qualified Contracts; or
•$2,000 — Qualified Contracts.
Prior approval was required for a Premium Payment of $1,000,000 or more.
Contracts were only available for purchase through a Financial Intermediary. An investment professional worked with you to complete and submit an application or an order request form. Part of this process included an assessment whether this annuity was suitable for you. Prior to recommending the purchase or exchange of an annuity, your investment professional made reasonable efforts to obtain certain information about you and your investment needs. This recommendation was independently reviewed by a principal within your Financial Intermediary before the application or order was sent to us. Your Premium Payment was not be invested during this period.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who purchases a Contract. When you purchased a Contract, your Financial Intermediary asked for your name, address, date of birth and other information that will allowed us to identify you. They may also have asked to see your driver's license or other identifying documents.
A Premium Payment must be payable in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered in good order.
Multiple Premium Payments will be permitted only in respect of tax-free exchanges. In these circumstances, Premium Payments will be deposited into an interest-free suspense account until the exchange process is completed.
Neither you nor your Annuitant must have had your 86th birthday on the date that your Contract was issued. If a non-natural person owns the Contract, the Annuitant must not have been older than age 85 as of the Contract issuance date. You had to be of legal age in the state where the Contract was purchased or a guardian must have acted on your behalf.
How is the Premium Payment applied to my Contract?
Your Contract was issued after we received your Premium Payment and your application or order request was in good order. If the application/order request or other information accompanying the Purchase Payment was incomplete when we received it, we held the money in a non-interest bearing account for up to fifteen (15) business days while we tried to obtain complete information. If we could not obtain the information within that time, we returned your Purchase Payment unless you requested us to hold your Purchase Payment until you provided the necessary information. We sent you a confirmation after we applied your Premium Payment.
Can I cancel my Contract after I purchase it?
Yes. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We will not deduct any surrender charge during this time; however, an MVA may apply. We may require additional information, including a signature guarantee, before we can cancel your Contract.
The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract, the method of purchase, the type of Contract you purchased and your age.
What is a Guarantee Period?
A Guarantee Period is the length of time you select from time to time for your Guaranteed Interest Account. We declare different annual interest rates for different Guarantee Periods (these rates are called "Guarantee Rates"). Guarantee Rates are fixed for the duration of a Guarantee Period. You can contact us to find out what Guarantee Periods and current Guarantee Rates that we are then offering.
We reserve the right to add, delete or eliminate Guarantee Periods, or offer some or all Guarantee Periods to select distribution channels, or any class of contract holders.
When you purchased your Contract, you chose the length of your Guarantee Period. This was your initial Guarantee Period. Your initial Guarantee Period was used to determine your initial Guarantee Rate.
If you transferred to a new then available Guarantee Period or reach the end of the initial Guarantee Period and allowed this Contract to "rollover" or renew to another Guarantee Period, this is a subsequent Guarantee Period. Any Guarantee Period that is not an initial Guarantee Period is a subsequent Guarantee Period. During a subsequent Guarantee Period, your Contract earns interest at the subsequent Guarantee Rate corresponding to the subsequent Guarantee Period.
We, in our sole discretion, determine the Guarantee Rates credited to each Guarantee Period; provided; however, that Guarantee Rates will never be less than the greater of 1% or the non-forfeiture interest rate applicable in your state. Annual interest credits are determined at the beginning of each Guarantee Period and are compounded daily. We, or our agents, cannot predict nor guarantee our future Guarantee Rates.
Certain Guarantee Periods may not be currently available to different classes of contract holders.
Can I transfer into a different Guarantee Period?
Interim Guarantee Period Transfers
Once each Contract Year, beginning after the first Contract Year, you may transfer from one Guarantee Period to another then available Guarantee Period, provided that the duration of the new Guarantee Period is (i) at least five (5) years or longer (subject to availability), and (ii) does not extend beyond your Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
No surrender charge will be taken for permissible interim Guarantee Period transfers. The surrender charge schedule will reset after transfer and credit will not be given for the time spent in the previous Guarantee Period. An MVA will be applied to your Contract Value at the time of transfer. The amount transferred into the new Guarantee Period is equal to the Contract Value on the date of the transfer after reflecting the MVA.
Post Guarantee Period Transfers
At the end of your Guarantee Period, you currently have the following options:
•Voluntarily or automatically rollover your Contract Value to a subsequent Guarantee Period of the same length of time, if then available;
•Transfer to a Guarantee Period of a different then available duration if any;
•Transfer your Contract Value to the Access Account;
•Begin making Annuity Payouts; or
•Fully surrender your Contract.
Unless we receive written instructions from you selecting a different option, and you meet all other prerequisites, we will automatically roll your Contract Value into a subsequent Guarantee Period of the same length of time. Prerequisites to transferring into a subsequent Guarantee Period are that the subsequent then available Guarantee Period cannot extend beyond your Annuity Commencement Date. We reserve the right to direct reinvestment of Contract Value into the longest then available Guarantee Period duration provided that such renewal Guarantee Period duration does not extend beyond your Annuity Commencement Date. After you transfer from an expired Guarantee Period, your Contract will then receive the Guarantee Rate that we have then established for that new Guarantee Period.

Can I transfer into the Access Account?
Yes. You have the option to elect to transfer all of your Contract Value to the Access Account during certain time periods. This is a short-term account that will earn a fixed annual rate of interest that is compounded daily. We periodically declare new interest rates for the Access Account. Interest rates will never be less than 1%.
You may elect to have your Contract Value transferred into the Access Account prior to the expiration of the Guarantee Period or during the 30-day renewal window following the expiration of a Guarantee Period. Requests made before the expiration of a Guarantee Period will be effective on the next business day after the expiration of the Guarantee Period. Requests made after the expiration of a Guarantee Period will be effective on the Business Day that we receive your request.
You may keep your Contract Value in the Access Account for up to six (6) months during each Guarantee Period transition. Once this time period expires, your Contract Value will be automatically transferred into a new Guarantee Period with a duration equivalent to the shortest of:
•the duration of the Guarantee Period immediately preceding transfer into the Access Account;
•if the same Guarantee Period duration is not available, the Contract will be renewed into the next higher available Guarantee Period; or
•the longest Guarantee Period duration that will expire prior to the Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
We may also transfer your Contract Value out of the Access Account upon spousal Contract continuation, in which event, the preceding Guarantee Period duration selection process will take place.
You may make a Full Surrender from the Access Account or annuitize your Contract without incurring surrender charges or an MVA. Refer to Appendix A for an illustration of the Full Surrender Value when Contract Value is in the Access Account.
You may not take partial surrenders while invested in the Access Account except under the following circumstances:
•required minimum distribution and 72(t)/(q) withdrawal programs, as defined by applicable tax law, that existed in the preceding Guarantee Period will continue uninterrupted upon transfer to the Access Account; or
•new required minimum distribution programs may be set up while in the Access Account, new 72(t)/(q) programs may not.
Participation in systematic withdrawal programs such as the Automatic Income Program where the above circumstances do not apply, will automatically terminate the program upon transfer to the Access Account.
If the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The effective date of the renewal Guarantee Period will be the transfer date from the Access Account to the renewal Guarantee Period. Unless otherwise specified, the duration of the renewal Guarantee Period will be the same as the Guarantee Period immediately before transferring your Contract Value to the Access Account. This Guarantee Period will remain in effect until the earlier of the settlement of the Death Benefit as provided by the Contract or the Guarantee Period expiration date.
How is the value of my Contract calculated before the Annuity Commencement Date?
We calculate your Contract Value by deducting any applicable premium tax from your Premium Payment, or your rollover or renewed Contract Value if you are in a subsequent Guarantee Period. We then credit your Contract Value on a daily basis with an amount that is equivalent to your Guarantee Period's interest rate on an annual basis and deduct any partial surrenders (including surrender charges and any MVA). Please refer to the example provided in Appendix A for more information.
What other features are available?
You may enroll in the following features (sometimes called a "Program") for no additional fee.
Automatic Income Program
This systematic withdrawal feature allows you to make partial surrenders up to your Annual Free Withdrawal Amount each Contract Year. You can choose the frequency of partial surrenders from:
•monthly
•quarterly
•semiannually
•annually
The minimum surrender is $100. If at the end of a Guaranteed Period you elect to transfer your Contract Value to the Access Account, your enrollment in this Program will automatically discontinue.
Extended Withdrawal Privilege Rider
When the Annuitant reaches age 72, the annual Extended Withdrawal Privilege on the Contract is the greater of:

•the Annual Free Withdrawal Amount; or
•the amount based on multiplying the Contract Value on December 31st of the previous calendar year by a percentage taken from the IRS tables currently in use, less surrenders made during the current Contract Year.
Any surrender greater than either of the two amounts described above will be subject to any applicable surrender charges and an MVA.
Reinstatement
The Owner has the option to request a reinstatement after a surrender (partial or full) upon return of the check with a written letter of instruction to us. Surrender charges from the surrender will be credited back to the Contract Value.
A. Charges and Fees
What happens if I request a surrender before the end of the Guarantee Period?
If you take money out of the Contract before the end of your Guarantee Period, the following charges may apply:
Surrender Charges
Surrender charges cover some of the expenses relating to the sale and distribution of the Contract, including commissions paid to Financial Intermediaries and the cost of preparing sales literature and other promotional activities.
Except as discussed below, we assess a surrender charge when you request a full or partial surrender. Surrender charges vary according to the following schedule (subject to state variations).

Guarantee	Surrender Charge
Period Year(1)	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6-10	2%	2%
When you request a surrender, we deduct the dollar amount you request from your Contract Value. Then we subtract the Annual Free Withdrawal Amount from funds then assigned to a Guarantee Period. This difference is then the amount subject to a surrender charge. We then determine the appropriate percentage of surrender charge to be deducted by reference to the applicable Surrender Charge Period. We deduct the surrender charge from the amount to be surrendered, and, provided there is no MVA, pay you that amount. Surrender charges are applied prior to assessing an MVA.
The following situations are NOT subject to a surrender charge:
•Surrenders made at the end of a Guarantee Period or within the first 30 days after electing a subsequent Guarantee Period;
•Partial surrender of not more than the Annual Free Withdrawal Amount;
•Upon death of the Annuitant, joint Owner or Owner;
•Admission to a nursing facility after satisfying certain conditions discussed below;
•Upon annuitization of your Contract (Annuity Commencement Date);
•Permissible duration exchanges;
•Upon cancellation during the right to examine period;
•Full Surrenders when Contract Value is invested in the Access Account; and/or
•Required Minimum Distributions from IRAs.
We will waive any surrender charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined, at the recommendation of a physician for medically necessary reasons, for at least 180 calendar days to a:
(a)  hospital recognized as a general hospital by the proper authority of the state in which it is located;
(b)  hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals;
(c)  facility certified by Medicare as a hospital or long-term care facility; or
(d)  nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day.
(1)  A Guarantee Period Year is measured from the Contract issue date, renewal date or Guarantee Period transfer date, as applicable to the surrender date. The surrender charge schedule will reset at each Guarantee Period renewal or transfer.

For the waiver to apply, you must:
(a)  have owned the Contract continuously since it was issued;
(b)  provide written proof of confinement satisfactory to us; and
(c)  request the surrender within 91 calendar days of the last day of confinement.
This waiver is not available if you, the joint Owner or the Annuitant is confined to any of the foregoing facilities when you purchased the Contract. An MVA may still be applicable. This waiver may not be available in all states.
Market Value Adjustment
The MVA is designed to compensate us for potential lost investment opportunities associated with premature surrenders. We assume that you will keep your Premium Payments invested for the duration of the Guarantee Period selected. We invest in various fixed income investments and hedging strategies to support Guarantee Rates. We may lose money if we are required to prematurely liquidate these investments at a discount. The MVA formula is intended to neutrally assess the charge you must pay to make up for certain losses. There is no minimum percentage of Contract Value that is exempt from an MVA. In the event that you make a surrender at a time when interest rates have declined, you may receive the benefit of positive market action. On the other hand, we could realize a loss when we sell the investments that support Guarantee Rates. In that situation, the MVA formula may result in a negative adjustment to your surrender.
The formula that will be used to determine the MVA is [(1 + i)/(1 + j)]n/12, where,
i =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the length of the then current Guarantee Period plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the Guarantee Period effective date;
j =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the remainder of the then current Guarantee Period (this will be interpolated as necessary) plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the date the MVA is applied; and
n = The number of complete months from the surrender date to the end of the then current Guarantee Period.
In the event that any index (or sub-indices) or rate is no longer available, we will use a substantially similar index (or sub-indices) or rate for determining the MVA. If a discontinued index or rate is not available for a Guarantee Period Renewal, we will use a substantially similar index (or sub-indices) or rate, as applicable. We will notify you of any changes in the availability of the index or rate, and the applicable substitute we will use. You may contact us for more information regarding the data used in the MVA formula.
CRC Select II is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg makes no representation or warranty, express or implied, to the owners of CRC Select II or any member of the public regarding the advisability of investing in securities generally or in CRC Select II particularly or the ability of the Bloomberg Indices, including without limitation, the HCRCIIa Option Adjusted Spread Index, to track general bond market performance. Bloomberg's only relationship to Talcott Resolution is the licensing of the HCRCIIa Option Adjusted Spread Index which is determined, composed and calculated by Bloomberg without regard to Talcott Resolution or CRC Select II. Bloomberg has no obligation to take the needs of Talcott Resolution or the owners of CRC Select II into consideration in determining, composing or calculating the HCRCIIa Option Adjusted Spread Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of CRC Select II to be issued or in the determination or calculation of the equation by which CRC Select II is to be converted into cash. Bloomberg has no obligation or liability in connection with the administration, marketing or trading of CRC Select II. Bloomberg and the Bloomberg Indices are trademarks of Bloomberg Finance L.P.
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY TALCOTT RESOLUTION, OWNERS OF THE CRC SELECT II PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO.

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(2)  "Constant Maturity Treasury" rates are yields interpolated by the U.S. Department of the Treasury from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank and are available at http://www.federalreserve.gov.
(3)  The HCRCIIa Composite Option Adjusted Spread Index is a customized composite index based on the option adjusted spreads of eight indices produced by Barclays Capital Inc. from time to time. These indices consist of: U.S. Corporate Investment Grade: Industrial - Intermediate, U.S. Corporate Investment Grade: Industrial - Utility - Intermediate, U.S. Corporate Investment Grade: Industrial - Financial Institutions - Intermediate, U.S. Asset Backed Securities (Fixed), U.S. CMBS Investment Grade, U.S. Securitized: MBS: Agency MBS, U.S. Corporate High Yield Intermediate and U.S Government Intermediate. We may change the relative weightings and sub-indices from time to time on a prospective basis; provided, however, the allocations established at initiation of a Guarantee Period will remain in effect until maturity of such Guarantee Period.

BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE CRC SELECT II PRODUCT OR HCRCIIA OPTION ADJUSTED SPREAD INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
Refer to Appendix A for illustrations of the MVA.
MVAs and surrender charges can cause the amount you would receive upon a Full Surrender to be less than your original Premium Payment.
We will apply an MVA unless you:
•transfer to a new Guarantee Period at the end of your current Guarantee Period;
•transfer to the Access Account;
•request distributions due to death;
•have a Required Minimum Distribution from an IRA;
•request a partial surrender of not more than the Annual Free Withdrawal Amount; or
•annuitize your Contract (Annuity Commencement Date) on a date that coincides with the end of a Guarantee Period.
Premium Taxes
A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other governmental entity. The tax, currently ranging from 0% to 3.5%, is assessed at the time purchase payments are made or when annuity payments begin. We will pay premium taxes at the time imposed under applicable law. We, in our sole discretion, may deduct premium taxes at the time we pay such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.
Other Charges
We may offer reduced fees and charges for certain Contracts that may result in decreased costs and expenses.
B. Surrenders
Are there any restrictions on partial surrenders?
Yes. If you request a partial surrender before we begin to make Annuity Payouts, there are two restrictions:
•The amount you want to surrender must be at least equal to $500 — our current minimum for partial surrenders, and
•The Contract must equal or exceed the Minimum Contract Value after the surrender.
The above restrictions do not apply to the Annual Free Withdrawal Amount.
We reserve the right to terminate your Contract and pay you the Contract Value minus any applicable charges or adjustments if your Contract Value is under the Minimum Contract Value after the surrender.
How do I request a surrender?
Requests for surrenders must be in writing. To request a full or partial surrender, complete a surrender form or send us a letter, signed by you, stating:
•the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges;
•your tax withholding amount or percentage, if any; and
•your mailing address.
If there are joint Owners, both must authorize all surrenders.
We may defer payment of any partial or Full Surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. If we defer payment more than 30 days, we will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

What tax consequences are associated with surrenders?
Prior to age 59½ — If you make a surrender prior to age 59½, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the surrender payment. Surrendering before age 59½ may also affect the continuing tax-qualified status of some Contracts.
More than one Contract issued in the same calendar year — If you own more than one Contract issued by us or our affiliates in the same calendar year, then these Contracts may be treated as one Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date.
C. Death Benefit
What is the Death Benefit and how is it calculated?
Before we begin to make Annuity Payouts, we will pay a Death Benefit upon the death of the Owner, joint Owner or Annuitant, provided there is no surviving Contingent Annuitant. The Death Benefit is calculated as of the date we receive a certified death certificate or other legal document acceptable to us at our Administrative Office. The Death Benefit we pay is equal to the Contract Value on the date we receive the requisite documents.
How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. An Owner may designate the manner in which the Beneficiary will receive the Death Benefit. The Death Benefit amount remains invested until complete settlement instructions are received from each Beneficiary. On the date we receive complete instructions from the Beneficiary, we will compute the Death Benefit amount to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive complete instructions on a non-Valuation Day, computations will take place on the next Valuation Day.
Unless we are otherwise instructed, we may in our discretion, issue the Beneficiary a draft book if your Beneficiary elects to receive the Death Benefit amount as a lump sum payment. The Beneficiary can write one draft for total payment of the Death Benefit, or write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment. Interest will be taxable to the Beneficiary in the tax year that it is credited. We may issue a check to the Beneficiary if the Beneficiary resides, or the Contract was purchased, in a state that imposes restrictions on this method of payment.
The Beneficiary may elect under the Annuity Proceeds Settlement Option "Death Benefit Remaining with the Company" to leave proceeds from the Death Benefit invested with us for up to five (5) years from the date of death if death occurred before the Annuity Commencement Date. The Beneficiary can take surrenders without paying surrender charges.
We reserve the right to inform the IRS in the event that we believe that any Beneficiary has intentionally delayed delivering proper proof of death in order to circumvent applicable Code proceeds payment duties. We shall endeavor to fully discharge the last instructions from the Owner wherever possible or practical.
The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA. For details on specific limitations pertaining to IRAs and other Tax-Qualified contracts please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
Required Distributions — if the Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five (5) years after death. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five (5) years.
If the Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option with a payout upon Death Benefit, any remaining value must be distributed at least as rapidly as under the Annuity Payout Option being used as of the Owner's death.
If the Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Owner.
Additional limitations and requirements for distributions apply to Tax Qualified contracts. Please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
What should the Beneficiary consider?
Alternatives to the Required Distributions — the selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one (1) year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal contract continuation — if the Owner dies, the Owner's spouse (if allowed under applicable federal tax law), if named as sole Beneficiary, may elect to continue the Contract as the new Owner. This spousal continuation is available only once for each Contract. The spouse may alternatively elect to receive the Death Benefit in one lump sum payment or have the Death Benefit paid under one of the Annuity Payout Options.
In the event of the death of the Owner when there is no joint Owner, the Annuitant (Contingent Annuitant if applicable) is alive and the spouse is the sole beneficiary, unless the spouse elects to be paid through another death benefit option, the Contract will continue with the spouse as the Owner and all rights of the original Owner shall become the spouse's.
Death Benefit while in the Access Account — if the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the Settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The renewal will be effective as of the date of transfer from the prior Guarantee Period Access Account expiration date, and will be established using the same duration, allocation and account(s), as applicable, previously selected by the Contract Owner associated with the prior Guarantee Period. This will remain in effect until the earlier of the Settlement of the Death Benefit as provided by the Contract or the Guarantee Period Expiration Date.
Who will receive the Death Benefit?
The distribution of the Death Benefit is based on whether death is before, on or after the Annuity Commencement Date. The following tables describe common scenarios. Under certain circumstances; however, a Death Benefit may not be payable.
If death occurs before the Annuity Commencement Date:

If the deceased is the . . .	and . . .	and . . .	then the . . .
Owner	There is a surviving joint Owner	The Annuitant is living or deceased	Joint Owner receives the Death Benefit.
Owner	There is no surviving joint Owner	The Annuitant is living or deceased	Designated Beneficiary receives the Death Benefit.
Owner	There is no surviving joint Owner or surviving Beneficiary	The Annuitant is living or deceased	Owner's estate receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	There is no named Contingent Annuitant or there is no Contingent Annuitant	Designated Beneficiary receives the Death Benefit.
Annuitant	The Owner is living	There is no named Contingent Annuitant	The Owner is presumed to be the Contingent Annuitant and the Contract continues. The Owner may waive this presumption and receive the Death Benefit.
Annuitant	The Owner is living	The Contingent Annuitant is living	Contingent Annuitant becomes the Annuitant, the designated Beneficiary remains the Beneficiary and the Contract continues.
If death occurs on or after the Annuity Commencement Date:

If the deceased is the . . .	and . . .	then the . . .
Owner	The Annuitant is living	Designated Beneficiary becomes the Owner and Payments continue.
Annuitant	The Owner is living	Owner receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	Designated Beneficiary receives the Death Benefit.

D. Annuity Payouts
1. When do you want Annuity Payouts to begin?
You select an Annuity Commencement Date when you purchase your Contract or at any time before we begin making Annuity Payouts. You may change the Annuity Commencement Date by notifying us before we begin to make Annuity Payouts.
The Annuity Commencement Date cannot be deferred beyond the end of the Guarantee Period immediately following the Annuitant's 90th birthday or the end of the Guarantee Period immediately following the end of the 10th Contract Year, whichever is later. You may elect a later date to begin receiving payments, subject to the laws and regulations then in effect, your broker-dealer's protocols, if any and our prior approval. Unless you elect an Annuity Payout Option before the Annuity Commencement Date, we will begin to make Annuity Payouts under the Life Annuity with a 10-Year Period Certain Annuity Payout Option.
If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, an MVA will apply. In that case, we will determine the amount available for Annuity Payouts by taking your Contract Value, deducting any applicable premium taxes and then multiplying that amount by the MVA. No MVA will apply if the Annuity Commencement Date coincides with the end of your Guarantee Period.
If you rollover into a subsequent Guarantee Period or transfer to a Guarantee Period of a different duration, you cannot rollover or transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. For example, if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to rollover or transfer into a new Guarantee Period with a duration longer than three (3) years unless you extended your Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date.
2. Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. We may at times offer other Annuity Payout Options. Once Annuity Payouts begin, you cannot change the Annuity Payout Option.
Life Annuity — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first Payout, two Annuity Payouts if the Annuitant dies after the second Payout, and so forth.
Life Annuity with a Cash Refund — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. At the death of the Annuitant, if the Contract Value on the Annuity Commencement Date minus any premium tax is greater than the sum of all Annuity Payouts already made, any difference will be paid to the Beneficiary.
Life Annuity with Payments for a Period Certain — We make Annuity Payouts during the lifetime of the Annuitant but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If, at the death of the Annuitant, Annuity Payouts have been made for less than the minimum elected number of years, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
Joint and Last Survivor Life Annuity — We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages represent actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Joint and Last Survivor Life Annuity with Payments for a Period Certain — We make Annuity Payouts for so long as either the Annuitant or Joint Annuitant is living, but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If at the death of the last surviving Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary or the Beneficiary can elect to receive the present value of the remaining payments in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations. To calculate the present value we will use an interest rate determined in our discretion. When choosing this option, you must decide what will happen to the Annuity Payments after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages reflect actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Payments For a Period Certain — We will make Annuity Payouts for the number of years that you select. During the first Contract Year, you can select any period between ten (10) years and 100 years minus the Annuitant's age. After the first Contract Year, you can select any period between five (5) and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payouts have been made for less than the period certain, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
•You cannot surrender your Contract once Annuity Payouts begin.
•Qualified Contracts — if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
•Automatic Annuity Payments — if you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain.
Annuity Proceeds Annuity Option — Amounts otherwise payable as a death benefit left in the Contract for a period not to exceed five (5) years from the date of any Contract Owner or Annuitant's death prior to the Annuity Commencement Date will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five (5) year period, the beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the period of five (5) years from the date of the Contract Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of any surrender; however, the remaining value will equal the death benefit, minus any Gross Surrender Values, plus any interest earned.
3. How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:
•monthly
•quarterly
•semiannually
•annually
Once you select a frequency, it cannot be changed after the Annuity Commencement Date. If you do not make a selection, the Payee will receive monthly Annuity Payouts. The first payment must be at least equal to the minimum payment amount according to our rules then in effect. If at any time, payments become less than the minimum payment amount, we have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, we may make an alternative arrangement with you.
4. How are Annuity Payouts calculated?
The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the Annuity Payout Options. Under the Life Annuity, Life Annuity with Cash Refund and Life Annuity with Payments for a Period Certain, the amount of each Annuity Payout will depend upon the age and gender of the Annuitant at the time the first Annuity Payout is due. Under the Joint and Last Survivor Life Annuity and Joint and Last Survivor Life Annuity with Payments for a Period Certain, the amount of the first Annuity Payout will depend upon the gender of both Annuitants and their ages at the time the Annuity Payout is due.
Gender will not be used to determine the amount of the Annuity Payouts if the Contract is issued to qualify under certain sections of the Code. If gender is used to determine the amount of Annuity Payouts, the Annuity tables in the Contract will provide guaranteed minimum rates of payment for male Annuitants and female Annuitants.
The fixed payment Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 2.5%. The table for the Payments for a Period Certain Annuity Payout Option is based on an interest rate of 2.5% per annum.

The Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are age dependent. The amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then attained age. The age setback is as follows:

Date of First Payment	Age Setback
2009 - 2014	2 years
2015 - 2019	3 years
2020 - 2029	4 years
2030 - 2039	5 years
2040 or later	6 years

E. Miscellaneous
1. Definitions
The following terms are capitalized throughout this prospectus.
Access Account — An account where the Contract Value may be temporarily invested at the end of any Guaranteed Period.
Administrative Office: Our overnight mailing address is Talcott Resolution - Annuity Service Operations, 6716 Grade Lane, Building 9, Louisville, KY 40213. Our standard mailing address is Talcott Resolution - Annuity Service Operations, PO Box 14293, Lexington, KY 40512-4293.
Annuitant — The person on whose life this Contract is issued.
Annuity Commencement Date — The date we start to make Annuity Payouts.
Annual Free Withdrawal Amount — This amount equals any interest credited to the Contract Value during the 12 months prior to the Surrender Date that was not previously withdrawn.
Beneficiary — The person(s) entitled to receive benefits pursuant to the Contract following the death of the Owner(s) or Annuitant, as applicable.
Business or Valuation Day — Any day that we, and for so long as, the New York Stock Exchange is open.
Code — The Internal Revenue Code of 1986, as amended.
Contingent Annuitant — The person you may designate to become the Annuitant if the Annuitant dies prior to the Annuity Commencement Date.
Contract — The individual annuity contract and any endorsements or riders. The terms "Contract" and "annuity" are used synonymously throughout this prospectus.
Contract Anniversary — The annual anniversary of the date that a Contract is issued. If the Contract Anniversary Date falls on a non-Business Day, then the Contract Anniversary will be the preceding Business Day.
Contract Value — The sum of your Premium Payment and all interest earned minus any Full or Partial Surrenders (including applicable Surrender Charges, premium taxes and MVAs previously applied).
Contract Year — The twelve (12) month period between Contract Anniversaries, beginning on the date that the Contract is issued.
Death Benefit — The amount that we will pay upon the death of the Owner(s) or the Annuitant, as applicable.
Full Surrender — The full liquidation of your Contract upon which you will receive the net Surrender Value.
Gross Surrender Value — The amount deducted from your Contract Value (including applicable Surrender Charges, Premium Taxes and MVA).
Guaranteed Interest Account or Account — During the initial Guarantee Period and any subsequent Guarantee Periods, the Contract Value is allocated to this account and earns interest that is guaranteed at a rate that we determine for such Guarantee Period duration as then offered by us. This account is not part of any separate account of the Company. Instead, it is a notional account for purposes of tracking the values in your Contract.
Guarantee Rate: The then current interest rate for available Guarantee Periods quoted by us from time to time.
Guarantee Period(s) — The period offered by us and elected by you for which either an initial or renewal interest rate will be credited.
Joint Annuitant — The person on whose life Annuity Payouts are based if the Annuitant dies after the Annuity Calculation Date. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

Market Value Adjustment (MVA) — A positive or negative adjustment applied in the determination of your Gross Surrender Value after the Annual Free Withdrawal Amount is taken into consideration, if applicable, and after Surrender Charges are deducted, if applicable.
Minimum Contract Value — The lowest Contract Value needed to sustain a Contract.
Net Surrender Value — The amount payable upon a partial or Full Surrender or commutations after any applicable Surrender Charges, Premium Taxes and MVA have been applied.
Owner or you — The owner or holder of this Contract.
Talcott Resolution, we, us or our — Talcott Resolution Life Insurance Company.
2. Ownership Changes
We reserve the right to approve all ownership changes, including any assignment of your Contract (or any benefits) to others or the pledging of your Contract as collateral.
3. Assignment
A non-qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a non-qualified Contract may require the payment of income taxes and certain penalty taxes. A qualified Contract may not be transferred or otherwise assigned (whether directly or used as collateral for a loan), unless allowed by applicable law and approved by us in writing. We can withhold our consent for any reason. We are not obligated to process any request for approval within any particular time frame. Please consult a qualified tax adviser before assigning your Contract.
4. Speculative Investing — Do not purchase this Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme. By purchasing this Contract you represent and warrant that you are not using this product, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.
5. Amendment of Contracts
We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required in order to conform the Contract to applicable law. No modification will affect the method by which Contract Values are determined. We will notify you in writing of any Contract amendments.
6. State Variations
Your Contract may be subject to variations required by various State insurance departments. Variations are subject to change without notice.
California, Connecticut and New Jersey — In addition to a surviving spouse who is the designated beneficiary, contract continuation is available for a designated beneficiary who is a registered domestic partner or civil union partner pursuant to, or otherwise recognized by, state law, subject to the provisions of section 72(s)(3) of the Internal Revenue Code. In the event the designated beneficiary seeks to continue the contract, and the designated beneficiary is not treated as the "holder" under section 72(s)(3) of the Internal Revenue Code (which is the case under current federal law for a civil union or domestic partner), the distribution requirements of Internal Revenue Code section 72(s)(1) and (2) (which require distributions to begin within five (5) years of the death of holder or at least as rapidly as the distribution method previously commenced by the holder) shall apply. Contract continuation may be elected once with respect to this contract.
Florida — The Annuity Commencement Date may be changed by you to a date not earlier than one (1) year after the Contract issue date and not beyond the end of the Guarantee Period immediately following the later of the Annuitant's 90th birthday or the 10th Contract Year unless the Contract Owner elects a later Annuity Commencement Date in writing, subject to laws and regulations then in effect and our approval. If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, we will apply your Contract Value, less any applicable premium taxes, to purchase the modal income payments under the Life Annuity Payout Option without applying an MVA. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no MVA will be applied in the determination of the monthly income payments for any of the Annuity Options. No Surrender Charge will be applied upon annuitization at any time. We may offer additional Annuity Options in addition to those described above.

The contingent deferred sales charge schedule is as follows:

Guarantee Period Year	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6	2%	2%
7	2%	2%
8	2%	2%
9	1%	1%
10	0%	0%
Maryland — No full or partial surrenders at the end of a Guarantee Period shall be subject to a Surrender Charge or MVA for Charitable Remainder Trusts only.
Massachusetts — Nursing home waiver of surrender charge rider is not permitted.
New York — The contingent deferred sales charge schedule is as follows:

		Subsequent Guarantee Period
Guarantee Period Year	Initial Guarantee Period	Five years or longer	Four years or less
1	7%	5%	4%
2	6%	4%	3%
3	5%	3%	2%
4	4%	2%	1%
5	3%	1%	0%
6	2%	0%	0%
7	1%	0%	0%
8	0%	0%	0%
9	0%	0%	0%
10	0%	0%	0%
Pennsylvania — The eligible confinement requirement under the nursing home sales charge waiver is reduced from 180 to 90 days.
7. The Company
Talcott Resolution is a stock life insurance company. Talcott Resolution is authorized to do business in all states of the United States and the District of Columbia. Talcott Resolution was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our corporate offices are located at 1 Griffin Road North, Windsor, Connecticut 06095. Effective on or about September 1, 2023, our corporate offices will be located at 1 American Row, Hartford, CT 06103. For additional information about Talcott Resolution, please see "Information About Talcott Resolution Life Insurance Company and Financial Statements."
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
8. Investments by Talcott Resolution
Our assets must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate and commercial mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized, non-insulated separate account. Separate account assets may be commingled with investments from other modified guaranty annuity contracts. Owners have no priority claims on assets accounted for in this separate account. All our assets, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet our general obligations. Subject to state insurance department approvals, we may transfer assets between the separate account and our general account from time to time.
In establishing Guarantee Rates, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the Contracts. Our investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade (or comparable investment quality) debt instruments having durations tending to match the applicable Guarantee Periods. The foregoing notwithstanding, we may also invest in other securities; including but not limited to, U.S. Treasury obligations, U.S. Government agency and instrumentality obligations, mortgage-backed securities and high-yield (junk) bonds. We are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by applicable law. The investment strategy applied to separate account investments from these contracts may not necessarily be consistent with investment strategies applied with respect to investments from other modified guaranty annuity contract investments held within this separate account.
Assets and reserves associated with the Access Account will be held in our General Account. Owners have no priority claims on assets accounted for in this account. All our assets are available to meet the guarantees under the Contracts and are available to meet our general obligations.
9. Experts
The consolidated financial statements and the related financial statement schedules of Talcott Resolution Life Insurance Company as of December 31, 2022 and 2021 (Successor Company), and for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company), and for the year ended December 31, 2020 (Predecessor Company), included in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and financial statement schedules are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is City Place I, 33rd Floor, 185 Asylum Street, Hartford, Connecticut 06103-3402.
10. How Contracts are sold
This Contract is no longer available for purchase.
We have entered into a distribution agreement with our affiliate TDC under which TDC serves as the principal underwriter for the Contracts. TDC is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of TDC is the same as ours.
TDC has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to TDC for sales of the Contracts by Financial Intermediaries. TDC, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2022. Contracts were sold by individuals who were appointed by us as insurance agents and who were investment professionals of Financial Intermediaries.
Financial Intermediaries receive commissions. Certain selected Financial Intermediaries also receive additional compensation. All or a portion of the payments we make to Financial Intermediaries may be passed on to investment professionals according to Financial Intermediaries' internal compensation practices.
Commission arrangements may vary from one Financial Intermediary to another. Under certain circumstances, your investment professional may be required to return all or a portion of the commissions paid.
11. Telephone Transfers
You may transfer your Contract Value to the Access Account or effect a variety of financial transactions by telephone. We will use reasonable procedures to confirm that your instructions are genuine. We require verification of account information and will record telephone instructions on tape. You will receive written confirmation of all financial transactions.
We may be liable for following unauthorized instructions if we fail to follow our established security procedures. However, you will bear the risk of a loss resulting from instructions entered by an unauthorized third party that we reasonably believe to be genuine.
We may modify or terminate these privileges at any time. You may find it difficult to exercise these privileges during times of extreme market volatility or due to circumstances beyond our control. We are not responsible for lost investment opportunities associated with your failure to transact business with us through the Internet, Interactive Voice Response or over the telephone.
Legal Opinion
Christopher Grinnell, Associate General Counsel for Talcott Resolution has passed upon the validity of the interests in the Contracts described in this prospectus.

Cybersecurity and Disruptions to Business Operations
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, intermediary and other affiliated or third-party service provider may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There may also be an increased risk of cyber-attacks during periods of geopolitical or military conflict (such as Russia's invasion of Ukraine and the resulting response by the United States and other countries). There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters, including public health crises (such as COVID-19), terrorist acts, and other severe events that could adversely affect our ability to conduct our business operations. While we have adopted a business continuity plan and taken precautions, we cannot assure you that such events will not result in short- or long-term interruptions to our business operations, particularly if such events affect our computer systems or result in a significant number of our employees becoming unavailable. Interruptions to our business operations may interfere with our ability to effectively administer the Contract, including our ability to process orders and calculate Contract Value. Our third-party service providers and other third-parties related to our business (such as financial intermediaries or, in the case of our variable products, underlying funds) are subject to similar risks, risks of political instability, and disruptions to their business operations may cause interruptions to our own business operations. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of Contract-related transactions, including orders from Contract owners.
Status Pursuant to Securities Exchange Act of 1934
Talcott Resolution relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences.
The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trusts or estates that are subject to United States federal income tax, regardless of the source of their income. See "Non-Resident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. persons.
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require us to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the IRS and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the IRS and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by us against your own records, and in consultation with your own tax advisor, and should notify us if you find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of Talcott Resolution and the Separate Account
We are taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. We will own the assets underlying the Contracts. The income earned on such assets will be our income.
C. Taxation of Annuities - General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person);
•A contract acquired by the estate of a decedent by reason of such decedent's death;
•Certain contracts acquired with respect to tax-qualified retirement arrangements;
•Certain contracts held in structured settlement arrangements that may qualify under Code Section 130; or
•A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the estate or trust's adjusted gross income for the taxable year.
2.  Other Contract Owners (Natural Persons).
An owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts, which were purchased prior to August 14, 1982. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon exceeding of certain income thresholds.
a.  Amounts Received as an Annuity.
Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total premium payments less amounts received which were not includable in gross income equal the “investment in the contract.”
i.When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.
ii.To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".
b.  Amounts Not Received as an Annuity.
i.To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”
ii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and (2) shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the “investment in the contract.”
iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).
iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a.
v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.
vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a.
vii. If you receive services for your Contract from a third-party financial intermediary who charges an advisory fee for their services and you elect to pay the advisory fee by taking withdrawals from your Contract Value, any amounts paid may be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a. and in general may be subject to federal and state income taxes and a 10% federal penalty tax.

c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.b., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax - Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:
1.  Distributions made on or after the date the taxpayer has attained the age of 59½.
2.  Distributions made on or after the death of the holder or, where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).
5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent, that such amount received or deemed received does not exceed such pre-8/14/82 investment; such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions.
i.  Death of owner or primary Annuitant
Subject to the alternative election or spouse beneficiary provisions in ii or iii below:
1.  If any owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
2.  If any owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.  If the owner is not an individual, then for purposes of 1 or 2 above, the primary annuitant under the Contract shall be treated as the owner, and any change in the primary annuitant shall be treated as the death of the owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of an owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of an owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner
Upon the death of the Contract owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract owner, rather than the spouse of the Contract owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract owner.
g.  Addition of Rider or Material Change
The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges
The owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). The IRS in Revenue Procedure 2011-38, indicated that a partial exchange made on or after October 24, 2011 will be treated as a tax-free exchange under Code Section 1035 if there is no distribution from or surrender of, either contract involved in the exchange within 180 days of such exchange. Amounts received as annuity payments for a period of at least 10 years on one or more lives will not be treated as distributions for this purpose. If a transfer does not meet the 180-day test, the IRS will apply general tax rules to determine the substance and treatment of the transfer.
We advise you to consult with a qualified tax adviser as to the potential tax consequences before attempting any partial exchanges.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding according to current default methodology, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. If the necessary "election out" forms are not submitted to us in a timely manner, we will withhold tax as if the recipient were married claiming three exemptions, and remit the tax to the IRS.
Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" below for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon an owner's death, whether before or after the Annuity Commencement Date, is generally includable in the owner's estate for federal estate tax purposes. Similarly, prior to the owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37½ or more years younger than an owner or (2) a grandchild (or more remote further descendent) of an owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.
H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by us, the owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
I. Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the owner of a Contract, as recorded on our books and records. If you are purchasing a Qualified Contract, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Account Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, or other restrictions and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) may elect to provide for a separate account or annuity contract that accepts after-tax employee contributions and is treated as a "Deemed IRA" under Code Section 408(q), which is generally subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.
a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible to make contributions, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to take required minimum distributions ("RMDs") when the owner reaches their required beginning date (age 70½, 72, 73, or 75 depending on their date of birth) or dies, as described below, may result in imposition of a 25% (after 2022) or 50% (before 2023) additional tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the owner reaches age 59½ or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to your Traditional IRA or another Qualified Plan. In addition, under Code Section 402(c)(11), a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant).
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% additional tax for failure to make a full RMD, and to the 10% additional tax on premature distributions, as described below. In addition, the 10% additional tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract owner's lifetime. Generally, however, upon the owner's death the amount remaining in a Roth IRA must be distributed in accordance with the rules similar to those of a traditional IRA. Prior to January 1, 2018, the owner of a Traditional IRA or other qualified plan assets could recharacterize a Traditional IRA into a Roth IRA under certain circumstances. Effective January 1, 2018, a Traditional IRA or other qualified plan cannot be recharacterized as a Roth IRA. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a “governmental employer” is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an “Eligible Deferred Compensation Plan” or “Section 457(b) Plan.” Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant’s includible compensation or (2) the applicable dollar amount ($22,500 for 2023). The Plan may provide for additional “catch-up” contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 701⁄2, (2) the participant has a severance from employment (including death), (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations), or (4) distributions made after 12/31/2025 for qualified long term care distributions as described in Code Section 401(a)(39).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
4. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Account Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, additional taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2011, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
5. Additional Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal additional taxes not just on premature distributions, but also on excess contributions and failures to take required minimum distributions ("RMDs"). Additional taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The additional taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.  Additional Taxes on Premature Distributions
Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59½. However, this 10% additional tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually - "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year;
(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty, or
(viii) for the birth or adoption of a child under Code Section 72(t)(2)(H).
(ix) made an account of an IRS levy on the Qualified Plan under Code Section 72(t)(2)(A)(vii); or
(x) made as a "direct rollover" or other timely rollover to an Eligible Retirement Plan, as described below.
In addition, the 10% additional tax does not apply to a distribution from an IRA that is either:
(xi)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;
(xii)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);
(xiii)  for a qualified first-time homebuyer and meets the requirements of Code Section 72(t)(8);
(xiv) made after 12/31/2023 for certain emergency expenses pursuant to Code Section 72(t)(2)(I);
(xv) made after 12/31/2023 for domestic abuse cases pursuant to Code Section 72(t)(2)(K);
(xvi) for a terminally ill individual pursuant to Code Section 72(t)(2)(L);
(xvii) in connection with federally declared disasters pursuant to Code Section 72(t)(2)(M); or
(xviii) made after 12/29/2025 for qualified long term case distributions pursuant to Code Section 72(t)(2)(N).
If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., additional tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% additional tax rate is increased to 25%.
b.  RMDs and 25% to 50% Additional Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 25% (after 2022) or 50% (before 2023) additional tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:
(i)  the calendar year in which the individual attains:
(a) Age 70-1/2 for tax years through 2019;
(b) Age 72 for tax years 2020 through 2022;
(c) Age 73 for tax years 2023 through 2032;
(d) Age 75 for tax years after 2032; or
(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
Different rules apply to beneficiaries if an individual died prior to 2020 or in 2020 and subsequent years.
(i)    Individuals who died prior to 2020
(a)    If an individual dies before reaching the Required Beginning Date, the individual’s entire interest generally must be distributed within 5 years after the individual’s death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 70-1/2.

(b)    If an individual dies after RMDs have begun for such individual, any remainder of the individual’s interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual’s death.
(ii)    Individuals who die in 2020 and subsequent years
(a)    For eligible designated beneficiaries as defined in Code Section 401(a)(9)(E)(ii), the RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 72.
(b)    For all other designated beneficiaries the individual’s entire interest generally must be distributed by the end of the calendar year containing the tenth anniversary of the individual’s death.
The RMD rules that apply while the Contract owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the owner apply to all Qualified Plans, including Roth IRAs. In addition, if the owner of a Traditional or Roth IRA dies and the owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% additional tax for RMDs if such additional RMD amount is not timely distributed.
6. Tax Withholding for Qualified Plans
Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "Rollover Distributions"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "Rollover Distributions"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."
Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.
Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under-estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.
7. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to federal income tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan or other Qualified Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover," the missing amount that is not rolled over remains subject to normal income tax plus any applicable additional tax (e.g., 10% additional tax on early distributions).
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:
a.    an RMD amount;
b.    one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or
c.    any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution additional tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to one per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS.
Other rules and exceptions may apply, so please consult with a qualified tax adviser.

Information About Talcott Resolution Life Insurance Company and Financial Statements
Forward-Looking Statements
Certain of the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.
Forward-looking statements are based on management's current expectations and assumptions regarding future economic, competitive, legislative and other developments and their potential effect upon Talcott Resolution Life Insurance Company and its subsidiaries (collectively, the “Company”). Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from expectations, depending on the evolution of various factors, including the risks and uncertainties identified below, as well as factors described in such forward-looking statements or in Part I, Item 1A. Risk Factors, in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and those identified from time to time in our other filings with the Securities and Exchange Commission ("SEC").
•Risks Relating to Economic, Political and Global Market Conditions:
◦challenges related to the Company's current operating environment, including global, political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on our products, the returns in our investment portfolios and the hedging costs associated with our annuity block;
◦financial risk related to the continued reinvestment of our investment portfolios and performance of our hedge program for our declining annuity block;
◦market risks associated with our business, including changes in credit spreads, equity prices, interest rates, market volatility and foreign exchange rates;
•Insurance Industry and Product-Related Risks:
◦volatility in our statutory earnings and earnings calculated in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and potential material changes to our results resulting from our risk management program emphasizing protection of economic value;
◦the possibility of a public health crisis, terrorist attack, or other natural or man-made disaster that may increase the Company’s mortality exposure and adversely affect its businesses;
◦the possibility of losses from increased life expectancy trends among policyholders receiving long-term life contingent benefit payments;
◦the possibility that the liability reserves for our payout annuities may be inadequate if there are medical improvements or other technological improvements that change our mortality assumptions;
◦the possibility of policyholders utilizing benefits within their fixed or variable annuity contracts in a manner or to a degree different than Company expectations, particularly during adverse market conditions;
•Financial Strength, Credit and Counterparty Risks:
◦risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company's financial strength and credit ratings or negative rating actions or downgrades relating to our investments;
◦the impact on our statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;
◦losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;

◦the potential that the allowance for credit losses ("ACL") on reinsurance is inadequate for losses due to our reinsurers' unwillingness or inability to meet their obligations under reinsurance contracts;
◦regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;
•Risks Relating to Estimates, Assumptions and Valuations:
◦risk associated with the use of analytical models in making decisions in key areas such as capital management, hedging and reserving;
◦the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the Company’s fair value estimates for its investments and the evaluation of credit losses on fixed maturities, available-for-sale ("AFS") securities;
◦the potential for further acceleration in amortization of the value of the business acquired ("VOBA") and an increase in reserve for certain guaranteed benefits in our variable annuities;
◦the potential for impairment on goodwill balances;
◦the potential for valuation allowances against deferred tax assets;
•Strategic and Operational Risks:
◦the Company’s ability to effectively administer its products without disruption, maintain the availability of its systems and safeguard the security of its data in the event of a public health crisis or other disaster, cyber or other information security incident or other unanticipated event;
◦the potential for difficulties arising from outsourcing and similar third-party relationships;
◦the ability of the Company's assumed reinsurance counterparties to effectively administer its ceded and assumed reinsured products and provide timely and accurate reporting under the reinsurance agreement;
◦the risks, challenges and uncertainties associated with the Company's initiatives and other actions, which may include acquisitions and divestitures;
•Regulatory and Legal Risks:
◦the cost and other potential effects of increased regulatory and legislative developments, including those that could adversely impact the Company’s operating costs and required capital levels;
◦unfavorable judicial or legislative developments;
◦the impact of potential changes in accounting and financial reporting requirements of the liability for future policy benefits, including how we account for our long-duration insurance contracts, including the discounting of life contingent fixed annuities; and
◦the impact of potential legislative changes relating to the taxation of the Company.
Any forward-looking statement made by the Company in this document speaks only as of the date of this report. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
DESCRIPTION OF BUSINESS
(Dollar amounts in millions unless otherwise stated)
General
Talcott Resolution Life Insurance Company, together with its consolidated subsidiaries, (collectively, "TL," the "Company," "we" or "our") is a life insurance and annuity company and comprehensive risk solutions-provider in the United States ("U.S.") and is a wholly-owned subsidiary of TR Re, Ltd. ("TR Re"), a Bermuda based entity. Talcott Resolution Life, Inc. ("TLI"), a Delaware corporation and Talcott Holdings, L.P. ("THLP") are indirect parents of the Company and the Company has an ultimate parent of Talcott Financial Group, Ltd. ("TFG").

On June 30, 2021, the Company’s previous indirect owner, Hopmeadow Holdings GP LLC, completed the sale of the Company (the "Sixth Street Acquisition") through the merger of an affiliate of Sixth Street, a global investment firm, with and into THLP pursuant to an Agreement and Plan of Merger (the “Agreement"). Through the Agreement, TFG indirectly obtained 100% control of THLP and its life and annuity operating subsidiaries for a total purchase price of approximately $2.2 billion, comprised of a $500 pre-closing dividend and cash of $1.7 billion.
On November 1, 2022, the Company entered into a reinsurance agreement with The Guardian Insurance & Annuity Company, Inc. (“GIAC” or "Guardian") to reinsure $7.1 billion in variable annuity reserves, primarily comprised of contracts with living withdrawal benefit and death benefit riders. Pursuant to such agreement, the Company assumed 100% of $439 in general account reserves on a coinsurance basis and assumed 100% of $6.7 billion in separate account reserves on a modified coinsurance basis. The Company acquired general account assets to support the assumed reserves and received $121 in cash from GIAC upon closing, primarily relating to a ceding commission of $65 and by cash settlements. The Company recorded a deferred gain upon the effective date for approximately $90.
On December 30, 2021, the Company entered into a reinsurance agreement with Allianz Life Insurance Company of North America ("Allianz") to assume $8.0 billion of fixed indexed annuities ("FIA") reserves ("Inforce Agreement"). The Company assumed 100% of one block ($5.0 billion of FIA reserves) and 5% of another block ($3.0 billion of FIA reserves) on a coinsurance basis and the Company acquired general account assets to support these assumed reserves. Certain of the FIAs included living withdrawal benefits. The Company paid $693 to Allianz upon closing, primarily relating to a ceding commission of $866, offset by cash settlements. The Company will participate in an aggregated hedging pool administered by Allianz, whereby the Company will pay Allianz a fee in order to participate in the pool and will receive an index credit payout based on the level of participation in the pool. A deferred gain on reinsurance was recorded in other liabilities upon the effective date for approximately $25 and will be recognized in income over the expected life of the underlying policies. On July 29, 2022, the Company executed a flow reinsurance agreement with Allianz. Under the terms of the transaction, the Company assumed certain FIA contracts issued by Allianz after August 2, 2022 on a coinsurance basis ("Flow Agreement"). Allianz will continue to service and administer the policies reinsured under the Inforce Agreement and Flow Agreement as the direct insurer of the business. On December 31, 2022, the Company retroceded 75% of the business assumed from Allianz to TR Re on a modified coinsurance basis. As a result of the retrocession, the Company recorded a deferred gain of approximately $137.
On December 30, 2021, the Company entered into an affiliated reinsurance agreement with its parent TR Re. Pursuant to such reinsurance agreement, the Company generally ceded 50% of reserves related to variable annuity and payout annuity blocks, with 100% of certain variable annuity guarantees and certain structured settlement contracts ceded at a lesser quota share percentage. All but the Company’s terminal funding block was ceded on a modified coinsurance basis, with the terminal funding block ceded on a coinsurance with funds withheld basis. The reinsured business ceded was the Company's direct written business and was not previously assumed. The Company recorded a deferred gain on reinsurance of approximately $805 and will be recognized in income over the expected life of the underlying policies. The Company will continue to service and administer the policies as insurer of the reinsured block of business and will remain responsible for fulfilling its obligations to policyholders. The Company paid TR Re $100 in ceding commission and an additional $84 to settle tax balances associated with the transaction as part of the arrangement.
On December 30, 2021, pursuant to a reorganization approved by the Connecticut Department of Insurance ("CTDOI") on November 18, 2021, TLI contributed the Company to TR Re and TR Re subsequently became the Company's direct parent. TR Re was formed on June 28, 2021 and is an approved Class E insurer under the Bermuda Monetary Authority.
On September 17, 2021, the Company executed a flow reinsurance transaction with Lincoln National Corporation's ("Lincoln") insurance subsidiary, The Lincoln National Life Insurance Company. Under this reinsurance transaction, the Company coinsured a living benefit rider on variable annuity contracts issued by Lincoln between April 1, 2021 through June 30, 2022 up to a maximum of $1.5 billion of reinsured deposits. In June 2022, the Company entered into an extension of the agreement through June 30, 2023, at a lower quota share for contracts issued subsequent to June 30, 2022. Lincoln will continue to service and administer the policies as direct insurer of the business.
In conjunction with the sale from The Hartford Financial Services Group ("The Hartford") in 2018, the Company entered into a five year transition services agreement with The Hartford to provide general ledger, cash management, investment accounting and information technology infrastructure services. In March 2019, the Company converted its existing transition services agreement for investment accounting services into an administrative service agreement, which expires in May 2023. The transition services agreement with The Hartford for the remaining services ended in 2020, as those services had fully transitioned to the Company.

Organization
The Company's vision is to be an innovative thought-leader and solutions-provider for the life insurance industry while honoring the Company's obligations to its contractholders. As of December 31, 2022, the Company managed approximately 490 thousand annuity contracts with an account value of approximately $37 billion, gross of reinsurance, and private placement life insurance with an account value of approximately $39 billion. Since the Sixth Street Acquisition and as of December 31, 2022, the Company has assumed fixed indexed annuities of approximately $6 billion and variable annuities of approximately $7 billion.
The Company’s results of operations are primarily influenced by the financial results of the variable annuity, fixed and payout annuity, reinsured FIA products, and private placement products, as well as the capital gain and loss activity associated with the Company’s variable annuity hedging program. Total assets and total stockholder’s equity were $153.1 billion and $614, respectively, as of December 31, 2022.
Upon the Company's acquisition by Sixth Street, the Company's strategy changed to be one of a life insurance aggregator through reinsurance. Since the Sixth Street Acquisition, the Company has participated in multiple assumed reinsurance transactions that have positioned the Company, as part of the Talcott Financial Group, as a leading participant in this area of the life insurance marketplace .
Prior to the Sixth Street Acquisition, the Company ceased new sales in 2012, the Company previously sold fixed and variable annuities, individual life insurance, retirement plans, payout annuity products, private placement life insurance and group life and group and individual disability benefits. In 2013, the Company sold its retirement plans business and substantially all of its individual life business via reinsurance transactions.
The individual annuity business includes both variable and fixed annuities with many contracts in an asset accumulation phase before the contract reaches the payout or annuitization phase. Most of the Company's variable annuity contracts sold to individuals provide a guaranteed minimum death benefit ("GMDB") during the accumulation period that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). In addition, some of the variable annuity contracts provide a guaranteed minimum withdrawal benefit ("GMWB") whereby if the account value is reduced to a specified level through a combination of market declines and withdrawals, the contractholder is entitled to a guaranteed remaining balance ("GRB"), which is generally equal to premiums less withdrawals. Many policyholders with a GMDB also have a GMWB. These benefits are not additive. Policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB.

Retained Account Values as of
December 31, 2022
(in billions)
Fixed Indexed Annuity
$6.4
Fixed and Payout An...
$7.7
Variable Annuity [1]
$35.6
40.1%
Private Placement
Life Insurance
$39.0

[1] Includes $6.6 billion of account value related to separate accounts assumed under the Guardian reinsurance transaction. These amounts are recorded on a net basis on the Consolidated Balance Sheets.

Principal Products and Services
Variable Annuity	Represents variable insurance contracts both entered into directly between the Company and an individual policyholder or assumed through reinsurance with other insurers, including assumed separate account products. Products provide a current or future income stream based on the value of the individual's contract at annuitization, and can include a variety of guaranteed minimum death and withdrawal benefits.
Fixed and Payout Annuity	Fixed annuities represent fixed insurance contracts entered into between the Company and an individual policyholder. These products guarantee a minimum rate of interest and fixed amount of periodic payments. Payout annuities are primarily in the form of structured settlements and terminal funding agreements. Structured settlements are contracts that provide periodic payments to claimants in settlement of a claim, a portion of which is related to the Company's settlement of property and casualty insurance claims from The Hartford. Terminal funding agreements are single premium group annuities, most typically purchased by companies to fund pension plan liabilities. These also include single premium immediate payouts, deferred and matured contracts.
Fixed Indexed Annuity Reinsurance	Represents annuity contracts issued by another insurance company under which the Company assumes through reinsurance a quota share of the liabilities. These annuity contracts have a cash value that appreciates based on a minimum guaranteed credited rate, or the performance of market indices, such as the S&P 500. Fixed indexed annuities generally protect the contract owner against loss of principal and may include guaranteed minimum withdrawal benefits or enhanced annuitization benefits.
Private Placement Life Insurance	Represents variable life insurance policies that have a cash value which appreciates based on investment performance of funds held and includes individual high net worth and Corporate Owned Life Insurance ("COLI").

Reserves
The Company and its insurance subsidiaries establish and carry as liabilities, reserves for their insurance products to estimate the following:
•account value is a liability equal to a contract's deposits less withdrawals and adjusted by investment performance net of fees and charges;

•a liability for future policy benefits, representing the present value of future benefits to be paid to or on behalf of policyholders, less the present value of future estimated net premiums;
•fair value reserves for living benefits and FIA embedded derivative guarantees; and
•death and living benefit reserves which are computed based on a percentage of revenues less actual claim costs.
The reserve for future policy benefits is calculated based on actuarially recognized methods using mortality tables, which are modified to reflect the Company’s actual experience, when appropriate. Liabilities for future policy benefits, less the present value of future estimated net premiums and with interest thereon at certain assumed rates, are calculated at amounts that are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of the death or survival of an insured. Other insurance liabilities include those for unearned premiums and benefits in excess of account value. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves.
Reinsurance
The Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary. Reinsurance accounting is followed for ceded transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). If the ceded transactions do not provide risk transfer, the Company accounts for these transactions as financing transactions.
The Company assumes reinsurance from unaffiliated insurers in order to provide additional diversification of earnings and insurance exposures. The Company currently relies on the policy issuing company for administration of certain reinsured business and the Company maintains assets in trusts supporting the assumed reserve for the benefit of the issuing company. Reinsurance accounting is followed for assumed contracts that provide for risk transfer.
Investment Operations
The Company's investment portfolios supporting its direct insurance business are managed by Hartford Investment Management Company (“HIMCO”) for its general investments, as well as Pacific Investment Management Company ("PIMCO") related to the assets supporting the Allianz assumed reserves. Both companies manage the Company's portfolios to maximize economic value, and generate the returns necessary to support the Company’s various product and reinsurance obligations, within internally established objectives, guidelines and risk tolerances. In addition, the Company has an agreement with Sixth Street for investment management services, in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of Sixth Street with respect to certain asset classes. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, but are not limited to, asset sector, credit issuer allocation limits and maximum portfolio limits for below investment grade holdings. The Company attempts to minimize adverse impacts to the portfolio and the Company’s results of operations from changes in economic conditions through asset diversification, asset allocation limits, asset/liability duration matching and through the use of derivatives. For further discussion on HIMCO's and PIMCO's investment portfolio management approaches, see Part II, Item 7, Management's Discussion and Analysis ("MD&A") – Enterprise Risk Management.
Enterprise Risk Management
The Company has insurance, operational and financial risks. For discussion on how the Company manages these risks, see Part II, Item 7, MD&A - Enterprise Risk Management.
Regulations
State Insurance Department Regulation. State insurance laws are intended to supervise and regulate insurers with the goal of protecting policyholders and ensuring the solvency of the insurers. As such, the insurance laws and regulations grant broad authority to state insurance departments (the “Departments”) to oversee and regulate the business of insurance. The Departments monitor the financial stability of an insurer by requiring insurers to maintain certain solvency standards and minimum capital and surplus requirements; invested asset requirements; state deposits of securities; guaranty fund premiums and assessments to cover certain obligations of insolvent insurance companies; restrictions on the size of risks which may be insured under a single policy; and adequate reserves and other necessary provisions for unearned premiums, benefits and losses and other liabilities, both reported and unreported. In addition, the Departments perform periodic market and financial examinations of insurers and require insurers to file annual and other reports on the financial condition of the companies. Policyholder protection is also regulated by the Departments through licensing of insurers, agents and brokers and others; approval of premium rates and policy forms; claims administration requirements; and maintenance of minimum rates for accumulation of surrender values.
Many states also have laws regulating insurance holding company systems. These laws require insurance companies, which are formed and chartered in the state (referred to as “domestic insurers”), to register with the state department of insurance (referred to as their “domestic state or regulator”) and file information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Insurance holding company regulations principally relate to (i) state insurance approval of the acquisition of domestic insurers, (ii) prior review or approval of certain transactions between the domestic insurer and its affiliates, and (iii) regulation of dividends made by the domestic insurer. All transactions within a holding company system affecting domestic insurers must be determined to be fair and equitable.
The National Association of Insurance Commissioners (“NAIC”), the organization that works to promote standardization of best practices and assists state insurance regulatory authorities and insurers, conducted the “Solvency Modernization Initiative” (the “Solvency Initiative”). The effort focused on reviewing the U.S. financial regulatory system and financial regulation affecting insurance companies including: (1) capital requirements; (2) corporate governance and risk management; (3) group supervision; (4) statutory accounting and financial reporting; and (5) reinsurance. As a result of the Solvency Initiative, among other items, the NAIC adopted the Corporate Governance Annual Disclosure Model Act, which was enacted by the Company’s lead domestic state of Connecticut. The model law requires insurers to make an annual confidential filing regarding their corporate governance policies. In addition, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which also has been adopted by Connecticut. ORSA requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. Many state insurance holding company laws, including those of Connecticut, have also been amended to require insurers to file an annual confidential enterprise risk report with their lead domestic regulator, disclosing material risks within the entire holding company system that could pose an enterprise risk to the insurer.
Federal Regulation. Prior to the Company ceasing new sales in 2012, the Company sold variable life insurance, variable annuity, and some fixed guaranteed products that are “securities” registered with the SEC under the Securities Act of 1933, as amended. Some of the products have separate accounts that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and/or are regulated by state law. Separate account investment products are also subject to state insurance regulation. Moreover, each registered separate account is divided into sub-accounts, each of which invests in an underlying mutual fund that is also registered as an investment company under the 1940 Act.
Privacy Regulation. Moreover, federal law and the laws of many states require financial institutions to protect the security and confidentiality of customer information and to notify customers about their policies and practices relating to collection and disclosure of customer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of customer information. Congress, state legislatures, and regulatory authorities have begun to adopt additional regulation relating to privacy and other aspects of customer information; more proposed regulation is expected in the coming years.
Failure to comply with federal and state laws and regulations may result in fines, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of our operations and/or employees.
Intellectual Property
The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.
The Company has a trademark portfolio that we consider important in the marketing of our products and services, including, among others, the trademarks of the Talcott name. The duration of trademark registrations may be renewed indefinitely subject to country-specific use and registration requirements. We regard our trademarks as extremely valuable assets in marketing our products and services and vigorously seek to protect them against infringement. In addition, we own a number of patents and patent applications, some of which may be important to our business operations. Patents are of varying duration depending on filing date, and will typically expire at the end of their natural term.

Employees
At December 31, 2022, the Company had no direct employees. The Company's operations are managed by employees of its indirect parent, TLI, and the costs of these services are allocated to the Company through an intercompany services and cost allocation agreement on a cost-plus basis.
Available Information
Prospectus and other information filed with the SEC may be viewed at www.sec.gov.

RISK FACTORS
You should carefully consider the following risks, any of which could have a material adverse effect on our business, financial condition, results of operation, or liquidity of the Company. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the factors mentioned under "Forward-Looking Statements" above and the risks of our businesses described elsewhere in this document.
The following risk factors have been organized by category for ease of use, however many of the risks may have impacts in more than one category. The occurrence of certain of them may, in turn, cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity.
Macroeconomic Risks
The COVID-19 pandemic or outbreak of an infectious disease may have a material adverse effect on our business operations, results of operations, cash flows and financial position.
Global health concerns including the evolving effects of COVID-19 pandemic have negatively impacted global economies including the United States. The extended resurgence of COVID-19 and its new variants continues to materially increase economic uncertainty.

The outbreak has impacted and is likely to continue to impact our workforce and operations and the operations of third-party vendors and business partners. The spread of COVID-19 has caused us to modify our business practices, including transitioning substantially all employees to a hybrid work environment. There is no certainty whether such policies will remain in effect or that such measures will be sufficient to mitigate the risks posed by the virus and its evolving variants.

There are no comparable recent events that provide guidance as to what the continued impact of COVID-19 may be. Any impacts are dependent upon future developments which are uncertain and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change.

Risks Relating to Economic, Political and Global Market Conditions
Unfavorable economic, political and global market conditions may adversely impact our business and results of operations.
The Company’s investment portfolio and insurance liabilities are sensitive to changes in economic, political and global capital market conditions, such as the effect of a weak economy and changes in credit spreads, equity prices, inflation, and interest rates. Weak economic conditions, such as high unemployment, low labor force participation, lower family income, a weak real estate market, lower business investment and lower consumer spending, may impact the Company's profitability and may affect policyholder behavior in a manner that results in increased full and partial surrender rates. In addition, the Company’s investment portfolio includes limited partnerships and other alternative investments for which changes in value are reported in earnings. These investments may be adversely impacted by political turmoil and economic volatility, including real estate market deterioration, which could impact our net investment returns and result in an adverse impact on operating results.
The recent failures of Silvergate Bank, Silicon Valley Bank, and Signature Bank, the forced merger of Credit Suisse with UBS, and stresses in the regional bank sector have raised concerns about the potential for systemic financial risk. While the rapid rise in interest rates is a concern for banks’ balance sheets, the impact of central bank intervention to provide liquidity seems to have stemmed the immediate fears of contagion and bank runs. Bank failures can impact credit markets, interest rates and policyholder behavior and may impact our business, financial condition, or liquidity.
Below are several key factors impacted by changes in economic, political, and global market conditions and their potential effect on the Company’s business and results of operation:
Credit Spread Risk - Credit spread exposure is reflected in the market prices of fixed income instruments where lower rated securities generally trade at a higher credit spread. If issuer credit spreads increase or widen, the market value of our investment portfolio may decline. If the credit spread widening is significant and occurs over an extended period of time, the Company may recognize credit losses, resulting in decreased earnings. If credit spreads tighten, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, the value of credit derivatives under which the Company assumes exposure or purchases protection are impacted by changes in credit spreads, with losses occurring when credit spreads widen for assumed exposure or when credit spreads tighten if credit protection has been purchased.
Our statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on our fixed market value adjusted ("MVA") annuities and in certain of our terminal funding contracts. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuity payments we owe contractholders, we are required to use current crediting rates. In many capital market scenarios, current crediting rates are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product.
Equity Markets Risk - A decline in equity markets may result in lower earnings from our operations where fee income is earned based upon the fair value of the assets under management. A decline in equity markets may also decrease the value of equity securities and limited partnerships and other alternative investments held in the Company’s general account portfolio, thereby negatively impacting our financial condition or reported earnings. In addition, certain of our annuity products have GMDBs or GMWBs. Expected claims related to these guarantees increase when equity markets decline, requiring us to hold more statutory capital. Our hedging assets seek to reduce the statutory surplus impact and net economic sensitivity of our potential guaranteed benefit obligations due to market fluctuations. Because of the accounting asymmetries between our hedging targets and statutory and GAAP accounting principles for our guaranteed benefits, rising equity markets and/or rising interest rates may result in statutory or GAAP losses.
Interest Rate Risk - Global economic conditions may result in the persistence of a low interest rate environment which would continue to pressure our net investment income and could result in lower margins on certain products. Due to the long-term nature of the Company's liabilities, such as structured settlements and guaranteed benefits on variable annuities, low interest rates over an extended period of time would result in lower reinvestment yields, increased hedging costs, reduced spreads on our annuity products and greater capital volatility. On the other hand, a rise in interest rates, in the absence of other countervailing changes, would reduce the market value of our investment portfolio and, if long-term interest rates were to rise dramatically, certain of our products might be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position.
The elimination of London Inter-Bank Offered Rate ("LIBOR") may adversely affect the interest rates on, and value of, derivatives and floating rate securities we hold, and any other assets or liabilities whose value is tied to LIBOR.
As a result of concerns about the accuracy of the calculation of LIBOR, regulators, law enforcement agencies, or the ICE Benchmark Association (the current administrator of LIBOR) may take actions resulting in changes to the way LIBOR is determined, the discontinuance of the reliance on LIBOR as a benchmark rate and the establishment of alternative reference rates. On July 27, 2017, the United Kingdom ("U.K.") Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021, which is expected to result in these widely used reference rates no longer being available. The U.S. Federal Reserve, based upon the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee, has begun publishing a Secured Overnight Financing Rate ("SOFR") which is intended to replace U.S. dollar LIBOR. Potential changes to LIBOR, as well as uncertainty related to such potential changes and the establishment of any alternative reference rates, may adversely affect the market for LIBOR-based securities and could adversely impact outstanding contracts with interest rates tied to LIBOR if those contracts either do not provide for a replacement rate such as SOFR or convert to another less favorable reference rate. Outstanding contracts and securities that could be affected include certain derivative contracts used to hedge our insurance liabilities, floating rate securities we hold, and any other assets or liabilities whose value is tied to LIBOR.

Insurance Industry and Product Related Risks
We are vulnerable to losses from increased mortality exposure.
Claims arising from increased mortality due to natural and man-made catastrophes associated with public health crises (such as COVID-19), terrorist attacks and other such events could have a material adverse effect on our results of operations and liquidity, either directly or as a result of their effect on our reinsurers or other counterparties. Additionally, fundamental changes in the life expectancies of our annuitants due to significant medical breakthroughs could result in increased liability reserves for our payout annuities especially with respect to our terminal funding, single premium immediate annuities and structured settlements books of business.
Our program to manage interest rate and equity risk related to our variable annuity guaranteed benefits may be ineffective which could result in statutory and GAAP volatility in our earnings and potentially material charges to net income.
Some of our business, including FIAs and especially variable annuities, offer guaranteed benefits, including GMDBs and GMWBs. These GMDBs and GMWBs expose the Company to interest rate risk and significant equity risk. A decline in equity markets would not only result in lower fee income, but would also increase our exposure to liability for benefit claims. We use reinsurance and benefit designs, such as caps, to mitigate the exposure associated with GMDBs. We also use reinsurance in combination with product management actions, such as rider fee increases, investment restrictions and buyout offers, as well as derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. We remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay, which could result in a need for additional capital to support in-force business.
From time to time, we may adjust our risk management program based on contracts in force, market conditions, or other factors. While we believe that these actions improve the efficiency of our risk management related to these benefits, changes to the risk management program may result in greater statutory and GAAP earnings volatility and, based upon the types of hedging instruments used, can result in potentially material charges to net income (loss) in periods of rising equity market pricing levels, higher interest rates and declines in volatility. We are also subject to the risk that these management actions prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on our business, financial condition, results of operations and liquidity.
Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
In general, policyholder behavior risk can be thought of as how efficiently policyholders utilize the options embedded within their contracts, especially during adverse market conditions when benefit guarantees are more likely to be more valuable. These options may include but are not limited to lapses, the timing and/or amount of partial withdrawals, utilization of features available through withdrawal benefit riders, and utilization of investment options. Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
Financial Strength, Credit and Counterparty Risks
The amount of statutory capital that we must hold to maintain our financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of our control.
As licensed insurance companies, we are subject to statutory accounting standards and statutory capital and reserve requirements prescribed by insurance regulators and the National Association of Insurance Commissioners (“NAIC”). The minimum capital we must hold is based on risk-based capital (“RBC”) formulas for life companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including:
•the amount of statutory income or losses we generate,
•changes to statutory liabilities,
•changes in future cash flows,

•the amount of additional capital we must hold,
•the amount of dividends made to our parent company,
•changes in equity market levels,
•the value and ratings of certain fixed-income securities,
•the value of equity securities in our investment portfolio,
•the value of certain derivative instruments,
•changes in interest rates,
•changes to federal tax laws,
•admissibility of deferred tax assets, and
•changes to the NAIC RBC formulas.
Most of these factors are outside of the Company's control. The Company's financial strength and credit ratings are significantly influenced by our statutory surplus amounts and RBC ratios. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital we must hold in order to maintain our current ratings. Also, in extreme scenarios of equity market declines and other capital market volatility, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating our RBC ratios. When equity markets increase, surplus levels and RBC ratios would generally be expected to increase. However, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, statutory reserve requirements for death and withdrawal benefit guarantees and increases in RBC requirements, surplus and RBC ratios may not increase when equity markets increase.
Although the Company has recently begun operating as a run-off aggregator through reinsurance, the Company continues to be rated as a run-off operation. If our statutory capital resources are insufficient to maintain a particular rating and if we did not raise additional capital, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. Downgrades below certain thresholds could trigger counterparty rights to require us to assign certain of our products to other carriers or to terminate reinsurance treaties. Downgrades in the Company's RBC ratio or downgrades in our financial strength or credit ratings below certain contractual thresholds could also result in additional collateral requirements on certain of our derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit our ability to purchase additional derivative instruments. The occurrence of certain of these downgrade events could have an adverse material impact on the Company's results of operations, financial condition or liquidity.
Losses due to nonperformance or defaults by counterparties can have a material adverse effect on the value of our investments, reducing our profitability or sources of liquidity.
We have credit risk with counterparties on investments, derivatives, and premiums receivable. Among others, our counterparties include issuers of fixed maturity and equity securities we hold, borrowers of mortgage loans we hold, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors. These counterparties may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. In addition, for exchange-traded derivatives, such as futures, options and "cleared" over-the-counter derivatives, the Company is generally exposed to the credit risk of the relevant central counterparty clearing house. Defaults by these counterparties on their obligations to us could have a material adverse effect on the value of our investments, business, financial condition, results of operations and liquidity. Additionally, if the underlying assets supporting the structured securities we invest in default on their payment obligations, our securities will incur losses.
Nonperformance or defaults by reinsurance counterparties can have a material adverse effect on our financial condition.
As an insurer, we frequently use reinsurance to reduce the effect of losses from businesses that can cause unfavorable results of operations. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate our obligation to pay claims, and we are subject to our reinsurers' credit risk with respect to our ability to recover amounts due from them. The inability or unwillingness of any reinsurer to meet its financial obligations to us, including the impact of any insolvency or rehabilitation proceedings involving a reinsurer that could affect the Company's access to collateral held in trust, could have a material adverse effect on our financial condition, results of operations and liquidity. This risk may be magnified by a concentration of reinsurance-related credit risk resulting from the sale of the Company’s Individual Life and Retirement Products businesses and the Commonwealth annuity reinsurance agreement. Further details of such concentration can be found in Part II, Item 7, MD&A - Enterprise Risk Management - Reinsurance Risk.
Further, due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables will be due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of ACL could be required which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarterly or annual period.
Our ability to declare and pay dividends is subject to limitations.
Connecticut state laws limit the payment of dividends and require notice to and approval by the state insurance commissioner for the declaration of payment of dividends above certain levels.
Dividends paid from our operations and that of our insurance subsidiaries are further dependent on each insurer's cash requirements. In addition, in the event of our liquidation or reorganization of that of a subsidiary, prior creditor claims may take precedence over our parent's right to a dividend or distribution except to the extent that our parent may be a creditor of ours or of one of our subsidiaries.
Risks Relating to Estimates, Assumptions and Valuations
Actual results could materially differ from the analytical models we use to assist our decision making in key areas such as capital management, hedging and reserving.
We use models to help make decisions related to, among other things, capital management, reserving, investments, hedging, reinsurance and pricing of strategic acquisitions. Both proprietary and third-party models we use incorporate numerous assumptions and forecasts about the future level and variability of interest rates, capital requirements, currency exchange rates, policyholder behavior, mortality/longevity, equity markets and inflation, among others. The models are subject to the inherent limitations of any statistical analysis as the historical internal and industry data and assumptions used in the models may not be indicative of what will happen in the future. Consequently, actual results may differ materially from our modeled results. The profitability and financial condition of the Company substantially depends on the extent to which our actual experience is consistent with assumptions we use in our models and ultimate model outputs. If, based upon these models or other factors, our estimates of capital adequacy or the risks we are exposed to prove to be materially inaccurate, our business, financial condition, results of operations or liquidity may be adversely affected.
The valuation of our securities and investments and the determination of allowances and impairments are highly subjective and based on methodologies, estimations and assumptions that are subject to differing interpretations and market conditions.
Estimated fair values of the Company’s investments are based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. During periods of market disruption, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In addition, there may be certain securities whose fair value is based on one or more unobservable inputs, even during normal market conditions. As a result, the determination of the fair values of these securities may include inputs and assumptions that require more estimation and management judgment and the use of complex valuation methodologies. These fair values may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing or unprecedented credit and equity market conditions could materially impact the valuation of securities and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on our business, results of operations, financial condition and liquidity.
Similarly, management’s decision on whether to record a credit loss is subject to significant judgments and assumptions regarding changes in general economic conditions, the issuer's financial condition or future recovery prospects, estimated future cash flows, the effects of changes in interest rates or credit spreads, the expected recovery period and the accuracy of third party information used in internal assessments. As a result, management’s evaluations and assessments are highly judgmental and its projections of future cash flows over the life of certain securities may ultimately prove incorrect as facts and circumstances change.

If assumptions used in estimating future gross profits differ from actual experience, we may be required to accelerate the amortization of the value of the business acquired ("VOBA") and increase reserves for GMDB and GMWB on variable annuities, which could adversely affect our results of operation.
The Company has established VOBA based on the actuarially estimated present value of future cash flows from the acquired insurance and investment contracts as of the Talcott Acquisition Date. We amortize VOBA based on the ratio of actual gross profits in the period to the present value of current and future estimated gross profits (“EGPs”). The Company evaluates the EGPs compared to the VOBA asset to determine if an impairment exists. The Company also establishes reserves for GMDB and the life contingent portion of GMWB using components of EGPs. The projection of EGPs, or components of EGPs, requires the use of certain assumptions that may not prove accurate, including those related to the separate account fund returns, full or partial surrender rates, mortality, withdrawal benefit utilization, withdrawal rates, annuitization, policy maintenance expenses, and hedging costs.
In addition, if our assumptions about policyholder behavior (e.g., full or partial surrenders, benefit utilization and annuitization) and costs related to mitigating risks, including hedging costs, prove to be inaccurate or if significant or sustained equity market declines occur, we could be required to accelerate the amortization of VOBA related to variable annuity contracts, and increase reserves for GMDB and life-contingent GMWB which would result in a charge to net income.
If the Company is required to write down goodwill, the Company’s financial condition and results would be negatively affected.
Goodwill is an intangible asset that amounts to the excess of the purchase price of an acquired business over the fair value of the identifiable net assets, including other intangibles. We perform testing on goodwill for impairment at least annually, based on the fair value of the business compared to its carrying value. The fair value of the business could decrease if, among other events or circumstances, business conditions, profitability or other drivers of performance are different than our expectations. We may need to perform impairment tests more frequently if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. If it is determined that the goodwill has been impaired, the Company must write down the asset by the amount of the impairment, which could have a material adverse effect on our results of operations and financial condition.
If our businesses do not perform well, we may not be able to realize our deferred tax asset and therefore may be required to establish a valuation allowance against the deferred income tax asset.
Our income tax expense may include deferred income taxes arising from temporary differences between the financial reporting and tax bases of assets and liabilities and carry-forwards for foreign tax credits, capital losses, and net operating losses. Deferred tax assets are assessed quarterly by management to determine if it is more likely than not that the deferred income tax assets will be realized. Factors in management's determination include the performance of the business, including the ability to generate, from a variety of sources and tax planning strategies, sufficient future taxable income and capital gains before net operating loss and capital loss carry-forwards expire. If based on available information, it is more likely than not that we will be unable to recognize a full tax benefit on deferred tax assets, then a valuation allowance will be established with a corresponding charge to net income (loss). Charges to increase our valuation allowance could have a material adverse effect on our results of operations and financial condition.
Strategic and Operational Risks
Our businesses may suffer and we may incur substantial costs if we are unable to effectively conduct our business operations, access our systems and safeguard the security of our data in the event of a disaster, cyber breaches or other information security incident.
We use technology to process, store, retrieve, evaluate and utilize customer and company data and information. Our information technology and telecommunications systems, in turn, interface with and rely upon third-party systems. We and our third party vendors must be able to access our systems to process premium payments, make changes to existing policies, file and pay claims and administer life and annuity products, provide customer support, manage our investment portfolios and hedge programs, report on financial results and perform other necessary business functions.
Systems failures or outages could compromise our ability to perform these business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with our business partners and customers. In the event of a disaster such as a natural catastrophe, a public health crisis (such as COVID-19), an industrial accident, a cyber-attack, a blackout, a terrorist attack (including conventional, nuclear, biological, chemical or radiological) or war, systems upon which we rely may be inaccessible to our employees, customers or business partners for an extended period of time. In addition, such events may cause a significant number of our employees, or employees of our service providers, to be unable or unwilling to report to work, which may disrupt our product administration and core business functions. Even if our employees and business partners are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems used to conduct our business are disabled or destroyed.
Our systems have been, and will likely continue to be, subject to viruses or other malicious code, unauthorized access, cyber-attacks or other computer related penetrations. The frequency and sophistication of such threats continue to increase as well. Our administrative and technical controls as well as other preventive actions may be insufficient to prevent physical and electronic break-ins, denial of service, cyber-attacks or other security breaches to our systems or those of third parties with whom we do business. Such an event could compromise our confidential information as well as that of our clients and third parties, impede or interrupt our business operations and result in other negative consequences, including remediation costs, loss of revenue, additional regulatory scrutiny and litigation and reputational damage. In addition, we routinely transmit to third parties personal, confidential and proprietary information, which may be related to employees and customers, by email and other electronic means, along with receiving and storing such information on our systems. Although we attempt to protect privileged and confidential information, we may be unable to secure the information in all events, especially with clients, vendors, service providers, counterparties and other third parties who may not have appropriate controls to protect confidential information.
Our businesses must comply with regulations to control the privacy of customer, employee and third-party data, and state and federal regulations regarding data privacy are becoming increasingly more complex. A misuse or mishandling of confidential or proprietary information could result in legal liability, regulatory action and reputational harm.
Third parties, including third party administrators, are also subject to cyber-breaches of confidential information, along with the other risks outlined above, any one of which may result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, reputation, financial condition, results of operations and liquidity. While we maintain cyber liability insurance that provides both third party liability and first party insurance coverages, our insurance may not be sufficient to protect against all losses.
Performance problems due to outsourcing and other third-party relationships may compromise our ability to conduct business.
We outsource certain business and administrative functions and rely on third-party vendors to perform certain functions or provide certain services on our behalf and have a significant number of information technology and business processes outsourced with a single vendor. If we are unable to reach agreement in the negotiation of contracts or renewals with certain third-party providers, or if such third-party providers experience disruptions or do not perform as anticipated, we may be unable to meet our obligations to customers and claimants, and incur higher costs which may have a material adverse effect on our business and results of operations. For other risks associated with our outsourcing of certain functions, see the immediately preceding risk factor.
The Company may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic initiatives, any of which could subject the Company to a number of challenges, uncertainties and risks or negatively impact the Company’s business, financial condition, results of operations or liquidity.
We may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic transactions. Because these transactions involve a number of challenges, uncertainties and risks, we may not be able to consummate any such transaction or, if concluded, achieve some or all of the benefits that we expected to derive from it. Pursuit of these initiatives may also, among other things, result in a loss of employees or clients, negatively affect policyholder behavior or result in potentially adverse capital, ratings or tax consequences. In addition, the completion of an acquisition may require use of our capital and may involve difficulty integrating acquired businesses into our existing operations. Moreover, completion of an acquisition, divestiture or other strategic initiative may require regulatory approvals or other third-party approvals, and such approvals may not be able to be obtained or may involve significant additional cost, time, regulatory capital commitments and other regulatory conditions and obligations. There can be no assurances that we will manage acquisitions and dispositions or other strategic initiatives successfully, that strategic opportunities will be available to us on acceptable terms or at all, or that we will be able to consummate desired transactions. As a result of any of the foregoing, our business, financial condition, results of operations and liquidity could be negatively impacted.

Regulatory and Legal Risks
Regulatory and legislative developments could have a material adverse impact on our business, financial condition, results of operations and liquidity.
In the U.S., state and federal regulatory initiatives and legislative developments may significantly affect our operations in ways that we cannot predict.
The Company and its insurance subsidiaries are regulated by the insurance departments of the states in which we are domiciled, licensed or authorized to conduct business. As a result, we are subject to extensive laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations can increase costs. State regulations generally seek to protect the interests of policyholders rather than an insurer or the insurer’s shareholders and other investors. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing and authorizing lines of business, approving policy forms and premium rates, setting statutory capital and reserve requirements and limiting the types and amounts of certain investments. State insurance departments also set constraints on domestic insurer transactions with affiliates and dividends and, in many cases, must approve affiliate transactions and extraordinary dividends as well as strategic transactions such as acquisitions and divestitures.
In addition, future regulatory initiatives could be adopted at the federal or state level that could impact the profitability of our businesses. For example, the NAIC and state insurance regulators are continually reexamining existing laws and regulations, specifically focusing on modifications to statutory accounting principles, interpretations of existing laws and the development of new laws and regulations. The NAIC continues to enhance the U.S. system of insurance solvency regulation, with a particular focus on group supervision, risk-based capital, accounting and financial reporting, enterprise risk management and reinsurance. Multiple regulatory bodies are involved in revising current requirements and any proposed or future legislation or NAIC initiatives, if adopted, may be more restrictive on our ability to conduct business than current regulatory requirements or may result in higher costs or increased statutory capital and reserve requirements.
Modifications of the Dodd-Frank Act and related regulations could have unanticipated consequences for the company and its subsidiaries, including the amount of collateral we may be required to pledge with respect to derivative transactions. This could increase our costs and could adversely affect the liquidity of our investments and the composition of our investment portfolio. It is unclear whether and to what extent such changes might impact us or our business, financial conditions, results of operations and liquidity.
Legislative activity aimed at protecting consumer privacy and augmenting cybersecurity protections continues to increase. In addition to the NAIC proposed Consumer Privacy Protection Model Law, there are three Federal proposals amending the Gramm-Leach-Bliley Act. These proposals would all require changes to the Company's current consumer privacy protections with varying degrees of complexity.

Cybersecurity legislation continues to be a growing area of priority. For example, the New York’s Department of Financial Services has proposed amendments to their Cybersecurity Regulation which was enacted in February 2017. The proposed amendments move beyond administrative and technical safeguards and are focused on cybersecurity governance and risk management. The proposed amendments update will require certain technologies, increased board involvement and an annual certificate of compliance.

Compliance with the ever-increasing number of privacy and cybersecurity regulations involves a significant number of resources and can be costly to implement. Further, a particular regulator or enforcement authority may interpret a legal, accounting or reserving issue differently than we have, exposing us to different or additional regulatory risks. The application of these regulations and guidelines by insurers involves interpretations and judgments that may be challenged by state insurance departments. The result of those potential challenges could require us to increase levels of statutory capital and reserves or incur higher operating and/or tax costs.

Unfavorable judicial or legislative developments in claim litigation could adversely affect our results of operations or financial condition.
The Company is involved in litigation arising in the ordinary course of business related to products previously sold and, at times, is also involved in legal actions outside of the ordinary course, some of which assert claims for substantial amounts. Significant changes in the legal environment could cause our ultimate liabilities to change from our current expectations. Such changes could be judicial in nature, like trends in the size of jury awards and developments in the law relating to contractual rights and obligations of insurers. Legislative developments, like changes in federal or state laws relating to the rights and obligations or insurers, could have a similar effect. It is impossible to forecast such changes reliably, much less to predict how they might affect our loss reserves. Thus, significant judicial or legislative developments could adversely affect the Company’s business, financial condition, results of operations and liquidity.
Changes in accounting principles and financial reporting requirements could adversely affect our results of operations or financial condition.
As an SEC filer, we are currently required to prepare our financial statements in accordance with U.S. GAAP, as promulgated by the Financial Accounting Standards Board ("FASB"). Accordingly, we are required to adopt new guidance or interpretations which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 1 of the consolidated financial statements.
Changes in tax legislation or policies may have a material impact on our financial position.
The Company and its subsidiaries are currently subject to tax in the United States. The Inflation Reduction Act was signed into law in August 2022, and included, among other provisions, a 15% minimum tax (“CAMT”) on the on the adjusted financial statement income (AFSI) of certain large corporations. The impact of the CAMT and other provisions of the Inflation Reduction Act will be dependent on guidance to be issued by the U.S. Department of the Treasury. Additionally, the Organization for Economic Co-operation and Development (“OECD”) has published model rules which provide guidance on the implementation of a 15% global minimum tax (“GMT”). In July of 2022 the United Kingdom issued draft legislation which would be effective in 2024. The Company has certain affiliates which are tax resident in the United Kingdom. The impact of GMT and the potential future actions by governments, including the U.S., in response are uncertain and may negatively impact the Company’s financial position.

PROPERTIES
The Company's principal executive offices are located in Windsor, Connecticut where it leases approximately 65,000 square feet of office space. The Company believes its properties and facilities are suitable and adequate for current operations.
LEGAL PROCEEDINGS
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to group and individual life insurance products and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
The Company is, from time to time, also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
For additional information, please see MD&A - Enterprise Risk Management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS(Dollar amounts in millions, unless otherwise stated)
The MD&A addresses the financial condition of Talcott Resolution Life Insurance Company and its subsidiaries ("TL" or the "Company") as of December 31, 2022 (Successor Company) and 2021 (Successor Company), along with the year ended December 31, 2022 (Successor Company), the period ended July 1, 2021 through December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company). This discussion should be read in conjunction with the Consolidated Financial Statements and related Notes which appear elsewhere in this document.

CONSOLIDATED RESULTS OF OPERATIONS
Operating Summary

	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(In millions)
Revenues
Policy charges and fee income	$506	$410	$438	$741
Premiums	109	31	24	35
Net investment income	778	498	534	816
Net realized capital gains (losses)	317	(20)	(242)	(74)
Amortization of deferred gains	33	—	26	53
Total revenues	1,743	919	780	1,571
Benefits, losses and expenses
Benefits and losses	637	285	375	626
Amortization of value of business acquired ("VOBA") and deferred acquisition costs ("DAC")	79	90	(43)	50
Insurance operating costs and other expenses	294	208	228	364
Other intangible asset amortization	6	3	3	6
Dividends to policyholders	3	2	1	60
Total benefits, losses and expenses	1,019	588	564	1,106
Income before income taxes	724	331	216	465
Income tax expense	107	51	30	66
Net income	$617	$280	$186	$399
[1]    The effective tax rate differs from the U.S. Federal statutory rate of 21% primarily due to the separate account dividends received deduction. For a reconciliation of the income tax provision at the U.S. Federal statutory rate to the provision for income taxes, see Note 10 - Income Taxes of Notes to Consolidated Financial Statements.
For the year ended December 31, 2022 (Successor Company)
Policy charges and fee income was primarily driven by affiliated reinsurance and lower assets under management on the variable annuity block of business, net of increases due to reinsurance with Guardian.
Net investment income was primarily driven by lower limited partnership and other alternative investment results and impacts of affiliated reinsurance, net of increases in fixed maturities.
Realized capital gains were primarily driven by modified coinsurance reinsurance embedded derivative gains, gains on embedded derivatives associated with FIA guarantees, and variable annuity hedging results, net of trading losses and losses on interest rate derivatives.
Benefits and losses were primarily driven by the assumed FIA block of business, net of lower retained annuity benefits from reinsurance with a related party.
Insurance operating costs and other expenses were primarily driven by reinsurance with a related party, net of increases operating costs associated with the reinsured blocks from Allianz and Guardian.
For the period of July 1, 2021 to December 31, 2021 (Successor Company)
Fee income was primarily driven by fees from the variable annuity block of business and COLI.
Total net investment income was primarily driven by strong limited partnership and other alternatives, as well as fixed maturities income.
Realized capital losses were primarily driven by macro hedge program losses.

Benefits and losses were primarily driven by the variable annuity block of business, COLI and interest credited.
Insurance operating costs and other expenses were primarily driven by operating costs. In addition, there were transaction costs related to the Sixth Street and Allianz transactions.
For the six months ended June 30, 2021 (Predecessor Company)
Fee Income was primarily driven by fees from the variable annuity block of business and COLI.
Total net investment income was primarily driven by fixed maturities and strong limited partnership and other alternatives income.
Realized capital losses were primarily driven by macro hedge program losses partially offset by net realized gains on sales.
Benefits and losses were primarily driven by operating costs.
For the year the ended December 31, 2020 (Predecessor Company)
Fee income decreased primarily due to lower COLI fees due to favorable mortality on experience rated business and the continued decline of the variable annuity block of business. Lower COLI fees are offset by favorable benefits and losses.
Total net investment income decreased primarily due to lower yields on fixed maturity investments resulting from lower reinvestment rates and lower yields on floating rate securities, and to a lesser extent, holding lower asset levels and fewer non-routine items. Also contributing to the decrease was lower income from limited partnerships and other alternative investments in the second quarter of 2020 which was a result of unfavorable impact on valuations from the economic impacts of the COVID-19 pandemic. For further discussion, see MD&A - Investments Results, Net Investment Income.
Lower net realized capital losses were primarily driven by lower variable annuity macro hedge program losses as well as higher interest rate derivatives gains and trading gains. For further information, see MD&A - Investment Results, Net Realized Capital Gains (Losses).
The deferred reinsurance gain is amortized into income over the life of the underlying policies reinsured.
Benefits and losses were due to lower death benefits and change in life reserves primarily due to lower death claims on the COLI business, release of a mortality contingency reserve and the continued decline of the variable annuity block of business, partially offset by an unlock charge. The unlock charge was primarily related to variable annuity assumptions updates, partially offset by updates to projected risk-based capital requirements, which affected the products' underlying additional reserves established through the purchase accounting fair value allocation process. Amortization of VOBA increased primarily due to an unlock charge.
Insurance operating costs and other expenses were lower primarily due to the continued decline of the variable annuity block of business and lower stand up costs.
Dividends to Policyholders increased due to surrenders of participating COLI policies. This is offset by the release of mortality contingency reserves.

INVESTMENT RESULTS

Composition of Invested Assets
	Successor Company
	December 31, 2022		December 31, 2021
	Amount	Percent	Amount	Percent
Fixed maturities, available-for-sale ("AFS"), at fair value	$15,383	67.5%	$20,971	77.1%
Fixed maturities, at fair value, using the fair value option ("FVO")	331	1.5%	—	—%
Equity securities, at fair value	179	0.8%	203	0.7%
Mortgage loans (net of allowance for credit losses ("ACL") of $15 and $12)	2,520	11.1%	2,131	7.8%
Policy loans, at outstanding balance	1,495	6.6%	1,484	5.5%
Limited partnerships and other alternative investments (portion at fair value: $58 and $0)	1,300	5.7%	1,147	4.2%
Other investments [1]	95	0.4%	26	0.1%
Short-term investments	1,489	6.5%	1,254	4.6%
Total investments	$22,792	100%	$27,216	100%
[1]    Primarily includes derivative instruments and real estate acquired in satisfaction of debt.
Total investments decreased since December 31, 2021 (Successor Company) primarily due to unrealized losses on fixed maturities, AFS due to lower valuations caused by rising interest rates and credit spreads during the year and decreases in retained assets under management. Partially offsetting this were increases from investments acquired through reinsurance from Guardian. In addition, there was a shift from fixed maturities to mortgage loans, limited partnerships and other alternative investments, as well as increases to short-term investments and cash to provide additional liquidity for strategic redeployments.

Net Investment Income
	Successor Company				Predecessor Company
	For the Year Ended December 31, 2022		For the Period of July 1, 2021 to December 31, 2021		For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020

(Before-tax)	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]
Fixed maturities [2]	$620	3.2%	$174	2.5%	$243	3.6%	$518	3.7%
Equity securities	10	5.1%	10	14.8%	2	5.3%	7	16.1%
Mortgage loans	74	3.1%	32	2.9%	45	4.2%	92	4.2%
Policy loans	82	3.9%	36	4.9%	40	5.4%	82	5.7%
Limited partnerships and other alternative investments	168	15.6%	259	50.9%	216	45.7%	130	14.3%
Other [3]	(146)		1		1		13
Investment expense	(30)		(14)		(13)		(26)
Total net investment income	$778	3.6%	$498	5.3%	$534	5.9%	$816	4.4%
Total net investment income, excluding limited partnerships and other alternative investments	$610	3.1%	$239	2.7%	$318	3.7%	$686	3.9%
[1]    Yields calculated using annualized net investment income divided by the monthly average invested assets at amortized cost as applicable, excluding repurchase agreement and securities lending collateral, if any, and derivatives book value. In addition, the yield calculation for the period of July 1, 2021 to December 31, 2021 (Successor Company) excludes assets acquired from the Allianz reinsurance agreement entered into on December 30, 2021.
[2]    Includes net investment income on short-term investments and excludes amounts related to fixed maturities where the FVO was elected.
[3]    Includes amounts related to the change in a modified coinsurance embedded derivative due to the change in the risk-free rate on the host contract.

Year ended December 31, 2022 (Successor Company)
Net investment income for the year ended December 31, 2022 was $778 . Total net investment income was primarily driven by fixed maturities income and income from limited partnerships and other alternative investments primarily driven by valuations and cash distributions within private equity funds, partially offset by losses from modified coinsurance embedded derivatives.
The annualized net investment income yield including limited partnerships and other alternative investments was 3.6% for the year ended December 31, 2022. Excluding limited partnerships other alternative investments and non-routine items, the annualized investment income yield was 3.1% for the same period.
The new money yield for the year ended December 31, 2022, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 4.5%, which was above the average yield of sales and maturities of 2.5% for the same period.
Period of July 1 to December 31, 2021 (Successor Company)
Total net investment income for the period of July 1, 2021 to December 31, 2021 was $498 . Total net investment income was primarily impacted by greater income from limited partnerships and other alternative investments primarily driven by higher valuations and cash distributions within private equity funds, partially offset by a decrease in fixed maturities income due to greater amortization of premium due to book value being written up to market value as a result of pushdown accounting for the Sixth Street transaction, and continued lower yield on fixed maturities resulting from reinvesting at lower rates.
The annualized net investment income yield, excluding the Allianz coinsurance assets, limited partnerships and other alternative investments, was 2.7% for the period of July 1, 2021 to December 31, 2021. Excluding limited partnerships other alternative investments and non-routine items, the annualized investment income yield was 2.6% for the same period.
The new money yield for the period of July 1, 2021 to December 31, 2021, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 2.8% , which was above the average yield of sales and maturities of 2.1% for the same period.
Six months ended June 30, 2021 (Predecessor Company)
Total net investment income for the six months ended June 30, 2021 was $534. Total net investment income was primarily impacted by greater income from limited partnerships and other alternative investments primarily driven by higher valuations and sales of underlying investments within private equity funds, partially offset by a lower yield on fixed maturities resulting from reinvesting at lower rates and a lower yield on floating rate investments.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, was 3.7% for the six months ended June 30, 2021. Excluding limited partnerships other alternative investments and non-routine items, the annualized investment income yield was 3.6% for the same period.
The new money yield for the six months ended June 30, 2021, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 2.5%, which was below the average yield of sales and maturities of 3.2% for the same period.
Year ended December 31, 2020 (Predecessor Company)
Total net investment income for the year ended December 31, 2020 was $816. Total net investment income decreased primarily due to lower yields on fixed maturity investments resulting from lower reinvestment rates and lower yields on floating rate securities, and to a lesser extent, holding lower asset levels and fewer non-routine items. Also contributing to the decrease was lower income from limited partnerships and other alternative investments in the second quarter of 2020, which was a result of unfavorable impact on valuations from the economic impacts of the COVID-19 pandemic.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, and non-routine items, which primarily include mortgage loan pre-payments was 3.9% for the year ended December 31, 2020.
The new money yield for the year ended December 31, 2020, excluding certain U.S. Treasury securities, was approximately 3.2%, which was below the average yield of sales and maturities of 3.7% for the same period.

Net Realized Capital Gains (Losses)
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(Before-tax)
Gross gains on sales	$2	$14	$55	$166
Gross losses on sales	(532)	(20)	(8)	(32)
Equity securities [1]	(19)	17	—	1
Net credit losses on fixed maturities, AFS	(1)	—	—	(1)
Change in ACL on mortgage loans	(3)	—	6	(8)
Intent-to-sell impairments [2]	—	—	—	(6)
Change in fair value of fixed maturities, FVO	(21)
Change in fair value of LPs and other alternative investments, FVO	16
FIA embedded derivative	270
FIA hedging program	(247)
GMWB derivatives, net				82
Variable annuity macro hedge program	(1)	(67)	(243)	(414)
Transactional foreign currency revaluation	—	—	—	3
Non-qualifying foreign currency derivatives	7	5	(2)	(7)
Modified coinsurance reinsurance derivative contracts	1,136	15	22	(50)
Other, net [3]	(290)	16	(72)	192
Net realized capital gains (losses)	$317	$(20)	$(242)	$(74)

[1]    The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2022, were $(24) for the year ended December 31, 2022 (Successor Company). The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2021, were $(3) for the period of July 1, 2021 to December 31, 2021 (Successor Company). The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of June 30, 2021, were $1 for the six months ended June 30, 2021 (Predecessor Company). The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2020 were $4 for year ended December 31, 2020 (Predecessor Company).
[2]    See Credit Losses on Fixed Maturities, AFS and intent-to-sell Impairments within the Investment Portfolio Risks section of the MD&A.
[3]    Includes gains (losses) on non-qualifying derivatives, excluding foreign currency derivatives, of $833 for the year ended December 31, 2022 (Successor Company), $37 for the period of July 1, 2021 to December 31, 2021 (Successor Company), $(54) for the six months ended June 30, 2021 (Predecessor Company) and $149 for the year ended December 31, 2020 (Predecessor Company).
Gross Gains and Losses on Sales
•Gross gains and losses on sales for the year ended December 31, 2022 (Successor Company) were primarily driven by issuer specific selling within investment grade corporates and sales of U.S. Treasury securities for duration and/or liquidity management.
•Gross gains and losses on sales for the period of July 1, 2021 to December 31, 2021 (Successor Company) were primarily driven by issuer specific selling within investment grade corporates and sales of U.S. Treasury securities for duration and/or liquidity management.
•Gross gains and losses on sales for the six months ended June 30, 2021 (Predecessor Company) were primarily driven by sales of investment grade corporate securities, CMBS, and sales of U.S. Treasury securities for duration and/or liquidity management.

•Gross gains and losses on sales for the year ended December 31, 2020 (Predecessor Company) were primarily driven by issuer-specific sales and tenders of corporate securities and sales of U.S. Treasury securities for duration and/or liquidity management.
Variable Annuity Hedge Program
•For the year ended December 31, 2022 (Successor Company), losses on the macro hedge program was $1.
•For the period of July 1, 2021 to December 31, 2021 (Successor Company), losses on the macro hedge program were primarily due to losses of $50 driven by improvements in the equity markets, $46 driven by time decay of options and $32 driven by improvements in interest rates, partially offset by $27 due to equity volatility.
•For the six months ended June 30, 2021 (Predecessor Company), losses on the macro hedge program were primarily due to losses of $98 driven by improvements in the equity markets, $62 driven by improvements in interest rates and $67 driven by time decay of options.
•For the year ended December 31, 2020 (Predecessor Company), losses on the variable annuity macro hedge program were primarily due to losses of $564 driven by improvements in the equity markets and $69 driven by time decay of options, partially offset by $117 due to the transfer of derivatives from GMWB derivatives, net and $99 due to a decline in interest rates. These losses were partially offset by gains on the combined GMWB derivatives, net, which include the GMWB product derivatives and GMWB reinsurance contracts, primarily due to gains of $172 driven by improvements in the equity markets, $28 driven by equity volatility, $19 driven by a decline in interest rates and $11 due to assumption updates, partially offset by $117 due to the transfer of derivatives to the macro hedge program and $24 due to the correlation effect of market variables.
Modified coinsurance reinsurance derivative contracts
•For the year ended December 31, 2022 (Successor Company), net realized capital gains on modified coinsurance reinsurance derivative contracts, where the Company is the ceding entity, were primarily due to higher interest rates, which lowered the value of the underlying investments withheld from reinsurers. Modified coinsurance reinsurance contracts are accounted for as embedded derivatives and transfer to the reinsurer the investment experience related to the assets supporting the reinsured policies.
Other, net
•Other, net gains for the year ended December 31, 2022 (Successor Company), were primarily due to losses on interest rate derivatives driven by an increase in interest rates on swaps.
•Other, net gains for the period of July 1, 2021 to December 31, 2021 (Successor Company), were primarily due to gains on interest rate derivatives driven by a decrease in longer tenor interest rates, and gains associated with modified coinsurance reinsurance contracts driven by an increase in interest rates. Modified coinsurance reinsurance contracts are accounted for as embedded derivatives and transfer to the reinsurer the investment experience related to the assets supporting the reinsured policies.
•Other, net losses for the six months ended June 30, 2021 (Predecessor Company), were primarily due to losses on interest rate derivatives, partially offset by gains associated with modified coinsurance reinsurance contracts, both driven by an increase in interest rates.
•Other, net gains for the year ended December 31, 2020 (Predecessor Company), were primarily due to gains on interest rate derivatives partially offset by losses associated with modified coinsurance reinsurance contracts, both driven by a decrease in interest rates.

CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.
The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•valuation of investments and derivative instruments, including the underlying investments within the funds withheld liability and embedded derivatives;
•deferred gain or acquisition cost related to reinsurance transactions;
•estimated gross profits ("EGPs") used in the valuation and amortization of assets (including VOBA) and liabilities associated with variable annuity, FIA, and other universal life-type contracts, as well as any deferred reinsurance amounts;
•valuation of living withdrawal benefits and FIAs required to be fair valued (in other policyholder funds and benefits payable);
•evaluation of credit losses on fixed maturities, AFS, intent to sell impairments, and ACL on mortgage loans;
•evaluation of goodwill and other intangible assets for impairment;
•valuation allowance on deferred tax assets; and
•contingencies relating to corporate litigation and regulatory matters.
Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements. In developing these estimates management makes subjective and complex judgments that are inherently uncertain and subject to material change as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.
Valuation of Investments and Derivative Instruments, Including the Underlying Investments within the Funds Withheld Liability and Embedded Derivatives
Fixed Maturities, Equity Securities, Limited Partnerships and Other Alternative Investments for Which the Company has Elected the FVO, Short-term Investments and Freestanding and Embedded Derivatives
The Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company uses a "waterfall" approach comprised of the following pricing sources which are listed in priority order: quoted prices, prices from third-party pricing services, internal matrix pricing, and independent broker quotes. The fair value of freestanding derivative instruments is determined primarily using a discounted cash flow model or option model technique and incorporates counterparty credit risk. In some cases, quoted market prices for exchange-traded transactions and transactions cleared through central clearing houses ("OTC-cleared") may be used and in other cases independent broker quotes may be used. Valuations for certain limited partnerships and other alternative investments, FVO, is determined by updating the previous valuation and adjusting for current market factors. Valuations provided directly to the Company will be used in the event they become available as of the reporting date.
For further discussion, see the Fixed Maturities, Equity Securities, Short-term Investments, Limited Partnerships and Other Alternative Investments, FVO and Freestanding Derivatives section in Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements. For further discussion on the GMWB customized derivative valuation methodology, see the GMWB Embedded, Customized and Reinsurance Derivatives section in Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.

Deferred Gain or Acquisition Cost Related to Reinsurance Transactions
Deferred gains or acquisition costs related to reinsurance transactions are amortized over the life of the underlying reinsured policies, using assumptions consistent with those used to account for these policies.
A deferred gain was recorded in other liabilities on the Consolidated Balance Sheets related to certain reinsurance agreements. The deferred gain related to the Guardian, TR Re and Allianz transactions was calculated based on the consideration received less consideration paid under the reinsurance agreements. The deferred gain related to Commonwealth Annuity was calculated based on the underlying contract values and adjusted to zero as a result of pushdown accounting on July 1, 2021.
Estimated Gross Profits
EGPs are used in the valuation and amortization of the VOBA asset. Portions of EGPs are also used in the valuation of reserves for death and other insurance benefit features on variable annuity and other universal life-type contracts, as well as certain deferred reinsurance amounts.

Significant EGP-based Balances
	Successor Company
	As of December 31,
	2022	2021
VOBA [1]	$508	$479
Death and other insurance benefit reserves, net of reinsurance [2]	$56	$645
Deferred acquisition cost	$11	$23

[1]    For additional information on VOBA, refer to Note 6 - Value of Business Acquired and Deferred Acquisition Costs of Notes to Consolidated Financial Statements.
[2]    For additional information on death and other insurance benefit reserves, refer to Note 8 - Reserves for Future Policy Benefits and Separate Account Liabilities of Notes to Consolidated Financial Statements.

Benefit (Charge) to Income, Net of Tax, as a Result of Unlock [1]
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
VOBA	$(34)	$(73)	$14	$(64)
Death and other insurance benefit reserves	(4)	2	(6)	(25)
Change in reserves (FIA)	(22)	—	—	18
Total (before tax)	(60)	(71)	8	(71)
Income tax effect	(13)	(15)	2	(15)
Total (after tax)	$(47)	$(56)	$6	$(56)

[1]    For further information, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 6 - Value of Business Acquired and Deferred Acquisition Costs of Notes to Consolidated Financial Statements.

The Unlock benefits (charges) in the table above includes both assumption unlocks and market unlocks.
Successor Company
The VOBA unlock charge, after-tax, for the year ended December 31, 2022, was primarily related to the reduction in future gross profits as a result of negative performance in the equity markets. The change in reserves unlock charge, after-tax, was driven by updates to projected future investment margins.

The VOBA unlock charge, after-tax, for the period of July 1, 2021 to December 31, 2021, was primarily related to the reduction in future gross profits associated with the related party reinsurance transaction with TR Re on December 30, 2021. For further information regarding the elimination of DAC and the establishment of VOBA during pushdown accounting, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 6 - Value of Business Acquired and Deferred Acquisition Costs of Notes to Consolidated Financial Statements.
Predecessor Company
The Unlock charge, after-tax, for the six months ended June 30, 2021, was primarily associated with separate account returns being above our aggregated estimated returns due to an increase in equity markets.
The Unlock charge, after-tax, for the year ended December 31, 2020 was primarily associated with updates to projected hedging costs and updates to variable annuity partial withdrawal assumptions, partially offset by separate account returns being above our aggregated estimated returns largely due to an increase in equity markets.
Use of Estimated Gross Profits in Amortization and Reserving
For variable annuity contracts, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that time frame are immaterial. Future gross profits are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; full and partial surrender rates; interest credited; mortality; and annuitization rates. Changes in these assumptions and changes to other assumptions such as expenses and hedging costs cause EGPs to fluctuate, which impacts earnings.
Annual Unlock of Assumptions
In the third quarter of 2022, the Company completed a comprehensive policyholder behavior assumption study which includes assumptions related to VOBA, death and other insurance benefit reserves, and additional liability values established in the purchase fair value allocation process. This study resulted in a non-market related after-tax charge of $(7) to VOBA . Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and will revise its policyholder assumptions if credible emerging data indicates that changes are warranted. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the VOBA amortization models and the death and other insurance benefit reserving model.
All assumption changes that affect the estimate of future EGPs, including the update of current account values and policyholder behavior assumptions, are considered an Unlock in the period of revision. An Unlock adjusts VOBA and death and other insurance benefit reserve balances on the Consolidated Balance Sheets with an offsetting benefit or charge on the Consolidated Statements of Operations in the period of the revision. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.
EGPs are also used to determine the expected excess benefits and assessments included in the measurement of death and other insurance benefit reserves. The determination of death and other insurance benefit reserves is also impacted by discount rates, lapses, volatilities, mortality assumptions and benefit utilization, including assumptions around annuitization rates.
Aggregate Recoverability
After each quarterly Unlock, the Company also tests the aggregate recoverability of VOBA by comparing the VOBA balance to the present value of future EGPs. The margin between the VOBA balance and the present value of future EGPs for variable annuities was 45% as of December 31, 2022 (Successor Company). If the margin between the VOBA asset and the present value of future EGPs is exhausted, then further reductions in EGPs would cause portions of VOBA to be unrecoverable and the VOBA asset would be written down to equal future EGPs.
Living Benefits and Fixed Indexed Annuities Required to be Fair Valued
Fair values for variable annuity GMWBs and FIA benefits classified as embedded derivatives and included in other policyholder funds and benefits payable, are calculated using the income approach (for variable annuities) and the option budget approach (for FIAs) based upon internally developed models, because active, observable markets do not exist for those items. The fair value of these embedded derivatives and the related reinsurance are calculated as an aggregation of the following components: Best Estimate Benefits; Credit Standing Adjustment; Margins; and (for variable annuities only) Fees. The resulting aggregation is reconciled or calibrated, if necessary, to market information that is, or may be, available to the Company, but may not be observable by other market participants, including reinsurance discussions and transactions. The Company believes the aggregation of these components, as calibrated to the market information, results in an amount that the Company would be required to transfer to or receive from market participants in an active liquid market, if one existed, for those market participants to assume the risks associated with the GMWB and FIA benefits and the related reinsurance. The fair value is likely to materially diverge from the ultimate settlement of the liability as the Company believes settlement will be based on our best estimate assumptions rather than those best estimate assumptions plus risk margins. In the absence of any transfer of the benefit liability to a third party, the release of risk margins is likely to be reflected as realized gains in future periods’ net income.
A multidisciplinary group of finance, actuarial and risk management professionals review and approve changes to the Company's valuation model as well as associated controls.
For further discussion on the impact of fair value changes from living benefits see Note 2 - Fair Value Measurements of Notes to the Consolidated Financial Statements, and for a discussion on the sensitivities of certain living benefits due to capital market factors see Part II, Item 7, MD&A - Managing Equity Risk on Variable Annuity Products.
Evaluation of Credit Losses on Fixed Maturities, AFS, Intent-to-Sell Impairments and ACL on Mortgage Loans
Each quarter, a group of investment and accounting professionals evaluates investments to determine if a credit loss is present for fixed maturities, AFS or an ACL is required for mortgage loans. These evaluations are quantitative and qualitative processes, which are subject to risks and uncertainties. For further discussion of the accounting policies, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. For a discussion of impairments recorded, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments and ACL on Mortgage Loans sections within the Investment Portfolio Risks section of the MD&A.
Evaluation of Goodwill and Other Intangible Assets for Impairment
Goodwill and other intangible assets include the excess of the fair value of the net identifiable assets recorded in connection with acquisitions that have been pushed down to the Company, as well as indefinite lived assets that are not amortized. These non-amortizing intangible assets are reviewed for impairment at least annually, or more frequently if events occur or circumstances change that would indicate that a triggering event for a potential impairment has occurred. Intangible assets that do not have indefinite lives are amortized over their estimated useful lives. Each year, an annual goodwill and intangible asset impairment test is performed in the third quarter.
Valuation Allowance on Deferred Tax Assets
Deferred tax assets represent the tax benefit of future deductible temporary differences and tax credit carryforwards. Deferred tax assets are measured using the enacted tax rates expected to be in effect when such benefits are realized if there is no change in tax law. Under U.S. GAAP, we test the value of deferred tax assets for impairment on a quarterly basis at the entity level within each tax jurisdiction, consistent with our filed tax returns. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The determination of the valuation allowance for our deferred tax assets requires management to make certain judgments and assumptions. In evaluating the ability to recover deferred tax assets, we have considered all available evidence as of December 31, 2022 (Successor Company) including past operating results, forecasted earnings, future taxable income, and prudent and feasible tax planning strategies. In the event we determine it is more likely than not that we will not be able to realize all or part of our deferred tax assets in the future, an increase to the valuation allowance would be charged to earnings in the period such determination is made. Likewise, if it is later determined that it is more likely than not that those deferred tax assets would be realized, the previously provided valuation allowance would be reversed. Our judgments and assumptions are subject to change given the inherent uncertainty in predicting future performance and specific industry and investment market conditions.
As of December 31, 2022 and 2021 (Successor Company), the Company had no valuation allowance. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics, and business considerations such as asset-liability matching. Management views such tax planning strategies as prudent and feasible and would implement them, if necessary, to realize the deferred tax assets.
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the range of losses.
The Company has a quarterly monitoring process involving legal and accounting professionals. Legal personnel first identify outstanding corporate litigation and regulatory matters posing a reasonable possibility of loss. These matters are then jointly reviewed by accounting and legal personnel to evaluate the facts and changes since the last review in order to determine if a provision for loss should be recorded or adjusted, the amount that should be recorded, and the appropriate disclosure. The outcomes of certain contingencies currently being evaluated by the Company, which relate to corporate litigation and regulatory matters, are inherently difficult to predict, and the reserves that have been established for the estimated settlement amounts are subject to significant changes. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. In view of the uncertainties regarding the outcome of these matters, as well as the tax-deductibility of payments, it is possible that the ultimate cost to the Company of these matters could exceed the reserve by an amount that would have a material adverse effect on the Company’s consolidated results of operations and liquidity in a particular quarterly or annual period.

ENTERPRISE RISK MANAGEMENT
Since the business profile of Talcott Financial Group has grown significantly over the past two years through the addition of three new operating insurance companies in two new jurisdictions (i.e., two Bermuda insurers and one Cayman insurer), risk committees were streamlined and consolidated to efficiently and effectively manage risks on an enterprise basis as well as at each operating company in December 2022. The Talcott Resolution Life Insurance Company's Finance, Investment and Enterprise Risk Committee ("FIRMCo") was dissolved in December of 2022 and the responsibilities of the FIRMCo reverted to the Company’s Board. As such, the Company’s Board of Directors (“the Board”) has ultimate responsibility for risk oversight while management is tasked with the day-to-day management of the Company’s risks.
Enterprise management risk committees and working groups were established and consist of Talcott Resolution Life Insurance Company participants and participants from the other operating insurance companies. The EMRCC reports up to the Enterprise Risk Committee of the Talcott Financial Group Investments, LLC Board (“ERC”) and reports out to the Talcott Resolution Life Insurance Company Board of Directors.
The Company manages and monitors risk through risk policies, controls and limits. Talcott Resolution's risk profile, risk management practices, and adherence to risk limits are monitored and reported to the Board. The enterprise management risk committee and working groups provide oversight of specific risk areas.

Talcott Financial Group Investments, LLC Enterprise Board Risk Committee

TL Board	Enterprise Risk Management Finance, Investment, Liquidity, Capital Committee ("EMRCC")

	Enterprise Finance, Investment and Capital Working Group ("EFICWG")	Enterprise Insurance Risk Working Group ("EIRWG")	Enterprise Risk Governance Working Group ("ERGWG")

	Policyholder Behavior Risk	Liquidity Risk	Emerging Risk
		Market and Credit Risk	Operational Risk
Mortality Risk
Longevity Risk
Model Oversight

The Company's enterprise risk management ("ERM") function supports the ERC, Board of operating companies, and enterprise risk committees and working groups, and is tasked with, among other things:
• risk identification and assessment;
• the development of risk appetites, tolerances, and limits;
• risk monitoring; and
• internal and external risk reporting.
The Company categorizes its main risks as financial risk, operational risk, and insurance risk, each of which are described in more detail below.
Financial Risk Management
Financial risks include direct and indirect risks to the Company's financial objectives coming from events that impact market conditions or prices. Some events may cause correlated movement in multiple risk factors. The primary sources of financial risks are the Company's general account and separate account assets and the liabilities and the guarantees which the company has written over various liability products, particularly its fixed and variable annuities. Consistent with its risk appetite, the Company establishes financial risk limits to control potential loss on a U.S. statutory and economic basis. Exposures are actively monitored and mitigated where appropriate. The Company uses various risk management strategies, including reinsurance and over-the-counter and exchange traded derivatives with counterparties meeting the appropriate regulatory and due diligence requirements. Derivatives are utilized to achieve one of four Company-approved objectives: hedging risk arising from interest rate, equity market, commodity market, credit spread and issuer default, price or currency exchange rate risk or volatility; managing liquidity; controlling transaction costs; or entering into synthetic replication transactions. Derivative activities are monitored and evaluated by the Company’s compliance and risk management teams and reviewed by senior management.
The Company identifies different categories of financial risk, including liquidity, credit, interest rate and equity as described below.

Liquidity Risk
Liquidity risk is the risk to current or prospective earnings or capital arising from the Company's inability or perceived inability to meet its contractual funding obligations when they come due.
Sources of Liquidity Risk
Sources of liquidity risk include funding risk, company-specific liquidity risk and market liquidity risk resulting from differences in the amount and timing of sources and uses of cash as well as company-specific and general market conditions. Stressed market conditions may impact the ability to sell assets or otherwise transact business and may result in a significant loss in value.
Impact
Inadequate capital resources and liquidity could negatively affect the Company’s overall financial strength and its ability to generate cash flows from its businesses, borrow funds at competitive rates, and raise new capital to meet operating and growth needs.
Management
The Company has defined ongoing monitoring and reporting requirements to assess liquidity across the enterprise under both current and stressed market conditions. The Company measures and manages liquidity risk exposures and funding needs within prescribed limits across legal entities, taking into account legal, regulatory and operational limitations to the transferability of liquidity. The Company also monitors internal and external conditions and identifies material risk changes and emerging risks that may impact liquidity. The Company's Treasurer has primary responsibility for liquidity risk.
For further discussion on liquidity, see the Liquidity Requirements and Sources of Capital section within Capital Resources and Liquidity.
Credit Risk
Credit risk is the risk to earnings or capital due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with contractually agreed upon terms. Credit risk is comprised of three major factors: the risk of change in credit quality, or credit migration risk; the risk of default; and the risk of a change in value due to changes in credit spread.
Sources of Credit Risk
The majority of the Company’s credit risk is concentrated in its investment holdings, but it is also present in the Company's derivative counterparty exposure, reinsurance transactions, and to a lesser extent variable annuity fund assets under management.
Impact
A decline in creditworthiness is typically associated with an increase in an investment’s credit spread, potentially resulting in an increase in credit losses and an increased probability of a realized loss upon sale. Derivative exposure and reinsurance recoverables are also subject to credit risk based on the counterparty’s unwillingness or inability to pay. The value of variable annuity fund assets under management can also be affected by an increase in investment credit spreads or defaults on underlying investments.
Management
The objective of the Company’s enterprise credit risk management strategy is to identify, quantify, and manage credit risk on an aggregate portfolio basis and to limit potential losses in accordance with an established credit risk management policy. The Company primarily manages its credit risk by holding a diversified mix of investment grade issuers and counterparties across its investment, reinsurance, and insurance portfolios. Potential losses are also limited within portfolios by diversifying across geographic regions, asset types and sectors.
The Company manages credit risk on an on-going basis through the use of various processes and analyses. Both the investment and reinsurance areas have formulated procedures for counterparty approvals and authorizations, which establish minimum levels of creditworthiness and financial stability. Credits considered for investment are subjected to underwriting reviews. Within the investment portfolio, private securities are subject to management approval. Mitigation strategies vary across the three sources of credit risk, but may include:

•Investing in a portfolio of high-quality and diverse securities;
•Selling investments subject to credit risk;
•Hedging through use of single name or basket credit default swaps;
•Clearing transactions through central clearing houses that require daily variation margin;
•Entering into contracts only with strong creditworthy institutions and
•Requiring collateral.
The Company has developed credit exposure thresholds which are based upon counterparty ratings. Aggregate counterparty credit quality and exposure is monitored on a monthly basis utilizing an enterprise-wide credit exposure information system that contains data on issuers, ratings, exposures, and credit limits. Exposures are tracked on a current and potential basis and aggregated by ultimate parent across investments, reinsurance receivables, insurance products with credit risk, and derivative counterparties.
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had no investment exposure to any credit concentration risk of a single issuer, or derivative counterparty greater than 10% of the Company's stockholder's equity, other than the U.S. government and certain U.S. government securities. For further discussion of concentration of credit risk in the investment portfolio, see the Concentration of Credit Risk section in Note 3 - Investments of Notes to Consolidated Financial Statements.
Credit Risk of Derivatives
The Company uses various derivative counterparties in executing its derivative transactions. The use of counterparties creates credit risk that the counterparty may not perform in accordance with the terms of the derivative transaction. A reduction in the financial strength ratings as set by nationally recognized statistical agencies or a decline in the RBC ratio of the Company’s insurance operating companies may have adverse implications for its use of derivatives including those used to hedge benefit guarantees of variable annuities. Derivative counterparties for over-the-counter ("OTC") derivatives and clearing brokers for OTC-cleared derivatives have the right to cancel and settle outstanding derivative trades or require additional collateral to be posted if the Company's financial strength falls below certain thresholds. In addition, if the Company does not meet these thresholds, counterparties and clearing brokers may becoming unwilling to engage in or clear additional derivatives or may require collateralization before entering into any new trades. This would restrict the supply of derivative instruments commonly used to hedge variable annuity guarantees, particularly long-dated equity derivatives and interest rate swaps.
Managing the Credit Risk of Counterparties to Derivative Instruments
The Company has derivative counterparty exposure policies which limit the Company’s exposure to credit risk. The Company monitors counterparty exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company’s policies with respect to derivative counterparty exposure establishes market-based credit limits, favors long-term financial stability and creditworthiness of the counterparty and typically requires credit enhancement/credit risk reducing agreements, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management.
The Company minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better. The Company also generally requires that OTC derivative contracts be governed by an International Swaps and Derivatives Association ("ISDA") Master Agreement, which is structured by legal entity and by counterparty and permits right of offset. The Company enters into credit support annexes in conjunction with the ISDA agreements, which require daily collateral settlement based upon agreed upon thresholds.
The Company has developed credit exposure thresholds which are based upon counterparty ratings. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. In accordance with industry standard and the contractual agreements, collateral is typically settled on same business day. The Company has exposure to credit risk for amounts below the exposure thresholds which are uncollateralized, as well as for market fluctuations that may occur between contractual settlement periods of collateral movements.

Most of the Company's derivative counterparty relationships have a zero uncollateralized threshold. Currently, the Company only transacts OTC derivatives with two counterparties and in one legal entity where the collateralized thresholds to the Company is greater than zero. The maximum combined threshold in those relationships is $10. Based on the contractual terms of the collateral agreements, these thresholds may be immediately reduced due to a downgrade in the counterparty's credit rating. For further discussion, see the Derivative Commitments section of Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
For the year ended December 31, 2022 (Successor Company), the Company incurred no losses on derivative instruments due to counterparty default.
Use of Credit Derivatives
The Company may also use credit default swaps to manage credit exposure or to assume credit risk to enhance yield. The Company uses credit derivatives to purchase credit protection with respect to a single entity, referenced index, or asset pool. The Company purchases credit protection through credit default swaps to economically hedge and manage credit risk of certain fixed maturity investments across multiple sectors of the investment portfolio. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the notional amount related to credit derivatives that purchase credit protection was $0 and $0, respectively, while the fair value was $0 for both years. These amounts do not include positions that are in offsetting relationships.
The Company may also enter into credit default swaps that assume credit risk as part of replication transactions. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies. These swaps reference investment grade single corporate issuers and baskets, which include customized diversified portfolios of corporate issuers. These baskets are established within sector concentration limits and may be divided into tranches which possess different credit ratings. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the notional amount related to credit derivatives that assume credit risk was $500 and $100, respectively, while the fair value was $4 and $2, respectively. These amounts do not include positions that are in offsetting relationships.
For further information on credit derivatives, see Note 4- Derivatives of Notes to Consolidated Financial Statements.
Interest Rate Risk
Interest rate risk is the risk of financial loss due to adverse changes in the value of assets and liabilities arising from movements in interest rates. Interest rate risk encompasses exposures with respect to changes in the level of interest rates, the shape of the term structure of rates and the volatility of interest rates. Interest rate risk does not include exposure to changes in credit spreads.
Sources of Interest Rate Risk
The Company has exposure to interest rates arising from its fixed maturity securities and interest sensitive liabilities. In addition, certain product liabilities, including those containing GMWB or GMDB, expose the Company to interest rate risk but also have significant equity risk. These liabilities are discussed as part of the Managing Equity Risk on Variable Annuity Products section. Management also evaluates performance of certain products based on net investment spread which is, in part, influenced by changes in interest rates.
Impact
Changes in interest rates from current levels can have both favorable and unfavorable effects for the Company.

Change in Interest Rates	Favorable Effects	Unfavorable Effects
ñ	Additional investment income	Decrease in the fair value of the fixed maturity investment portfolio
	Lower cost of the variable annuity hedge program	Potential increase in policyholder surrenders, requiring the Company to liquidate assets in an unrealized loss position to fund liability surrender value
	Lower margin erosion associated with minimum guaranteed crediting rates on certain products	Potential impact on the Company's tax planning strategies
Higher interest expense
ò	Increase in the fair value of the fixed maturity investment portfolio	Lower net investment income due to reinvesting at lower investment yields
	Lower interest expense	Lower interest income on variable rate investments
Acceleration in paydowns and prepayments or calls of certain mortgage-backed and municipal bonds
Increased cost of variable annuity hedge program
Potential margin erosion associated with minimum guaranteed crediting rates on certain products
Management
The Company primarily manages its exposure to interest rate risk by constructing investment portfolios that maintain asset allocation limits and asset/liability duration matching targets which may include the use of derivatives. The Company analyzes interest rate risk using various models including parametric models and cash flows simulation under various market scenarios of the liabilities and their supporting investment portfolios. Key metrics that the Company uses to quantify its exposure to interest rate risk inherent in its invested assets and interest rate sensitive liabilities include duration, convexity and key rate duration.
The Company may also utilize a variety of derivative instruments to mitigate interest rate risk associated with its investment portfolio or to hedge liabilities. Interest rate caps, floors, swaps, swaptions and futures may be used to manage portfolio duration. Interest rate swaps are primarily used to convert interest receipts or payments to a fixed or variable rate. The use of such swaps enables the Company to customize contract terms and conditions to desired objectives and manage the duration profile within established tolerances. Interest rate swaps are also used to hedge the variability in the cash flow of a forecasted purchase or sale of fixed rate securities due to changes in interest rates.
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), notional amounts pertaining to derivatives utilized to manage the interest rate risk of investments, including offsetting positions, totaled $1.6 billion and $3.2 billion, respectively. The fair value of these derivatives was $(1) and $(7) as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively. These amounts do not include derivatives associated with the Variable Annuity Hedging Program.
Assets and Liabilities Subject to Interest Rate Risk
Fixed Income Investments
The fair value of fixed income investments, which include fixed maturities, commercial mortgage loans, and short-term investments, was $19.7 billion at December 31, 2022 (Successor Company) and $24.4 billion at December 31, 2021 (Successor Company), respectively. The weighted average duration of the portfolio, including derivative instruments, was approximately 6.7 years as of December 31, 2022 (Successor Company) and 8.3 years as of December 31, 2021 (Successor Company).
Liabilities
The Company’s issued investment contracts and certain insurance product liabilities, other than non-guaranteed separate accounts, include asset accumulation vehicles such as fixed annuities, guaranteed investment products, and other investment and universal life-type contracts. The primary risk associated with these products is that, despite the use of market value adjustment features and surrender charges, the spread between investment return and credited rate may not be sufficient to earn targeted returns.
Asset accumulation vehicles primarily require a fixed rate payment, often for a specified period of time, and fixed rate annuities contain surrender values that are based upon a market value adjusted formula if held for shorter periods. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had $3.0 billion and $2.7 billion, respectively, of liabilities for fixed annuities predominantly with 3% minimum interest guarantees
In addition, certain products such as COLI contracts and the general account portion of variable annuity products credit interest to policyholders subject to market conditions and minimum interest rate guarantees. As of both December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had $1.7 billion of general account COLI account value, with minimum interest guarantees on unloaned account value ranging from 4.0% to 4.5%. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the general account portion of the variable annuity contracts was $3.0 billion and $2.6 billion, respectively, with minimum guarantees ranging from 1.5% to 4.0%.
The Company's issued non-investment type contracts include structured settlement contracts, terminal funding agreements, and on-benefit payout annuities (i.e., the annuitant is currently receiving benefits). The cash outflows associated with these policy liabilities are not interest rate sensitive but do vary based on actual to expected mortality experience. Similar to investment-type products, the aggregate cash flow payment streams are relatively predictable. Products in this category may rely upon actuarial pricing assumptions (including mortality and morbidity) and have an element of cash flow uncertainty. Additionally, due to the long duration of these liabilities, these products are subject to reinvestment risk. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had $12.6 billion and $12.9 billion, respectively, of liabilities for combined structured settlements and terminal funding agreements and $1.5 billion and $1.6 billion, respectively, of liabilities for on-benefit payout annuities.
Interest Rate Sensitivity
Fixed Liabilities and the Invested Assets Supporting Them
Included in the following table is the before-tax change in the net economic value of investment contracts including structured settlements, fixed annuity contracts and terminal funding agreements for which the payment rates are fixed at contract issuance and/or the investment experience is substantially absorbed by the Company’s operations, along with the corresponding invested assets. Also included in this analysis are the interest rate sensitive derivatives used by the Company to hedge its exposure to interest rate risk in the investment portfolios supporting these contracts. Note that for purposes of the sensitivities outlined below, the net economic value is shown, which is net of reinsurance and is the difference between the change in the market value of the assets, and the change in the market value of the liabilities utilizing the Company's internal methodology for calculating economic value.
The calculation of the estimated hypothetical change in net economic value below assumes a 100 basis point upward and downward parallel shift in the yield curve.

Change in Net Economic Value as of December 31,
	Successor Company
Interest Rate Sensitivity of Fixed Liabilities and Invested Assets Supporting Them	As of December 31, 2022		As of December 31, 2021
Basis point shift	-100	+100	-100	+100
Increase (decrease) in economic value, before tax	$(9)	$(7)	$(712)	$487

The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $19.6 billion and $20.7 billion, as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively. The assets supporting the fixed liabilities are monitored and managed within set duration guidelines, and are evaluated on a daily basis, as well as annually using scenario simulation techniques in compliance with regulatory requirements. For further discussion on the reinsurance agreements with Commonwealth and the impact to invested assets, please see Part II, Item 7, MD&A - Investment Results, Composition of Invested Assets.
Invested Assets Not Supporting Fixed Liabilities
The following table provides an analysis showing the estimated before-tax change in the fair value of the Company’s investments and related derivatives, excluding assets supporting fixed liabilities which are included in the table above, assuming 100 basis point upward and downward parallel shifts in the yield curve as of December 31, 2022 (Successor Company) and 2021 (Successor Company).

Change in Fair Value as of December 31,
	Successor Company		Predecessor Company
Interest Rate Sensitivity of Invested Assets Not Supporting Fixed Liabilities	As of December 31, 2022		As of December 31, 2021
Basis point shift	-100	+100	-100	+100
Increase (decrease) in fair value, before tax	$207	$(158)	$311	$(293)
The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $2.0 billion and $2.5 billion, as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively.
The selection of the 100 basis point parallel shift in the yield curve was made only as an illustration of the potential hypothetical impact of such an event and should not be construed as a prediction of future market events. Actual results could differ materially from those illustrated above due to the nature of the estimates and assumptions used in the above analysis. The Company’s sensitivity analysis calculation assumes that the composition of invested assets and liabilities remain materially consistent throughout the year and that the current relationship between short-term and long-term interest rates will remain constant over time. As a result, these calculations may not fully capture the impact of portfolio re-allocations, significant product sales or non-parallel changes in interest rates.
Equity Risk
Equity risk is the risk of financial loss due to changes in the value of global equities or equity indices, alternative investment models, private equities and hedge funds.
Sources of Equity Risk
The Company has exposure to equity risk from general account assets, variable annuity fund assets under management, embedded derivatives within the Company’s variable annuity products and the Company's FIA and variable annuity reinsurance treaties. The Company’s variable products are significantly influenced by the U.S. and other equity markets, as discussed below.
Impact of Equity Risk on General Account Products
Declines in equity markets may result in losses due to sales or reductions in market value that are recorded within reported earnings. Declines in equity markets may also decrease the value of limited partnerships and other alternative investments or result in losses on derivatives, including on embedded product derivatives, thereby negatively impacting our reported earnings.
Managing Equity Risk on Fixed Indexed Annuity Products
The Company has reinsurance treaties in place with Allianz on blocks of fixed indexed annuities. In these contracts, interest is credited based on the performance of an index, generally equity-related. As part of the treaties, the Company has a contractual agreement with Allianz whereby the Company pays Allianz an option budget and Allianz provides corresponding index credits based on actual market performance. Allianz bears the primary risk of slippage to the extent that the hedges they purchase with the option budget do not provide sufficient index credits. A portion of this business has been retroceded to our parent company TR Re.
Impact
The Company retains some equity risk from the fixed indexed annuity block. Generally, declines in equity markets will:
•Reduce the value of the index credits that Allianz will provide, while also reducing the potential index credits to be credited to the annuity block;
•Reduce the carrying value of the index credit receivable from the Allianz hedging agreement, potentially resulting in a need to increase funding of the reinsurance trust; and
•Increase the Company’s liability for guaranteed payouts, as future payouts will be offset by lower account value.

Managing Equity Risk on Variable Annuity Products
Most of the Company’s variable annuities, including the variable annuity contracts reinsured through the GIAC reinsurance treaty, include GMDB and certain contracts with GMDB also include GMWB features. The Company also has a reinsurance treaty in place in which it reinsures a block of riders on Lincoln variable annuity contracts.
Impact
The Company’s variable annuity contracts are significantly influenced by the U.S. and other equity markets. Generally, declines in equity markets will:
•reduce the value of assets under management and the amount of fee income generated from those assets;
•increase the value of derivative assets used to hedge product guarantees and fee income resulting in realized capital gains;
•increase the costs of the hedging instruments we use in our hedging program;
•increase the Company’s net amount at risk ("NAR"), described below, for GMDB and GMWB;
•increase the amount of required assets to be held backing variable annuity guarantees to maintain required regulatory reserve levels and targeted risk-based capital ratios; and
•decrease the Company’s estimated future gross profits, resulting in a VOBA unlock charge.
Increases in equity markets will generally have the inverse impact of those listed in the preceding discussion.
Declines in the equity markets will increase the Company’s liability for these benefits. Many contracts with a GMDB include a MAV, which in rising markets resets the guarantee on the anniversary to be "at the money". As the MAV increases, it can increase the NAR for subsequent declines in account value. Generally, a GMWB contract is "in the money" if the contractholder’s GRB becomes greater than the account value.
The NAR is generally defined as the guaranteed minimum benefit amount in excess of the contractholder’s current account value. Variable annuity account values with guarantee features were $32.9 billion and $34.3 billion as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively.
The following tables summarize the account values of the Company’s variable annuities with guarantee features and the NAR split between various guarantee features (retained net amount at risk is net of reinsurance, but does not take into consideration the effects of the variable annuity hedge programs currently in place as of each balance sheet date).

Total Variable Annuity Guarantees as of December 31, 2022
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	% of Contracts In the Money [2]	% In the Money [2][3]
Variable Annuity [1]
GMDB [4]	$32.9	$4.2	$1.0	60%	17%
GMWB	18.6	0.4	0.2	9%	17%

Total Variable Annuity Guarantees as of December 31, 2021
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	% of Contracts In the Money [2]	% In the Money [2][3]
Variable Annuity [1]
GMDB [4]	$34.3	$2.2	$0.2	15%	21%
GMWB	14.5	0.1	—	3%	23%
[1]    Contracts with a guaranteed living benefit also have a guaranteed death benefit. The NAR for each benefit is shown; however these benefits are not additive.
[2]    Excludes contracts that are fully reinsured.
[3]    For all contracts that are “in the money”, this represents the percentage by which the average contract was "in the money".
[4]    Excludes contracts without a GMDB due to certain elections made by policyholders or their beneficiaries. Such contracts had $2.6 billion and $3.0 billion of account value as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively.

Many policyholders with a GMDB also have a GMWB. These benefits are not additive. Policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB. The GMDB NAR disclosed in the preceding tables is a point in time measurement and assumes that all participants utilize the GMDB on that measurement date.
The Company expects to incur GMDB payments in the future only if the policyholder has an "in the money" GMDB at their death. For policies with a GMWB rider, the company expects to incur GMWB payments in the future only if the account value is reduced over time to a specified level through a combination of market performance and periodic withdrawals, at which point the contractholder will receive an annuity with total payments equal to the GRB which is generally equal to premiums less withdrawals. For the Company’s “lifetime” GMWB products, this annuity can have total payments exceeding the GRB. As the account value fluctuates with equity market returns on a daily basis and the “lifetime” GMWB payments may exceed the GRB, the ultimate amount to be paid by the Company, if any, is uncertain and could be significantly more or less than the Company’s current carried liability. For additional information on the Company’s GMWB liability, see Note - 2 Fair Value Measurements of Notes to Consolidated Financial Statements. For additional information on the Company's GMDB liability, see Note 8 - Reserves for Future Policy Benefits and Separate Account Liabilities of Notes to Consolidated Financial Statements.
Variable Annuity Market Risk Exposures
The following table summarizes the broad variable annuity guarantees offered by the Company and the market risks to which the guarantee is most exposed from a U.S. GAAP accounting perspective.

Variable Annuity Guarantees [1]	U.S. GAAP Treatment [1]	Primary Market Risk Exposures [1]
GMDB and life-contingent component of the GMWB	Accumulation of the portion of fees required to cover expected claims, less accumulation of actual claims paid	Equity Market Levels / Interest Rates
GMWB (excluding life-contingent portions)	Fair value	Equity Market Levels / Implied Volatility / Interest Rates

[1]    Each of these guarantees and the related U.S. GAAP accounting volatility will also be influenced by actual and estimated policyholder behavior.
Risk Hedging
Variable Annuity Hedging Program
Through the use of reinsurance, capital market derivatives and other derivative instruments, the Company’s variable annuity hedging program is primarily focused on reducing the economic exposure to market risks associated with guaranteed benefits that are embedded in the variable annuity contracts that we have written directly or acquired via reinsurance. The variable annuity hedging program also considers the potential impacts on statutory capital.
Reinsurance
The Company uses reinsurance for a portion of GMWB risks. The Company also uses reinsurance for a portion of GMDB risks, where the GMDB is higher than a return of premium death benefit or account value benefit.
Macro Hedge Program
The Company’s macro hedging program is designed to hedge risk pertaining to variable annuity exposures, including GMWB and GMDB liabilities, protect expected fee revenue to be received on variable annuity contracts, and reduce statutory reserve and capital volatility. The macro hedge program uses interest rate swaps, swaptions, and futures, and equity swaps, options, forwards, and futures on certain indices including the S&P 500 index, EAFE index, NASDAQ 100 index and Russell 2000 index. Additionally, for a portion of 2021, the Company held customized capital market derivative contracts to provide protection from certain capital market risks for the remaining term of specified blocks of GMWB riders written on a direct basis. These customized derivative contracts were based on policyholder behavior assumptions specified at the inception of the derivative contracts. The Company retained the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices.
Management assesses the risks under various deterministic and stochastic scenarios in designing and executing the macro hedge program. The increased U.S. GAAP earnings volatility may result from factors including, but not limited to: policyholder behavior, capital markets, divergence between the performance of the underlying funds and the hedging indices, changes in hedging positions and the relative emphasis placed on various risk management objectives. Additionally, the hedge program will result in U.S. GAAP earnings volatility as changes in the value of the macro hedge derivatives may not be closely aligned to changes in U.S. GAAP liabilities.
Variable Annuity Hedging Program Sensitivities
The underlying guaranteed withdrawal benefit liabilities (excluding the life contingent portion of GMWB contracts) and hedge assets within the GMWB hedge and macro hedge programs are carried at fair value.
The following table presents our estimates of the potential instantaneous impacts from sudden market stresses related to equity market prices, interest rates and implied market volatilities. The following sensitivities represent: (1) the net estimated difference between the change in the fair value of GMWB liabilities and the underlying hedge instruments and (2) the estimated change in fair value of the hedge instruments for the macro program, before the impacts of amortization of VOBA and taxes. As noted in the preceding discussion, certain hedge assets are used to hedge liabilities that are not carried at fair value and will not have a liability offset in the U.S. GAAP sensitivity analysis. All sensitivities are measured as of December 31, 2022 (Successor Company) and are related to the fair value of liabilities and hedge instruments in place at that date for the Company’s variable annuity hedge programs. The impacts presented in the table that follows are estimated individually and measured without consideration of any correlation among market risk factors.

Sensitivity Analysis (before tax and VOBA) as of December 31, 2022 (Successor Company) [1]
	Variable Annuity Macro Hedge Program
Equity market return	-20%	-10%	10%
Potential net fair value impact	$438	$216	$(176)
Interest rates	-50bps	-25bps	+25bps
Potential net fair value impact	$46	$23	$(22)
Implied volatilities	10%	2%	-10%
Potential net fair value impact	$192	$38	$(174)
[1]    These sensitivities are based on the following key market levels as of December 31, 2022 (Successor Company): 1) S&P of 3,840; 2) 10 year U.S. swap rate of 3.84%; and 3) S&P 10 year volatility of 23.88%.

The preceding sensitivity analysis is an estimate and should not be used to predict the future financial performance of the Company's variable annuity hedge programs. The actual net changes in the fair value liability and the hedging assets illustrated in the preceding table may vary materially depending on a variety of factors which include but are not limited to:
•The sensitivity analysis is only valid as of the measurement date and assumes instantaneous changes in the capital market factors and no ability to re-balance hedge positions prior to the market changes;
•Changes to the underlying hedging program, policyholder behavior, and variation in underlying fund performance relative to the hedged index, which could materially impact the liability; and
•The impact of elapsed time on liabilities or hedge assets, any non-parallel shifts in capital market factors, or correlated moves across the sensitivities.
Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events.
The Company has classified operational risk into the following risk categories:

• Business Resiliency • Claims • Corporate Governance • Cyber and Information Protection •Disaster Recovery • Environmental, Social and Governance ("ESG") • Financial Operations • Fraud	• Human Resources •Legal, Compliance and Tax • Model Risk • Operations • Product Risk (In-force and New Business) • Technology • Third-Party (Vendor)
Sources of Operational Risk

Operational risk is inherent in all aspects of the Company's business and functional areas.
Impact
Operational risk can result in financial loss, disruption of the Company's business, regulatory actions or damage to the Company's reputation.
Management
Responsibility for day-to-day management of operational risk lies within each functional area. ERM is responsible for establishing, maintaining and communicating the framework, principles and guidelines of the Company's operational risk management program. In addition, ERM, as a second line of defense, provides an independent enterprise view and assessment of operational risks that the Company faces. Operational risk mitigation strategies include the following:
•Establishing policies and monitoring risk tolerances and exceptions;
•Conducting business risk self-assessments and implementing action plans where necessary;
•Validating existing crisis management protocols;
•Identifying and monitoring emerging operational risks; and
•Purchasing insurance coverage.
Business Resiliency
The Company has a developed business resiliency program that is consistent with industry best practices that provides reasonable assurance that the Company is prepared for, and can recover from, emergencies and disasters. Foundational elements of the Company’s business resiliency strategy consist of a lead Business Resiliency Officer, a business resilience program, business continuity plans, IT disaster recovery plans, a pandemic response plan, an Emergency Response Plan, a Crisis Management Team ("CMT"), and a Crisis Management Plan.
The Company's Business Resiliency Office proactively monitors events at the local, regional, and national levels and when necessary will be responsible for executing a response to a potential significant business disruption.
To provide resiliency against an event, the Company uses a portfolio of resiliency plans to safeguard the Company’s business functions, information systems, personnel, data, and facilities. The Business Continuity Plans ("BCP") are updated annually and are maintained across business units in accordance with established organizational policies and standards to ensure a constant state of readiness as well as to ensure that services can be recovered within reasonable timeframes and to acceptable levels in the event of a disruption or catastrophe.
Cybersecurity Risk
Talcott Resolution’s Chief Information Security Officer (CISO) has overall responsibility for Talcott Resolution’s Information Protection Program.
The Company has implemented an information protection with established governance routines that promote an adaptive approach for assessing and managing risks. The Company has invested to build a ‘defense-in-depth’ strategy that uses multiple security measures to protect the integrity of the Company's information assets. This ‘defense-in-depth’ strategy aligns to the National Institute of Standards and Technology ("NIST") Cyber Security Framework and provides preventative, detective and responsive measures that collectively protects the Company. Various cyber assurance methods, including security metrics, third party security assessments, external penetration testing, vulnerability scanning, and cyber war game incident response exercises are used to test the effectiveness of the overall cybersecurity control environment.
Members of Talcott Resolution’s ERM, Legal and Compliance, and Internal Audit teams work with the CISO and members of the Talcott Resolution’s Information Protection team to ensure that required policies exist and are tested as necessary.
Talcott Resolution’s current operating model retains some security services in-house, uses industry leading third parties to provide certain managed security capabilities and other third parties for consulting services, as shown in the chart below.

Information Protection Governance
Internal Services	Managed Services	Third-party Services
Regulatory Compliance	Network Security (Firewalls)	Incident Response Forensics
Security Policies	Endpoint Detection & Response	Penetration Testing
Third-party Security Cyber Risk	Network Detection & Response	Independent Risk Assessments
Data Classification	Threat Hunting
Incident Response	Patching
Email Security	Data Loss Prevention
Application Security	DDoS Protection
Security Training	Web Application Firewall
Security Consulting	Email Phish Testing
Access Management
Audit Log Management ("SIEM")
Vulnerability Scanning & Remediation
The Company has implemented information protection and privacy programs with established governance routines that promote an adaptive approach for assessing and managing risks. The Company has invested to build a ‘defense-in-depth’ strategy that uses multiple security measures to protect the integrity of the Company's information assets. This ‘defense-in-depth’ strategy aligns to the National Institute of Standards and Technology ("NIST") Cyber Security Framework and provides preventative, detective and responsive measures that collectively protects the Company. Various cyber assurance methods, including security metrics, third party security assessments, external penetration testing, vulnerability scanning, and cyber war game exercises are used to test the effectiveness of the overall cybersecurity control environment.
The Company, like many other large financial services companies, blocks attempted cyber intrusions on a daily basis. In the event of a cyber intrusion, the company invokes its Cyber Incident Response Program commensurate with the nature of the intrusion. While the actual methods employed differ based on the event, the approach employs internal teams and outside advisors with specialized skills to support the response and recovery efforts and requires elevation of issues, as necessary, to senior management.
From a governance perspective, senior members of our Enterprise Risk Management, Information Protection and Internal Audit functions provide detailed reports on cybersecurity matters to the Company's Board, including the Audit Committee, which has principal responsibility for oversight of cybersecurity risk, and/or the Board, which oversees controls for the Company's major risk exposures. The topics to be covered by these updates include the Company's activities, policies and procedures to prevent, detect and respond to cybersecurity incidents, as well as lessons learned from cybersecurity incidents and internal and external testing of our protection measures. The Audit Committee will meet at each regular Board meeting and will be briefed on cyber risks at least annually.
COVID-19 Response
Talcott Resolution has a centralized control structure for crisis management and a cross-functional Crisis Management Team (CMT). The CMT coordinated Talcott’s COVID-19 response. Beginning in May 2022, Talcott Resolution returned to the office on a hybrid schedule. As the pandemic evolves, Talcott will continue to monitor conditions and will adjust its health and safety protocols as needed.

Vendor Risk Management
Talcott Resolution maintains a Vendor Oversight Policy that provides an end-to-end control structure for Talcott Resolution’s vendor relationships. The Policy is designed to:
•Establish processes and controls during the contracting process to provide for reasonable information protection standards and Talcott Resolution’s right to monitor those standards.
•Define roles and requirements within Talcott Resolution’s business units to ensure effective ongoing management of third-party relationships and performance.
•Describe the process for regular risk-based reviews of third parties.

•Establish a governing oversight framework to ensure all phases of the third-party oversight are followed and functioning effectively.
•Provide a clear process for escalation and review of significant risks or performance issues.
To accomplish this, the Policy has assigned all of Talcott Resolution’s vendors and third parties risk ratings. A vendor’s risk rating is determined based on the following criteria: access to Talcott Resolution’s network and systems, process reliance, data sensitivity and criticality. Talcott Resolution has three vendor tier levels.

High Risk	Medium Risk	Low Risk
Provides the most critical services or products	Provides essential, bot nut critical, services or products	Provides necessary services or products
Has the highest risk factors (e.g. access to PII, offshore network access/data storage, etc.)	Has medium risk factors (e.g. access to company confidential data, domestic network access/data storage etc.)	Has the lowest risk factors (e.g. no data access, no network connectivity, etc.)
Robust control environment	Enhanced control environment (e.g. regular reports, assessments at engagement and reevaluated every 3 years, etc.)	Control environment equal to risk (e.g. reporting as needed, risk evaluation at engagement and contract renewal, etc.)
Vendors are assessed on a biennial schedule

New vendors are assigned risk ratings at the time of engagement based on a risk rating questionnaire completed by designated risk assessors.
The Program establishes defined roles and responsibilities for each phase of the vendor life cycle. These roles include:
•Head of Vendor Management: Day-to-day management of the Program. They ensure adherence and effective execution of the program for all phases and makes regular status reports to leadership.
•Procurement: Solicits RFP’s from the market upon identification of a need by the business. Procurement negotiates and drafts initial contract terms and any subsequent renewals or expansions of work. They also ensure payment of invoices.
•Talcott Resolution Information Protection and Business Resiliency Governance: Assesses the respective information security and resiliency capability of third parties.
•Vendor Managers: Monitor and manage the day-to-day performance of a third party or vendor.

Below is the typical life cycle for Talcott Resolution’s vendors.

Engagement

- Procurement receives request from business for a new vendor engagement.
- Vendor Manager completes risk tier questionnaire and risk tier is assigned. Further assessment of vendor is performed based on tier.
- Procurement negotiates contract with required terms and controls. All documents and artifacts stored in Archer.

Monitor Performance

- Vendor Manager monitors services provided by third party through various means (e.g. status meetings, dashboard reports, etc.)
- Vendor Manager works to remediate any findings from assessments performed.
- TPO maintains dashboard of vendor population's performance and provides regular reports to management
- Vendor Manager annually attests to satisfactory performance of their assigned vendors in Archer.

Assessments

- TIP, BRO, and/or TPO perform periodic assessments of vendor control environment on a schedule determined by risk tier. All testing artifacts and results stored to Archer.
- TIP, BRO and/or TPO shares results with Vendor Manager for remediation or acceptance as appropriate
- TPO establishes testing calendar and insures it is followed.
- TPO insures Vendor Manger attestations are complete and investigates any exceptions noted.

Renew/Terminate

- Vendor Manager recommends contract termination, expansion, or renewal of third party contract
- Procurement negotiates renewal, expansion, or termination of third party contract as recommended

Insurance Risks - Policyholder Behavior, Mortality and Longevity Risk Management
Insurance risks exist in the form of adverse policyholder behavior, mortality, and longevity risks that can affect value within our underlying annuity products.
Policyholder behavior risk is the risk of policyholders utilizing benefits/options within their annuity contracts in a manner or to a degree different than the Company's current expectations.
Additional insurance risks that exist within the annuity products covered by the Company include mortality and longevity risk. Mortality and longevity risk are contingent risks on variable annuity products. The impact of higher or lower mortality only impacts these products to the extent the equity markets perform below longer term market growth expectations, thus increasing the guaranteed benefit amounts and exposing the Company to withdrawal benefit or death benefit guarantees that exceed the variable annuity account value during the payout phase or at death.
Longevity risk also exists across the Company's payout annuity blocks of business, which includes structured settlements, terminal funding, single premium immediate annuities, and fixed indexed annuities with GLWB riders. Longevity risks for these businesses include medical advances that would specifically impact the life expectancy of annuitants for substandard structured settlements as well as mortality improvement at a greater rate than the Company's current expectations.
Management
The Company’s procedures for managing these risks include periodic experience exposure monitoring and reporting, risk modeling, risk transfer and capital management strategies.
Reinsurance as a Risk Management Strategy
The Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders.
Impact
Failure of reinsurers to honor their obligations could result in losses to the Company.

Management
Reinsurance is a centralized function across the Company to support a consistent strategy and to ensure that the reinsurance activities are fully integrated into the organization's risk management processes.
The Company uses reinsurance for its life insurance, retirement and a portion of its fixed and payout annuity businesses. In addition, in 2022 and 2021 the Company reinsured a portion of assumed FIA and its variable annuity GMDB and GMWB risks, respectively, to its parent, TR Re.
The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected.
The components of the gross and net reinsurance recoverables are summarized as follows:

Reinsurance Recoverables, net
	Successor Company
	As of December 31, 2022	As of December 31, 2021
Gross reinsurance recoverables	$40,741	$35,885
Less: ACL	27	37
Reinsurance recoverables, net	$40,714	$35,848
As of December 31, 2022 (Successor Company), the Company had reinsurance recoverables, net from Commonwealth, Massachusetts Mutual Life Insurance Company ("MassMutual"), Prudential Financial, Inc. ("Prudential") and TR Re of approximately $8.0 billion, $6.7 billion, $13.5 billion and $11.5 billion, respectively. As of December 31, 2021 (Successor Company), the Company had reinsurance recoverables, net from Commonwealth, MassMutual, Prudential and TR Re of $8.7 billion, $6.8 billion and $13.1 billion and $6.1 billion, respectively. The Company's obligations to its direct policyholders that have been reinsured to Commonwealth, MassMutual and Prudential are primarily secured by invested assets held in trust. The Company's obligations to its direct policyholders reinsured to TR Re are secured by invested assets through segregated portfolios held by the Company

Financial Risk on Statutory Capital
Statutory surplus amounts and RBC ratios may increase or decrease in any period depending upon a variety of factors and may be compounded in extreme scenarios or if multiple factors occur at the same time. In general, as equity market levels and interest rates decline, the amount and volatility of both our actual or potential obligation, as well as the related statutory surplus and capital margin can be materially negatively affected, sometimes at a greater than linear rate. At times the impact of changes in certain market factors or a combination of multiple factors on RBC ratios can be counterintuitive. Factors include:
•Differences in performance of variable sub-accounts relative to indices and/or realized equity and interest rate volatilities may affect RBC ratios.
•In times of significant market volatility, the ability to estimate statutory surplus and RBC ratios is inherently difficult as these factors are heavily influenced by both the liability dynamics and the nature of the Company's hedge program and its effectiveness. Additionally, reserve requirements for variable annuity death and living benefit guarantees and RBC requirements could increase with rising equity markets or rising interest rates, resulting in lower RBC ratios. The Company has reinsured a portion of its risk associated with GMWB and its risk associated with the aggregate GMDB exposure. These reinsurance agreements reduce the Company’s exposure to changes in the statutory reserves and the related capital and RBC ratios associated with changes in the capital markets.
•A decrease in the value of certain fixed-income, alternative investments, and equity securities in our investment portfolio, due in part to credit spreads widening and/or equity markets declining, may result in a decrease in statutory surplus and RBC ratios.
•Credit spreads on invested assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in the current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product and certain of our terminal funding contracts.
•Decreases in the value of certain derivative instruments that do not qualify for hedge accounting, may reduce statutory surplus and RBC ratios.
•Sustained low interest rates with respect to the fixed annuity business may result in a reduction in statutory surplus and an increase in NAIC required capital.
•Non-market factors, which can also impact the amount and volatility of both our actual potential obligation, as well as the related statutory surplus and capital margin, include actual and estimated policyholder behavior experience as it pertains to lapsation, partial withdrawals and mortality.
Most of these factors are outside of the Company’s control. The Company’s financial strength and credit ratings are significantly influenced by its statutory surplus amounts and RBC ratios of its insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.
Investment Portfolio Risk
Investment Portfolio Composition
The following table presents the Company’s fixed maturities, AFS, by credit quality. The credit ratings referenced throughout this section are based on availability, and are generally the midpoint of the available ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used. Accrued interest receivable related to fixed maturities, AFS is recorded in other assets on the Consolidated Balance Sheets and is not included in the amortized cost or fair value of the fixed maturities. For further information, see Note 3 - Investments of Notes to Consolidated Financial Statements.

Fixed Maturities, AFS by Credit Quality
	Successor Company			Successor Company
	December 31, 2022			December 31, 2021
	Amortized Cost	Fair Value	Percent of Total Fair Value	Amortized Cost	Fair Value	Percent of Total Fair Value
U.S. Government/Government Agencies	$1,395	$1,070	7.0%	$1,860	$1,887	9.0%
AAA	1,305	1,160	7.5%	2,085	2,082	9.9%
AA	1,665	1,342	8.7%	2,197	2,195	10.5%
A	6,131	5,088	33.1%	6,753	6,746	32.2%
BBB	7,614	6,199	40.3%	7,493	7,465	35.6%
BB & below	579	524	3.4%	598	596	2.8%
Total fixed maturities, AFS	$18,689	$15,383	100%	$20,986	$20,971	100%

The fair value of fixed maturities, AFS decreased, as compared with December 31, 2021 (Successor Company), primarily due to a decrease in valuations due to higher interest rates and wider spreads and decreased holdings of corporate securities and securitized products.

The following table presents the Company’s fixed maturities, AFS by type, at fair value:

Fixed Maturities, AFS by Type
	Successor Company
	December 31, 2022					December 31, 2021
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value
Asset backed securities ("ABS")
Consumer loans	$116	$—	$(8)	$108	1.2%	$166	$—	$(1)	$165	1.3%
Other	160	—	(14)	146	1.5%	94	—	(1)	93	0.7%
Collateralized loan obligations ("CLOs")	703	—	(27)	676	7.1%	945	—	(1)	944	7.3%
Commercial mortgage-backed securities ("CMBS")
Agency backed [1]	113	1	(13)	101	1.1%	151	1	(1)	151	1.2%
Bonds	1,555	—	(191)	1,364	8.4%	2,107	3	(12)	2,098	6.9%
Interest only (“IOs”)	56	—	(7)	49	0.5%	87	—	(1)	86	0.7%
Corporate
Basic industry	420	—	(77)	343	5.3%	417	2	(4)	415	2.0%
Capital goods	518	—	(92)	426	3.0%	727	2	(5)	724	4.1%
Consumer cyclical	787	—	(145)	642	2.5%	762	2	(2)	762	2.3%
Consumer non-cyclical	844	—	(178)	666	5.3%	1,135	5	(8)	1,132	6.7%
Energy	1,228	—	(234)	994	6.1%	1,316	3	(10)	1,309	6.2%
Financial services	4,216	1	(658)	3,559	15.7%	4,221	12	(14)	4,219	13.6%
Technology/communications	1,627	—	(374)	1,253	8.4%	1,956	15	(11)	1,960	10.0%
Transportation	251	—	(53)	198	2.1%	271	2	(2)	271	2.1%
Utilities	1,771	1	(349)	1,423	10.0%	1,718	4	(15)	1,707	10.2%
Other	903	—	(166)	737	1.2%	857	3	(2)	858	1.3%
Foreign government/government agencies	377	—	(62)	315	1.8%	365	1	(4)	362	1.6%
Municipal bonds
Taxable	1,309	—	(269)	1,040	4.9%	1,452	10	(6)	1,456	6.0%
Residential mortgage-backed securities ("RMBS")
Agency	50	—	(7)	43	0.3%	71	—	(1)	70	0.5%
Non-agency	437	—	(79)	358	3.7%	686	—	(6)	680	3.7%
Alt-A	2	—	—	2	—%	3	—	—	3	—%
Sub-prime	14	—	—	14	0.1%	58	—	—	58	0.4%
U.S. Treasuries	1,232	—	(306)	926	9.8%	1,421	28	(1)	1,448	11.2%
Total fixed maturities, AFS	$18,689	$3	$(3,309)	$15,383	100%	$20,986	$93	$(108)	$20,971	100%
[1]    Includes securities with pools of loans issued by the U.S. Small Business Administration, which are backed by the full faith and credit of the U.S. Government.
Bank Exposure
The recent failures of Silvergate Bank, Silicon Valley Bank, and Signature Bank, the forced merger of Credit Suisse with UBS, and stresses in the regional bank sector have raised concerns about the potential for systemic financial risk. While the rapid rise in interest rates is a concern for banks’ balance sheets, the impact of central bank intervention to provide liquidity seems to have stemmed the immediate fears of contagion and bank runs. The Company continues to closely monitor the situation.
The Company had approximately $1.8 billion in nominal value exposure to the banking sector as of March 24, 2023, of which $1.5 billion was exposure to Global Systemically Important Banks. In addition, the Company had Regional bank exposure of $80 in nominal value.

Our investment management team continues to seek opportunities to de-risk and prudently add risk where and when appropriate.
Commercial and Residential Real Estate
The following tables present the Company's exposure to CMBS and RMBS by current credit quality included in the preceding Fixed Maturities, AFS by Type table.

Exposure to CMBS and RMBS as of December 31, 2022 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$113	$101	$—	$—	$—	$—	$—	$—	$—	$—	$113	$101
Bonds	749	664	150	129	226	187	133	113	297	271	1,555	1,364
IOs	29	26	16	14	3	3	8	6	—	—	56	49
Total CMBS	891	791	166	143	229	190	141	119	297	271	1,724	1,514
RMBS
Agency	34	30	16	13	—	—	—	—	—	—	50	43
Non-agency	51	45	61	51	108	91	207	163	10	8	437	358
Alt-A	—	—	—	—	—	—	1	1	1	1	2	2
Sub-prime	—	—	3	3	2	2	1	1	8	8	14	14
Total RMBS	85	75	80	67	110	93	209	165	19	17	503	417
Total CMBS & RMBS	$976	$866	$246	$210	$339	$283	$350	$284	$316	$288	$2,227	$1,931

Exposure to CMBS and RMBS as of December 31, 2021 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$145	$145	$6	$6	$—	$—	$—	$—	$—	$—	$151	$151
Bonds	1,308	1,307	177	175	230	228	120	117	272	271	2,107	2,098
IOs	49	48	25	25	4	4	9	9	—	—	87	86
Total CMBS	1,502	1,500	208	206	234	232	129	126	272	271	2,345	2,335
RMBS
Agency	71	70	—	—	—	—	—	—	—	—	71	70
Non-Agency	267	267	81	80	134	132	185	182	19	19	686	680
Alt-A	—	—	—	—	—	—	—	—	3	3	3	3
Sub-Prime	1	1	6	6	12	12	13	13	26	26	58	58
Total RMBS	339	338	87	86	146	144	198	195	48	48	818	811
Total CMBS & RMBS	$1,841	$1,838	$295	$292	$380	$376	$327	$321	$320	$319	$3,163	$3,146
The Company also has exposure to commercial mortgage loans. These loans are collateralized by real estate properties that are diversified both geographically throughout the U.S. and by property type. These loans are primarily in the form of whole loans and may include participations. A loan participation interest represents a pro-rata share in interest and principal payments generated by the participated loan pursuant to the terms of the participation agreement.
As of December 31, 2022 (Successor Company), there were no loans within the Company’s mortgage loan portfolio that have had extensions or restructurings other than what is allowable under the original terms of the contract. As of December 31, 2022 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.5 billion, with an

ACL of $15. As of December 31, 2021 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.1 billion, with an ACL of $12. Amortized cost represents carrying value prior to valuation allowances, if any. The increase in the allowance was primarily attributable to the deteriorating economic conditions and the potential impact on real estate property valuations and, to a lesser extent, net additions of new loans.
The Company purchased $568 of commercial whole loans with a weighted average loan-to-value (“LTV”) ratio of 64% and a weighted average yield of 6.1% for the year ended December 31, 2022, (Successor Company). The Company continues to invest in commercial mortgage loans in high growth markets across the country focusing primarily on institutional-quality multi-family and industrial with strong LTV ratios. There were no mortgage loans held for sale as of December 31, 2022 (Successor Company) or 2021 (Successor Company).
Limited Partnerships and Other Alternative Investments
The following table presents the Company’s investments in limited partnerships and other alternative investments which include hedge funds, real estate funds, and private equity funds. Real estate funds consist of investments primarily in real estate joint ventures and, to a lesser extent, equity funds. Private equity funds primarily consist of investments in funds whose assets typically consist of a diversified pool of investments in small to mid-sized non-public businesses with high growth potential and strong owner sponsorship, as well as limited exposure to public markets. Income or losses on investments in limited partnerships and other alternative investments are recognized on a lag as results from private equity investments and other funds are generally reported on a three-month delay. The Company has elected to report certain rated feeder limited partnership interests and other alternative investments under the Fair Value Option ("FVO"), allowing the better alignment of the valuation of the equity and debt components of the investment. Limited partnership interests and other alternative investments accounted under the FVO totaled $58 at December 31, 2022. There were no limited partnerships or other alternative investments accounted for under the FVO at December 31, 2021

Limited Partnerships and Other Alternative Investments Investment Income
	Successor Company				Predecessor Company
	For the Year Ended December 31, 2022		For the Period of July 1, 2021 to December 31, 2021		For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020

	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Hedge funds	$8	8.0%	$11	21.9%	$12	22.8%	$3	2.8%
Real estate funds	39	606.0%	15	131.8%	5	25.2%	11	25.3%
Private equity and other funds	121	12.6%	233	52.2%	199	49.7%	116	15.3%
Total	$168	15.6%	$259	50.9%	$216	45.7%	$130	14.3%

Investments in Limited Partnerships and Other Alternative Investments
	Successor Company
	December 31, 2022		December 31, 2021
	Amount	Percent	Amount	Percent
Hedge funds	$99	7.6%	$110	9.6%
Real estate funds	42	3.3%	23	2.0%
Private equity and other funds	1,159	89.1%	1,014	88.4%
Total	$1,300	100%	$1,147	100%
Fixed Maturities, AFS — Unrealized Loss Aging
The total gross unrealized losses were $3,309 as of December 31, 2022 (Successor Company), and have increased $3,201, from December 31, 2021 (Successor Company), primarily due to a decline in valuations due to higher interest rates and wider credit spreads. As of December 31, 2022 (Successor Company), $1,199 of the gross unrealized losses were associated with fixed maturities, AFS depressed less than 20% of amortized cost. Gross unrealized losses associated with fixed maturities, AFS depressed greater than 20% were $2,110.
As part of the Company’s ongoing investment monitoring process, the Company has reviewed its fixed maturities, AFS in an unrealized loss position and concluded that these fixed maturities are temporarily depressed and are expected to recover in value as the investments approach maturity or as market spreads tighten. For these fixed maturities in an unrealized loss position where an ACL has not been recorded, the Company’s best estimate of expected future cash flows are sufficient to recover the amortized cost basis of the investment. Furthermore, the Company neither has an intention to sell nor does it expect to be required to sell these investments. For further information regarding the Company’s ACL analysis, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments section below.
The following table presents the Company’s unrealized loss aging for fixed maturities, AFS by length of time that the securities were in a continuous unrealized loss position.

	Successor Company
	December 31, 2022				December 31, 2021
Consecutive Months	Items	Cost or Amortized Cost	Fair Value	Unrealized Loss	Items	Cost or Amortized Cost	Fair Value	Unrealized Loss
Three months or less	48	$327	$315	$(12)	697	$4,306	$4,275	$(31)
Greater than three to six months	112	947	839	(107)	983	4,818	4,741	(77)
Greater than six to nine months	141	1,158	1,001	(157)	—	—	—	—
Greater than nine to eleven months	2,827	9,939	7,965	(1,975)	—	—	—	—
Twelve months or more	1,298	5,989	4,931	(1,058)	—	—	—	—
Total	4,426	$18,360	$15,051	$(3,309)	1,680	$9,124	$9,016	$(108)
Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments
For the year ended December 31, 2022 (Successor Company)
The Company recorded net credit losses of $1, primarily related to one private corporate utilities issuer. Unrealized losses on securities with an ACL recognized in other comprehensive income were less than $1. There were no intent-to-sell impairments.
The Company incorporates its best estimate of future performance using internal assumptions and judgments that are informed by economic and industry specific trends, as well as our expectations with respect to security specific developments.
Future intent-to-sell impairments or credit losses may develop as the result of changes in our intent to sell specific securities that are in an unrealized loss position or if modeling assumptions, such as macroeconomic factors or security specific developments, change unfavorably from our current modeling assumptions, resulting in lower cash flow expectations.
For the period of July 1, 2021 to December 31, 2021 (Successor Company)
For the period of July 1, 2021 to December 31, 2021, there were no additions to the ACL and no intent-to-sell impairments.
For the six months ended June 30, 2021 (Predecessor Company)
For the six months ended June 30, 2021, there were no new additions to the ACL or improvements on issuers that had an ACL in prior period periods. Unrealized losses on securities with an ACL recognized in other comprehensive income were less than $1 for the period.
There were no intent-to-sell impairments in the six months ended June 30, 2021.
For the year ended December 31, 2020 (Predecessor Company)
The Company recorded net credit losses on fixed maturities, AFS of $1 . The losses were attributable to corporate fixed maturities and were identified through security specific reviews and resulted from changes in the financial condition of the issuers. Unrealized losses on securities with ACL recognized in other comprehensive income were $1
Intent-to-sell impairments of $6 were primarily related to corporate issuers in the energy sector and one corporate cruise line issuer.
ACL on Mortgage Loans
The Company reviews mortgage loans on a quarterly basis to estimate the ACL with changes in the ACL recorded in net realized capital gains and losses. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. For further information, refer to Note 3 Investments of Notes to Consolidated Financial Statements.
For the year ended December 31, 2022, the Company increased the ACL on mortgage loans by $3. The increase was primarily attributable to the deteriorating economic conditions and the potential impact on real estate property valuations, and to a lesser extent, net additions of new loans. The Company did not record an ACL on any individual mortgage loans.
For the period of July 1, 2021 to December 31, 2021 (Successor Company), there was no change in the ACL on mortgage loans. . The Company did not record an ACL on any individual mortgage loans for the same period.
For the six months ended June 30, 2021 (Predecessor Company), the Company recorded a decrease in the ACL on mortgage loans of $6. . The decrease in the allowance was the result of improved economic scenarios. The Company did not record an ACL on any individual mortgage loans for the same period.
For the year ended December 31, 2020 (Predecessor Company), the Company recorded an increase in the ACL on mortgage loans of $8. The increase in the allowance was due to the effects of the COVID-19 pandemic and its impacts on the economic forecasts, as well as lower estimated property values and operating income. The Company did not record an ACL on any individual mortgage loans for the same period.
CAPITAL RESOURCES AND LIQUIDITY
Capital resources and liquidity represent the financial resources of Talcott Resolution Life Insurance Company and its ability to generate strong cash flows and to borrow funds at competitive rates to meet operating needs over the next twelve months.
Liquidity Requirements and Sources of Capital
TL has an intercompany liquidity agreement that allows for short-term advances of funds to its subsidiaries of up to $1.0 billion for liquidity and other general corporate purposes. The CTDOI granted approval for certain affiliated insurance companies that are parties to the agreement to treat receivables from a subsidiary, including Talcott Resolution Life and Annuity Insurance Company ("TLA"), as admitted assets for statutory accounting purposes. As of December 31, 2022 (Successor Company), there were no amounts outstanding between TL and its subsidiaries.
TL and TLI also have an intercompany liquidity agreement that allows for short-term advances of funds between the two entities of up to $25 for liquidity and general corporate purposes. As of December 31, 2022 (Successor Company), there were no amounts outstanding between these two entities.
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or RBC tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain thresholds, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2022 (Successor Company) is $110. Of this $110, the legal entities have posted collateral of $111 in the normal course of business.These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we would post, if required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.
Insurance Operations
Total general account contractholder obligations are supported by $23 billion of cash and total general account invested assets, which includes the following fixed maturities, AFS and short-term investments to meet liquidity needs.

As of December 31, 2022 (Successor Company)
Fixed maturities, available-for-sale, at fair value	$15,383
Fixed maturities, at fair value, using fair value option	331
Short-term investments	1,489
Cash	173
Less: derivative collateral	368
Total	$17,008
Capital resources available to fund liquidity upon contractholder surrender or termination are a function of the legal entity in which the liquidity requirement resides. Obligations related to life and annuity insurance products will be generally funded by both TL and TLA; obligations related to retirement and institutional investment products will be generally funded by TL.
The Company is a member of the Federal Home Loan Bank of Boston ("FHLBB"). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The CTDOI will permit the Company to pledge approximately $922 in qualifying assets to secure FHLBB advances for 2023. The pledge limit is recalculated annually based on statutory admitted assets and surplus of TL and TLA. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2022 (Successor Company), TL and TLA had no advances outstanding under the FHLBB facility.

Contractholder Obligations	As of December 31, 2022
Total Contractholder obligations	$139,989
Less: Separate account assets [1]	87,255
General account contractholder obligations	$52,734
Composition of General Account Contractholder Obligations
Contracts without a surrender provision and/or fixed payout dates [2]	$25,611
Fixed MVA annuities [3]	2,623
Other [4]	24,500
General account contractholder obligations	$52,734
[1]    In the event customers elect to surrender separate account assets, the Company will use the proceeds from the sale of the assets to fund the surrender, and the Company’s liquidity position will not be impacted. In some instances the Company will receive a percentage of the surrender amount as compensation for early surrender (surrender charge), increasing the Company’s liquidity position. In addition, a surrender of variable annuity separate account or general account assets (see the following) will decrease the Company’s obligation for payments on guaranteed living and death benefits.
[2]    Relates to contracts such as payout annuities, institutional notes, term life, group benefit contracts, or death and living benefit reserves, which cannot be surrendered for cash.
[3]    Relates to annuities that are recorded in the general account under U.S. GAAP as the contractholders are subject to the Company's credit risk, although these annuities are held in a statutory separate account. In the statutory separate account, the Company is required to maintain invested assets with a fair value greater than or equal to the MVA surrender value of the Fixed MVA contract. In the event assets decline in value at a greater rate than the MVA surrender value of the Fixed MVA contract, the Company is required to contribute additional capital to the statutory separate account. The Company will fund these required contributions with operating cash flows or short-term investments. In the event that operating cash flows or short-term investments are not sufficient to fund required contributions that are not covered by reinsurance, the Company may have to sell other invested assets at a loss, potentially resulting in a decrease in statutory surplus. As the fair value of invested assets in the statutory separate account are at least equal to the MVA surrender value of the Fixed MVA contract, surrender of Fixed MVA annuities will have an insignificant impact on the liquidity requirements of the Company.
[4]    Surrenders of, or policy loans taken from, as applicable, these general account liabilities, may be funded through operating cash flows of the Company, available short-term investments, or the Company may be required to sell fixed maturity investments to fund the surrender payment. These obligations include the general account option for individual variable annuities and the variable life contracts of the former Individual Life business, the general account option for annuities of the former Retirement Plans business and universal life contracts sold by the former Individual Life business. Sales of fixed maturity investments could result in the recognition of significant realized losses and insufficient proceeds to fully fund the surrender amount. In this circumstance, the Company may need to take other actions, including enforcing certain contract provisions which could restrict surrenders and/or slow or defer payouts. The Company has ceded reinsurance in connection with the sales of its Retirement Plans and Individual Life businesses to MassMutual and Prudential, respectively. The Company has also ceded a significant portion of its variable annuity and payout annuity liabilities to its parent, TR Re. The reinsurance transactions do not extinguish the Company's primary liability on the insurance policies issued under these businesses.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company, except for unfunded commitments to purchase investments in limited partnerships and other alternative investments, mortgage loans and private debt of $974 as disclosed in Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
The following table summarizes the Company’s contractual obligations as of December 31, 2022 (Successor Company):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 years	3-5 years	More Than 5 Years
Life and annuity obligations [1]	$232,729	$12,502	$17,868	$16,658	$185,701
Purchase obligations	977	977	—	—	—
Other liabilities reflected on the balance sheet	834	834	—	—	—
Total	$234,540	$14,313	$17,868	$16,658	$185,701
[1]    Estimated life and annuity obligations include death claims, other charges associated with policyholder reserves, policy surrenders and policyholder dividends, offset by expected future deposits on in-force contracts. Estimated life and annuity obligations are based on mortality, morbidity and lapse assumptions comparable with the Company’s historical experience, modified for recent observed trends. The Company has also assumed market growth and interest crediting consistent with other assumptions. In contrast to this table, the majority of the Company’s obligations are recorded on the balance sheet at the current account values and do not incorporate an expectation of future market growth, interest crediting, or future deposits. Therefore, the estimated obligations presented in this table significantly exceed the liabilities recorded in reserve for future policy benefits, other policyholder funds and benefits payable, and separate account liabilities. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
Dividends
As a condition to the Sixth Street Acquisition, the CTDOI requires any dividends from the Company, for a two-year period following the acquisition, be approved by the state insurance commissioner. Subsequent to this approval condition, dividends to the Company from its insurance subsidiaries and dividends from the Company to its parent are restricted by insurance regulation. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company.
On January 18, 2021 the Company's indirect owners, Hopmeadow Holdings GP LLC and Hopmeadow Holdings LP, entered into a definitive agreement to merge Talcott Holdings, L.P. with a subsidiary of Sixth Street, a global investment firm. Prior to the close on June 30, 2021, the Company paid $500 in dividends to its previous direct parent, TLI.
Absent the restrictions noted above, the Company would be permitted to pay up to a maximum of $578 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $96 in dividends as determined by the above mentioned insurance regulations.

Cash Flows

	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Net cash provided by (used for) operating activities	$880	$(376)	$444	$866
Net cash provided by (used for) investing activities	279	540	(2)	(89)
Net cash used for financing activities	(1,035)	(165)	(432)	(865)
Cash — end of year	$173	$49	$50	$40
For the year ended December 31, 2022 (Successor Company)
Net cash provided by operating activities included net income adjusted for non-cash items, including interest credited on investment and universal life-type contracts of $534 and amortization of premium related to bonds of approximately $215. In addition, cash provided by operating activities related to cash received from the Guardian reinsurance transaction of $121, partially offset by lower cash received from reinsurance recoverables related to certain insurance reserves.
Net cash provided by investing activities was primarily related to net proceeds from available-for-sale securities of $1.9 billion, partially offset by net payments for derivatives and mortgage loans of $559 and $409, respectively.
Net cash used for financing activities was driven by net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $936 and net decrease from securities loaned or sold under agreements to repurchase of $99.
For the period of July 1, 2021 to December 31, 2021 (Successor Company)
Net cash used for operating activities was primarily related to net payments for the Allianz and TR Re reinsurance transactions of $877, partially offset by various non-cash items added back to net income including depreciation and amortization of $102, as well VOBA amortization of $90.
Net cash provided by investing activities was related to net proceeds from available-for-sale securities of $1 billion, partially offset by net payments for short-term investments of $314, as a result of the Company's liquidity management, and net payments for derivatives of $161.
Net cash used for financing activities was primarily related to net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $296, partially offset by net increase in securities loaned or sold under agreements to repurchase of $131.
For the period of January 1, 2021 to June 30, 2021 (Predecessor Company)
Net cash provided by operating activities included net income adjusted for non-cash net realized capital losses of $242, mainly driven by losses associated with the macro hedge program and other non-cash items, partially offset by cash paid for claims and losses.
Net cash used for investing activities was primarily related to net payments for derivatives of $539, partially offset by net proceeds from available-for-sale securities of $425.
Net cash used for financing activities was primarily related to net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $202 and a pre-close dividend paid of $500 related to the Sixth Street Acquisition on June 30, 2021.
For the year ended December 31, 2020 (Predecessor Company)
Net cash provided by operating activities was primarily due to net income adjusted for non-cash net realized capital losses of $74, mainly driven by losses associated with the macro hedge program and other non-cash items, partially offset by cash paid for claims and losses.
Net cash used for investing activities was primarily related to net payments for short-term investments of $234 as a result of the Company's liquidity management, partially offset by net proceeds from mortgage loans of $131.

Net cash used for financing activities was primarily related to dividends paid of $319 to the Company's parent, TLI, and net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $539.
Ratings
Ratings can have an impact on the Company's reinsurance and derivative contracts. There can be no assurance that the Company’s ratings will continue for any given period of time or that they will not be changed. In the event the Company’s ratings are downgraded, reinsurance contracts may be adversely impacted and the Company may be required to post additional collateral on certain derivative contracts. Additionally, there are limited COLI and Bank Owned Life Insurance ("BOLI") contracts which have ratings triggers that could allow the insured to require the Company to attempt to reinsure those contracts with a higher rated insurer.
The following table summarizes Talcott Resolution Life Insurance Company’s significant member companies’ financial ratings from the major independent rating organizations as of March 31, 2023:

Insurance Financial Strength Ratings:	A.M. Best	Standard & Poor’s	Moody’s
Talcott Resolution Life Insurance Company	B++	BBB+	Baa2
Talcott Resolution Life and Annuity Insurance Company	B++	BBB+	Baa2

These ratings are not a recommendation to buy or hold any of the Company’s securities and they may be revised or revoked at any time at the sole discretion of the rating organization.
The agencies consider many factors in determining the final rating of an insurance company. One consideration is the relative level of statutory capital and surplus, (referred to collectively as "statutory capital") necessary to support the business written and is reported in accordance with accounting practices prescribed by the applicable state insurance department.
Statutory Capital
The Company’s stockholder's equity, as prepared using U.S. GAAP, was $614 as of December 31, 2022 (Successor Company). The Company’s estimated aggregate statutory capital and surplus as prepared in accordance with the Accounting Practices Prescribed or Permitted by the CTDOI was $2.7 billion as of December 31, 2022 (Successor Company).
Below is a reconciliation of estimated aggregate statutory capital and surplus to U.S. GAAP stockholder's equity as of December 31, 2022 (Successor Company):

U.S. statutory capital as of December 31, 2022 [1]	$2,738
U.S. GAAP adjustments:
VOBA and DAC	518
Non-admitted deferred tax assets	106
Deferred taxes	841
Goodwill and other intangible assets	155
Non-admitted assets other than deferred tax assets	37
Asset valuation reserve and interest maintenance reserve	831
Benefit reserves	(1,171)
Unrealized loss on investments	(2,334)
Deferred gain on reinsurance	(1,086)
SSAP 108	(43)
Other, net	22
U.S. GAAP stockholder's equity as of December 31, 2022	$614

[1]    The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $40 as of December 31, 2022 (Successor Company).
Significant differences between U.S. GAAP stockholder’s equity and aggregate statutory capital prepared in accordance with the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual ("U.S. STAT") include the following:
•Temporary differences between the book and tax basis of an asset or liability. which are recorded as deferred tax assets are evaluated for recoverability under U.S. GAAP while those amounts deferred are subject to limitations under U.S. STAT.
•The assumptions used in the determination of benefit reserves are prescribed under U.S. STAT, while the assumptions used under U.S. GAAP are generally the Company’s best estimates which are locked in at issuance date. However, the Company reset assumptions effective July 1, 2021 with the election of pushdown accounting. The sensitivity of life insurance reserves to changes in equity markets, as applicable, will be different between U.S. GAAP and U.S. STAT.
•The difference between the amortized cost and fair value of fixed maturity and other investments, net of tax, is recorded as an increase or decrease to the carrying value of the related asset and to equity under U.S. GAAP, while U.S. STAT only records certain securities at fair value, such as equity securities and certain lower rated bonds required by the NAIC to be recorded at the lower of amortized cost or fair value.
•The pushdown of purchase accounting for U.S. GAAP results in the Company reflecting goodwill in its U.S. GAAP financial statements. while pushdown of purchase accounting is not an accounting concept under U.S. STAT.
•U.S. STAT for life insurance companies establishes a formula reserve for realized and unrealized losses due to default and equity risks associated with certain invested assets (the Asset Valuation Reserve), while U.S. GAAP does not. Also, for those realized gains and losses caused by changes in interest rates, U.S. STAT for life insurance companies defers and amortizes the gains and losses, caused by changes in interest rates, into income over the original life to maturity of the asset sold (the Interest Maintenance Reserve) while U.S. GAAP does not.
•Deferred gains on reinsurance transactions are a restricted component of surplus on a U.S. STAT basis, while in U.S. GAAP it is included in liabilities and amortized into income over the life of the underlying policies reinsured.
In addition, certain assets, including a portion of premiums receivable and fixed assets, are non-admitted (recorded at zero value and charged against surplus) under U.S. STAT. U.S. GAAP generally evaluates assets based on their recoverability.
Risk-Based Capital
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations, based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital ("TAC") to its authorized control level RBC ("ACL RBC"). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences ("Company Action Level") is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio". The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2022 (Successor Company) and 2021 (Successor Company).The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.
Contingencies
Legal Proceedings
For further information on other contingencies, see Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.

Legislative and Regulatory Developments
Privacy and Cybersecurity
Legislative activity aimed at protecting consumer privacy and augmenting cybersecurity protections continues to increase. In addition to the NAIC proposed Consumer Privacy Protection Model Law, there are three Federal proposals amending the Gramm-Leach-Bliley Act. These proposals would all require changes to the Company's current consumer privacy protections with varying degrees of complexity. The Company continues to implement the California Privacy Rights Act ("CPRA") and subsequent regulations which increased its scope to include business to business transaction and employee consumer protections.
Cybersecurity legislation continues to be a growing area of priority. For example, the New York’s Department of Financial Services has proposed amendments to their Cybersecurity Regulation which was enacted in February 2017. The proposed amendments move beyond administrative and technical safeguards and are focused on cybersecurity governance and risk management. The proposed amendments will require certain technologies, and increased board involvement.
Compliance with the ever increasing number of privacy and cybersecurity regulations involves a significant amount of resources and can be costly to implement.
Guaranty Fund and Other Insurance-related Assessments
For a discussion regarding Guaranty Fund and Other Insurance-related Assessments, see Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
IMPACT OF NEW ACCOUNTING STANDARDS
For a discussion of new accounting standards, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
CONTROLS AND PROCEDURES
We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE OF TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Identification of Directors
All of our Directors are elected to serve for a period of one year.
Set forth below are the names, ages, date of election and present principal occupations of our Directors for the past five years as of December 31, 2022. The table also sets forth the various committees each of the Company's Directors serves on with respect to the Company's Board of Directors.

Name	Age	Year First Became a Director	Principal Occupation and Employment for the Past Five Years
Christopher Abreu	56	2022	Vice President and Chief Risk Officer since January 2020; Vice President and Actuary of the Company from April 2013 to December 2019
Federico Bonini	33	2022	Principal in the Insurance Team of Sixth Street since March 2016
Matthew J. Poznar	63	2021	Senior Vice President, Chief Investment Officer of the Company since June 2018; Senior Vice President and Director of the Company from May 2015 to May 2018; President of HIMCO Variable Insurance Trust from 2014 to 2018; and Chief Executive Officer of HIMCO Distribution Services Company from 2014 to 2018
Lisa M. Proch [2]	52	2021	Interim Co-President, Chief Legal Officer, and Chief Compliance Officer of the Company since July 2022; Senior Vice President, General Counsel and Chief Compliance Officer of the Company from June 2018 to July 2022; Vice President, Deputy General Counsel and Chief Compliance Officer of the Company from October 2016 to May 2018

Peter F. Sannizzaro	55	2018	Former President and Chief Executive Officer of the Company from November 2018 to July 2022; President and Chief Operating Officer of the Company from June 2018 to October 2018; Chief Financial Officer and Chief Accounting Officer of the Company from September 2012 to May 2018; and Senior Vice President of the Company from June 2011 to May 2018
Robert R. Siracusa	57	2022	Interim Co-President and Chief Financial Officer of the Company since July 2022; Vice President and Chief Financial Officer of the Company from June 2018 to July 2022; Vice President of The Hartford from June 2009 to May 2018
Samir Srivastava	56	2021	Vice President and Chief Information Officer of the Company since August 2018, Vice President and Chief Technology Officer of the Company from June 2018 to August 2018; Vice President of The Hartford from August 2001 to May 2018
Robert W. Stein [1] [2]	72	2018	Corporate Director since October 2011
Ronald K. Tanemura [1] [2]	59	2021	Corporate Director since March 2011

[1]    Member of the Audit Committee of the Company
[2]    Member of the Corporate Governance Committee of the Company

The following is a list of directorships currently held, or formerly held within the five previous years, by the Directors of the Company on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

Director	Directorships
Robert W. Stein	Assurant, Inc. (October 2011 to Present);
Ronald K. Tanemura	Sixth Street Specialty Lending (March 2011 to Present) Ice Clear Credit LLC (August 2009 to April 2019)
The Corporate Governance Committee of the Company is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
Christopher Abreu
Mr. Abreu is Vice President, Chief Risk Officer, and Director of the Company where he is responsible for Enterprise Risk Management, including governance, monitoring, and reporting of financial and operational enterprise risks. Chris has more than 30 years of experience within the industry, and prior to joining Talcott Resolution, held various senior enterprise risk management, variable annuity hedging, and traditional actuarial roles at The Hartford and Travelers. Chris is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
Federico Bonini
Mr. Bonini is a Principal in the Insurance team of Sixth Street. He joined Sixth Street in 2016 and since then he’s been involved on several transactions including the $1.8 billion acquisition of Talcott Resolution, $20 billion FIA reinsurance from Allianz to Talcott Resolution, $26 billion reinsurance from Principal to Talcott, $1 billion reinsurance from Allianz to Lifetri, $400 acquisition of Klaverblad, $100 acquisition of Lifetri, set up of UK pension consolidator Clara, $350 acquisition of an Italian portfolio of CRE real estate assets, $90 holding company financing of UK portfolio of reversion products. Before joining Sixth Street, Federico worked in the M&A Media & Comms team of Morgan Stanley, where he advised Altice on its $7.5 billion acquisition of Portugal Telecom and Vodafone on its $10 billion JV with Ziggo. Mr. Bonini currently serves as a Director of the Company.
Matthew J. Poznar
Mr. Poznar is Senior Vice President, Chief Investment Officer, and Director of the Company where he is responsible for the investment portfolios and strategies that support financial commitments to our contract holders and contribute to overall enterprise returns. He has over 36 years of experience within the industry, and prior to joining Talcott Resolution, was responsible for managing Talcott Resolution’s investment portfolios at Hartford Investment Management Company and running its Variable Insurance Trust platform. Matt holds the Chartered Financial Analyst designation.
Lisa M. Proch
Ms. Proch is the Interim Co-President, Chief Legal Officer, and Chief Compliance Officer of the Company. Prior to assuming this role she served as Senior Vice President, General Counsel and Chief Compliance Officer of the Company from June 2018 and continues in this capacity. In her current role, she is responsible for overseeing all aspects of the law and compliance group. She has over 20 years of experience within the industry, and prior to her role with the Company, was the Chief Legal Officer and Chief Compliance Officer for the wealth management businesses of The Hartford. She is a director of the Company as well as a member of its Corporate Governance Committee.

Peter F. Sannizzaro
Mr. Sannizzaro is the former President and Chief Executive Officer of the Company, a role he assumed in November 2018 and held until July 2022. He has 30 years of experience in the financial services industry, including serving as President and Chief Operating Officer of the Company from June 2018 to November 2018. Prior to 2018, he served as Senior Vice President and Chief Financial Officer for the Company where he had responsibility for Finance, Actuarial and Risk, as well as Chief Financial Officer of Hartford Investment Management Company. He is a Chartered Financial Analyst and a Certified Public Accountant. He is a director of the Company and also serves as a director of Foodshare, Inc., Chair of its Finance Committee and a member of its Executive Committee and Retirement Committee.
Robert R. Siracusa
Mr. Siracusa is Interim Co-President, Chief Financial Officer, and Director of the Company where he is responsible for the Company’s GAAP, statutory and management accounting and reporting, treasury and banking, capital management, expense management, and financial planning and analysis, including the development and implementation of financial strategic initiatives, financial modeling, and governance. Mr. Siracusa has over 30 years of experience within the industry. Prior to his role with the Company, he was with PricewaterhouseCoopers and then held several leadership positions at The Hartford. He is also a Certified Public Accountant.
Samir Srivastava
Mr. Srivastava is Vice President and Chief Information Officer of the Company. He assumed this role in August 2018, where he is responsible for the company’s technology function, including developing and executing on the strategic information technology roadmap, day-to-day production support, maintenance, information security and infrastructure. Prior to 2018, he spent 17 years at The Hartford. where he held various titles, most recently Vice President. He is director of the Company.

Robert W. Stein
Mr. Stein is a retired Global Managing Partner of Actuarial Services of Ernst & Young where he spent over 40 years in various leadership roles advising many of the world’s leading insurance companies on financial and operating matters. Mr. Stein currently serves as a director and Chair of the Audit Committee of Assurant, Inc. and the Company and serves as an advisor to the Board of Directors of Global Synergy Holdings. He served as a director of Worldwide Reinsurance, Ltd. from December 2018 to November 2019 and Resolution Life Holdings (USA) from March 2014 to December 2019. Mr. Stein is a Trustee Emeritus of the Actuarial Foundation. He is a member of both the AICPA and the American Academy of Actuaries, as well as a Fellow of the Society of Actuaries. Mr. Stein is a Certified Public Accountant.
Ronald K. Tanemura
Mr. Tanemura is a retired Partner and former Advisor Director for Goldman, Sachs & Co. from 2000 to 2006. He was also a Managing Director at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996. During his 20 years in banking, he managed a variety of fixed income sales and trading businesses in London, New York and Tokyo.
In March 2011, Mr. Tanemura was elected a director of Sixth Street Specialty Lending, Inc. and currently serves as a director of post-reorganization Lehman Brothers Holdings Inc. and Sixth Street Lending Partners. From 2012 to 2019, he served as a non-executive director of ICE Clear Credit in Chicago and, from 2009 to 2019, he served as a non-executive director of ICE Clear Europe in London, both wholly owned subsidiaries of Intercontinental Exchange, Inc. Mr. Tanemura’s extensive experience in the financial markets, his deep understanding of risk and his prior board experience including service at highly regulated financial companies, makes Mr. Tanemura an excellent addition to the Company's Board, Audit Committee, and Corporate Governance Committee.

Identification of Executive Officers

Name	Age	Position with the Company and Business Experience for the Past Five Years
Christopher Abreu	56	Vice President and Chief Risk Officer since January 2020; Vice President and Actuary of the Company from April 2013 to December 2019
Ellen T. Below	57	Vice President and Chief Communications Officer of the Company since June 2018; Vice President of Project Management Office of the Company from April 2013 to May 2018
Matthew C. Bjorkman	41	Vice President and Chief Auditor of the Company since June 2018; Director of Risk & Regulatory Consulting LLC from October 2015 to May 2018
John B. Brady	52	Vice President and Chief Actuary of the Company since June 2018; Vice President and Actuary of the Company from April 2007 to May 2018
Christopher B. Cramer	50	Senior Vice President, Corporate Secretary, Chief Tax Officer, and Deputy General Counsel of the Company since November 2019; Vice President, Head of Tax and Deputy General Counsel of the Company from June 2018 to October 2018; Head of Tax Law and Deputy General Counsel of The Hartford prior to May 2018
Diane Krajewski	60	Vice President and Chief Human Resources Officer of the Company since June 2018, Head of Operations of the Company since August 2018; Vice President, Head of Operations and Chief Information Officer of the Company from July 2014 to May 2018
Peter Manley	44	Head of Corporate Development and Strategy of the Company since May 2020; Managing Director in JPMorgan Chase's Insurance Investment Banking Group from May 2013 to May 2020
Matthew J. Poznar	63	Senior Vice President, Chief Investment Officer of the Company since June 2018; Senior Vice President and Director of the Company from May 2015 to May 2018; President of HIMCO Variable Insurance Trust from 2014 to 2018; and Chief Executive Officer of HIMCO Distribution Services Company from 2014 to 2018
Lisa M. Proch	52	Interim Co-President, Chief Legal Officer, and Chief Compliance Officer of the Company since July 2022; Senior Vice President, General Counsel and Chief Compliance Officer of the Company from June 2018 to July 2022; Vice President, Deputy General Counsel and Chief Compliance Officer of the Company from October 2016 to May 2018
Robert R. Siracusa	57	Interim Co-President and Chief Financial Officer of the Company since July 2022; Vice President and Chief Financial Officer of the Company from June 2018 to July 2022; Vice President of The Hartford from June 2009 to May 2018
Samir Srivastava	56	Vice President and Chief Information Officer of the Company since August 2018, Vice President and Chief Technology Officer of the Company from June 2018 to August 2018; Vice President of The Hartford from August 2001 to May 2018

Certain of these executive officers also serve as executive officers and/or directors of various Company subsidiaries.
Director Independence
Although not subject to the independence standards of the New York Stock Exchange, the Company has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, the Company has determined that it has at least two independent directors, Robert W. Stein and Ronald K. Tanemura.

EXECUTIVE COMPENSATION
Executive Officers
The Company has no employees, as we are managed by Talcott Resolution Life, Inc. ("TLI"), the Company's indirect parent, pursuant to an Intercompany Services and Cost Allocation Agreement effective as of June 1, 2018 (the "Management Agreement") between the Company, TLI and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI’s actual cost incurred plus a nominal mark-up as appropriate per the July 1, 2021 amendment to the Management Agreement.
Directors
Except as set forth below, directors are not compensated for their service on the Company’s Board. Any compensation paid to a director by their employing firm is not specifically for service as a director of the Company.
In 2022, the Company compensated two independent directors, Robert W. Stein and Ronald K. Tanemura. None of the other directors of the Company received compensation for their board service. The following sets out compensation paid in 2022 to directors for the Company’s board service from January 1, 2022 through December 31, 2022.

Director Compensation
Name	Fees Earned or Paid in Cash
R. Stein	$100,000
R. Tanemura	$100,000

Director Management Incentive Plan Awards ("MIP") [1]
Name	MIP Grant Date	Total MIP Percentage	Percent Vested	Percent Not Vested
R. Stein	07/28/2021	0.0329%	20%	80%
R. Tanemura	07/28/2021	0.0329%	20%	80%
[1]    Mssrs. Stein and Tanemura were awarded a MIP award on July 28, 2021. This award entitles a participant to share in the future profits earned by investors upon a realization event. The awards are subject to five-year time-based vesting and additional performance vesting based on the achievement of certain investment hurdles. The estimated market value at date of grant was $0.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners
The Company is wholly-owned subsidiary of TR Re, Ltd.
Security Ownership of Management
None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which we and our investors, Directors, executive officers, and their immediate family members ("related parties") participate to determine if any related party has a direct or indirect material interest. Our General Counsel's office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists.
If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify the Board of Directors. The Board will approve or ratify the transaction only if certain criteria is met. Among other criteria, the Board considers whether such transactions were on terms that are no less favorable, in the aggregate, to the Company and its affiliates than those that could reasonably be obtained in a comparable arms’-length transaction with a person other than the related party. Such review also considers established conflict of interest guidelines with respect to the Company and its affiliates.
As described under Part III, Item 11. Executive Compensation, the Company has entered into the Management Agreement between the Company, TLI, and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI's actual cost incurred through June 30, 2021 and on an actual cost incurred plus a nominal mark-up as appropriate per the July 1, 2021 revised cost plus expense reimbursement agreement.
On December 28, 2021, the Company and its insurance subsidiaries entered into an Investment Management Agreement with Sixth Street Insurance Solutions, L.P. (“SSIS”) in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of SSIS with respect to certain asset classes. Pursuant to the agreement, fees and expenses payable by the Company and the legal terms of the Investment Management Agreement, are consistent with such financial elements and terms for similar investment management agreements covering similar asset classes among unaffiliated parties including, SSIS and unaffiliated third parties.
On October 1, 2021 TL’s indirect parent, Talcott Resolution Life, Inc., acquired Talcott Administration Services Company, LLC (“TASC”). TASC performs policy administration and other services for TL under the Administrative Services Agreement dated July 14, 2012 as amended.
Otherwise, based on the information available to the Company's General Counsel's Office and to the Board, there have been no transactions between the Company and any related party, nor are any currently proposed, for which disclosure is required under the SEC rules.

Talcott Resolution Life Insurance Company and Subsidiaries
Audited Financial Statements
As of December 31, 2022 (Successor Company) and 2021 (Successor Company)
For year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Description	Page
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Statements of Operations — For year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company)
F-6
Consolidated Statements of Comprehensive Income (Loss) — For year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company)
F-7
Consolidated Balance Sheets — As of December 31, 2022 (Successor Company) and December 31, 2021 (Successor Company)	F-8
Consolidated Statements of Changes in Stockholder's Equity — For year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company)
F-9
Consolidated Statements of Cash Flows — For year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company)
F-10
Notes to Consolidated Financial Statements	F-11
Report of Independent Registered Public Accounting Firm	S-1
Schedule I — Summary of Investments—Other Than Investments in Affiliates	S-2
Schedule IV — Reinsurance	S-3
Schedule V — Valuation and Qualifying Accounts	S-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Talcott Resolution Life Insurance Company:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2022 and 2021 (Successor Company), the related consolidated statements of operations, comprehensive income (loss), changes in stockholder’s equity, and cash flows, for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company) and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 (Successor Company) and 2021 (Successor Company), and the results of its operations and its cash flows for the year ended December 31, 2022 (Successor Company), period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and for the year ended December 31, 2020 (Predecessor Company) in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Future Policy Benefits, Embedded Derivatives and Amortization of Value of Business Acquired — Refer to Notes 1, 2, 4, 6 and 8 to the Consolidated Financial Statements
Critical Audit Matter Description
The Company’s products include universal life-type annuity contracts with guarantees that result in death and other insurance benefit liabilities to the Company. These liabilities are reported as a component of Reserves for Future Policy Benefits.

Certain annuity contracts offered riders with guaranteed minimum withdrawal benefits, the non-life contingent portion of which are accounted for as embedded derivatives and are reported as a component of Other Policyholder Funds and Benefits Payable.
The Company assumes via reinsurance fixed indexed annuity contracts with guaranteed lifetime withdrawal benefit riders. Certain fixed indexed annuity contracts contain a second notional account value which provides additional annuitization benefits. These features result in other insurance benefit liabilities to the Company. These liabilities are reported as a component of Reserves for Future Policy Benefits. Additionally, fixed indexed annuity contracts with indexed-crediting rates include embedded derivatives and are reported as a component of Other Policyholder Funds and Benefits Payable.
Value of business acquired (VOBA) is an intangible asset, and represents an estimated value assigned to the right to receive future gross profits from cash flows and earnings of acquired insurance and investment contracts. VOBA is amortized over the estimated gross profits of those acquired contracts.
The valuation of the reserves for such future policy benefits, valuation of embedded derivatives included within other policyholder funds and benefits payable, and the amortization of VOBA are measured based on actuarial methodologies and underlying economic and future policyholder behavior assumptions. Significant judgment is involved in the selection of the assumptions used to determine the valuation of the reserves for such future policy benefits, in the methods and assumptions used in the valuation of embedded derivatives, and the estimated gross profits used in the valuation of the amortization of VOBA. The principal assumptions include mortality, lapse, withdrawal, persistency, expenses, and discount rates.
Given the high level of estimation uncertainty of management’s actuarial assumptions, performing audit procedures to evaluate these assumptions required a high degree of auditor judgment and an increased extent of effort, including the need to involve our actuarial specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing assumptions used by management to estimate the valuation of future policy benefits, valuation of embedded derivatives included within other policyholder funds and benefits payable and amortization of VOBA included the following, among others:
•We tested the completeness and accuracy of the underlying data that served as the basis for the assumptions.
•With the assistance of our actuarial specialists, we evaluated the appropriateness of the assumptions and methodologies used by management.
•With the assistance of our actuarial specialists, on a sample basis, we developed independent estimates of the valuations derived from those assumptions and methodologies and compared our estimates to management’s estimates.
Investments in Fixed Maturities Classified as Available-for-Sale or Using Fair Value Option and Freestanding Derivatives — Refer to Notes 1, 2, 3 and 4 to the Consolidated Financial Statements
Critical Audit Matter Description
Investments in fixed maturities classified as available-for-sale or using fair value option are reported at fair value in the consolidated financial statements. Freestanding derivatives, which are reported in other investments or other liabilities, as appropriate, after considering the impact of master netting agreements, are also reported at fair value in the consolidated financial statements. Where fair values cannot be determined based on observable inputs, management uses unobservable inputs, such as credit spreads, equity volatility and interest rates beyond the observable curve, requiring judgment by management to determine the estimated fair value.
We identified the valuation of certain investments in fixed maturities classified as available-for-sale or using fair value option and freestanding derivatives as a critical audit matter because of the unobservable inputs management uses to estimate fair value. Auditing these unobservable inputs used by management required a high degree of auditor judgment, and an increased extent of effort, including the need to involve our fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing the valuation of fixed maturities classified as available-for-sale or using fair value option and freestanding derivatives included the following, among others:
•We tested the effectiveness of controls over the valuation of these investments, including controls over inputs, methods, and assumptions used in the Company’s estimation processes.
•On a sample basis, we tested the accuracy and completeness of the investments owned as of December 31, 2022, and the relevant attributes used in the determination of their fair values.
•With the assistance of our fair value specialists, for a sample of investments, we tested the mathematical accuracy of the fair value calculation and developed independent estimates of the fair value and compared our estimates to the Company’s estimates. In addition to developing independent estimates, we obtained an understanding of the models and inputs used by the Company and assessed those models and inputs for reasonableness. Such assessment included comparing inputs to external sources or developing independent inputs.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
April 27, 2023

We have served as the Company’s auditor since 2002.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations

	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(In millions)
Revenues
Policy charges and fee income (related party 2022: $(279))	$506	$410	$438	$741
Premiums (related party 2022: $(27))	109	31	24	35
Net investment income (related party 2022: $(136))	778	498	534	816
Net realized capital gains (losses) (related party 2022: $990)	317	(20)	(242)	(74)
Amortization of deferred gains (related party 2022: $27)	33	—	26	53
Total revenues	1,743	919	780	1,571
Benefits, losses and expenses
Benefits and losses (related party 2022: $(184))	637	285	375	626
Amortization of value of business acquired ("VOBA") and deferred acquisition costs ("DAC")	79	90	(43)	50
Insurance operating costs and other expenses (related party:$(119) and $0)	294	208	228	364
Other intangible asset amortization	6	3	3	6
Dividends to policyholders	3	2	1	60
Total benefits, losses and expenses	1,019	588	564	1,106
Income before income taxes	724	331	216	465
Income tax expense	107	51	30	66
Net income	$617	$280	$186	$399
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)

	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(In millions)
Net income	$617	$280	$186	$399
Other comprehensive income (loss) ("OCI"):
Change in net unrealized gain or loss on fixed maturities, AFS	(2,129)	(10)	(275)	565
Change in net gain or loss on cash flow hedging instruments	(27)	—	1	(1)
OCI, net of tax	(2,156)	(10)	(274)	564
Comprehensive income (loss)	$(1,539)	$270	$(88)	$963
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets

	Successor Company
	As of December 31,
(In millions, except for share data)	2022	2021
Assets
Investments:
Fixed maturities, available-for-sale, at fair value (net of ACL of $0 and $0) (amortized cost of $18,689 and $20,986)	$15,383	$20,971
Fixed maturities, at fair value, using fair value option	331	—
Equity securities, at fair value	179	203
Mortgage loans (net of ACL of $15 and $12)	2,520	2,131
Policy loans	1,495	1,484
Limited partnerships and other alternative investments (portion at fair value: $58 and $0)	1,300	1,147
Other investments	95	26
Short-term investments	1,489	1,254
Total investments	22,792	27,216
Cash	173	49
Reinsurance recoverables (net of ACL of $27 and $37) (related party: $11,537 and $6,143) (portion at fair value: $335 and $(8))	40,714	35,848
VOBA and DAC	518	479
Deferred income taxes, net	1,051	603
Goodwill and other intangible assets	155	161
Other assets	453	416
Separate account assets	87,255	111,592
Total assets	$153,111	$176,364
Liabilities
Reserve for future policy benefits	$21,432	$21,698
Other policyholder funds and benefits payable (portion at fair value: $254 and $575)	31,302	32,622
Funds withheld liability (related party: $9,248 and $5,128) (portion at fair value: $(1,481) and $(15))	10,485	6,379
Other liabilities (related party: $915 and $818)	2,023	1,920
Separate account liabilities	87,255	111,592
Total liabilities	152,497	174,211
Commitments and Contingencies (Note 11)
Stockholder’s Equity
Common stock—1,000 shares authorized, issued and outstanding, par value $5,690	6	6
Additional paid-in capital	1,877	1,877
Accumulated other comprehensive loss, net of tax	(2,166)	(10)
Retained earnings	897	280
Total stockholder’s equity	614	2,153
Total liabilities and stockholder’s equity	$153,111	$176,364

See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholder's Equity

For the Year Ended December 31, 2022 (Successor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholder's Equity
Balance, beginning of period	$6	$1,877	$(10)	$280	$2,153
Net income	—	—	—	617	617
Total other comprehensive loss	—	—	(2,156)	—	(2,156)
Balance, end of period	$6	$1,877	$(2,166)	$897	$614

For the Period of July 1, 2021 to December 31, 2021 (Successor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholder's Equity
Balance, beginning of period	$6	$1,877	$—	$—	$1,883
Net income	—	—	—	280	280
Total other comprehensive loss	—	—	(10)	—	(10)
Balance, end of period	$6	$1,877	$(10)	$280	$2,153

For the Six Months Ended June 30, 2021 (Predecessor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholder's Equity
Balance, beginning of period	$6	$1,761	$1,281	$137	$3,185
Net income	—	—	—	186	186
Total other comprehensive loss	—	—	(274)	—	(274)
Capital contribution to parent	—	(235)	—	—	(235)
Dividends paid	—	—	—	(265)	(265)
Balance, end of period	$6	$1,526	$1,007	$58	$2,597

For the Year Ended December 31, 2020 (Predecessor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholder's Equity
Balance, beginning of period	$6	$1,761	$717	$68	$2,552
Cumulative effect of accounting changes, net of tax	$—	$—	$—	$(11)	$(11)
Adjusted balance, beginning of period	6	1,761	717	57	2,541
Net income	—	—	—	399	399
Total other comprehensive income	—	—	564	—	564
Dividends paid	—	—	—	(319)	(319)
Balance, end of period	$6	$1,761	$1,281	$137	$3,185
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Successor Company		Predecessor Company
(In millions)	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Operating Activities
Net income	$617	$280	$186	$399
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Net realized capital (gains) losses (related party 2022: $990)	(317)	20	242	74
Amortization of deferred reinsurance gain (related party 2022: $27)	(33)	—	(26)	(53)
Amortization of VOBA	79	90	(43)	50
Depreciation and amortization	227	102	38	69
Deferred income tax expense	125	138	29	54
Interest credited on investment and universal life-type contracts	534	314	152	379
Other operating activities, net	(38)	(208)	(114)	(120)
Change in assets and liabilities:
Increase in reinsurance recoverables	(758)	(63)	(134)	(331)
Increase (decrease) for future policy benefits and unearned premiums	230	(40)	63	160
Net changes in other assets and other liabilities	93	(132)	51	185
Net proceeds from (payments for) reinsurance transactions	121	(877)	—	—
Net cash provided by (used for) operating activities	880	(376)	444	866
Investing Activities
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	6,185	2,976	1,622	2,824
Equity securities, at fair value	26	47	3	7
Mortgage loans	258	294	158	373
Partnerships	64	102	71	77
Payments for the purchase of:
Fixed maturities, available-for-sale	(4,255)	(1,974)	(1,197)	(2,866)
Fixed maturities, fair value option	(352)	—	—	—
Equity securities, at fair value	(22)	(121)	(45)	(26)
Mortgage loans	(667)	(207)	(177)	(242)
Partnerships	(158)	(100)	(74)	(134)
Net proceeds from (payments for) repurchase agreements program	25	(11)	8	(16)
Net proceeds from (payments for) derivatives	(559)	(161)	(539)	143
Net proceeds from (payments for) policy loans	(11)	9	(32)	15
Net proceeds from (payments for) short-term investments	(255)	(314)	200	(234)
Other investing activities, net	—	—	—	(10)
Net cash provided by (used for) investing activities	279	540	(2)	(89)
Financing Activities
Deposits and other additions to investment and universal life-type contracts	2,033	872	1,001	1,971
Withdrawals and other deductions from investment and universal life-type contracts	(8,109)	(4,766)	(4,862)	(9,627)
Net transfers from separate accounts related to investment and universal life-type contracts	5,140	3,598	3,659	7,117
Net increase (decrease) in securities loaned or sold under agreements to repurchase	(99)	131	270	(7)
Dividend paid on shares outstanding	—	—	(265)	(319)
Return of capital to parent	—	—	(235)	—
Net cash used for financing activities	(1,035)	(165)	(432)	(865)
Net increase (decrease) in cash	124	(1)	10	(88)
Cash — beginning of period	49	50	40	128
Cash — end of period	$173	$49	$50	$40
Supplemental Disclosure of Cash Flow Information:
Income taxes received (paid)	$142	$(13)	$2	$—
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)

1. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
Talcott Resolution Life Insurance Company, together with its consolidated subsidiaries, (collectively, "TL," the "Company," "we" or "our") is a life insurance and annuity company and comprehensive risk solutions-provider in the United States ("U.S.") and is a wholly-owned subsidiary of TR Re, Ltd. ("TR Re"), a Bermuda based entity. Talcott Resolution Life, Inc. ("TLI"), a Delaware corporation and Talcott Holdings, L.P. ("THLP") are indirect parents of the Company and the Company has an ultimate parent of Talcott Financial Group, Ltd. ("TFG" or "Talcott Financial Group").
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), which differ materially from the accounting practices prescribed by various insurance regulatory authorities. Certain reclassifications have been made to conform to current year presentation.
On June 30, 2021, the Company’s previous indirect owner, Hopmeadow Holdings GP LLC, completed the sale of the Company (the "Sixth Street Acquisition") through the merger of an affiliate of Sixth Street, a global investment firm, with and into THLP pursuant to an Agreement and Plan of Merger (the “Agreement"). Through the Agreement, TFG indirectly obtained 100% control of THLP and its life and annuity operating subsidiaries for a total purchase price of approximately $2.2 billion, comprised of a $500 pre-closing dividend and cash of $1.7 billion. The merger was accounted for using business combination accounting, together with an election to apply pushdown accounting. Under this method, the purchase price paid was assigned to the identifiable assets acquired and liabilities assumed as of the acquisition date based on their fair value. Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. The Company’s financial statements and footnote disclosures are presented into two distinct periods. The periods prior to the consummation of the Agreement are labeled ("Predecessor Company") and the periods subsequent to that date are labeled ("Successor Company") to distinguish between the different basis of accounting between the periods presented. As a result of the application of purchase accounting, the financial statements for the year ended December 31, 2022 and period of July 1, 2021 to December 31, 2021, are not comparable to the prior periods presented. In addition, as a result of the acquisition the Company conformed to TFG’s accounting policies and modified its presentation for certain transactions.
Description of Business
As of December 31, 2022, the Company managed approximately 490 thousand annuity contracts with an account value of approximately $36.7 billion, gross of reinsurance, and private placement life insurance with an account value of approximately $39.0 billion. Upon the Company's acquisition by Sixth Street, the Company's strategy changed to be one of a life insurance aggregator through reinsurance. Since the Sixth Street acquisition, the Company has participated in multiple assumed reinsurance transactions that have positioned the Company, as part of the Talcott Financial Group, as a leading participant in this area of the life insurance marketplace. As part of the Company's growth strategy, the Company assumes life insurance blocks of business, providing external insurers with solutions to create capital flexibility and risk management efficiencies. Since the Sixth Street Acquisition and as of December 31, 2022, the Company has assumed fixed indexed annuities of $6.4 billion and variable annuities of $6.6 billion.
On November 1, 2022, the Company entered into a reinsurance agreement with The Guardian Insurance & Annuity Company, Inc. (“GIAC” or "Guardian") to reinsure $7.1 billion in variable annuity reserves, primarily comprised of contracts with living withdrawal benefit and death benefit riders. The Company assumed 100% of $439 in general account reserves on a coinsurance basis and assumed 100% of $6.7 billion in separate account reserves on a modified coinsurance basis. The Company acquired general account assets to support the assumed reserves and received $121 in cash from GIAC upon closing, primarily relating to a ceding commission of $65 and cash settlements. A deferred gain on reinsurance was recorded in other liabilities upon the effective date for approximately $90 and will be recognized in income over the expected life of the underlying policies. As part of this transaction, the Company entered into an administration services agreement for the reinsured block and will ultimately administer the reinsured block within two years following the close of the transaction.
On December 30, 2021, pursuant to a reorganization approved by the Connecticut Department of Insurance ("CTDOI") on November 18, 2021, TLI contributed the Company to TR Re and TR Re subsequently became the Company's direct parent. TR Re was formed on June 28, 2021 and is an approved Class E insurer under the Bermuda Monetary Authority.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
On December 30, 2021, the Company entered into a reinsurance agreement with Allianz Life Insurance Company of North America ("Allianz") to assume approximately $8.0 billion of fixed indexed annuities ("FIA") reserves ("Inforce Agreement"). The Company assumed 100% of one block (approximately $5.0 billion of FIA reserves) and 5% of another block (approximately $3.0 billion of FIA reserves) on a coinsurance basis and the Company acquired general account assets to support these assumed reserves. Certain of the FIAs included living withdrawal benefits. The Company paid $693 to Allianz upon closing, primarily relating to a ceding commission of $866, offset by cash settlements. The Company will participate in an aggregated hedging pool administered by Allianz, whereby the Company will pay Allianz a fee in order to participate in the pool and will receive an index credit payout based on the level of participation in the pool. A deferred gain on reinsurance was recorded in other liabilities upon the effective date for approximately $25 and will be recognized in income over the expected life of the underlying policies. On July 29, 2022, the Company executed a flow reinsurance agreement with Allianz. Under the terms of the transaction, the Company assumed certain FIA contracts issued by Allianz after August 2, 2022 on a coinsurance basis ("Flow Agreement"). Allianz will continue to service and administer the policies reinsured under the Inforce Agreement and Flow Agreement as the direct insurer of the business. On December 31, 2022, the Company retroceded 75% of the business assumed from Allianz to TR Re on a modified coinsurance basis. As a result of the retrocession, the Company recorded a deferred gain of $137.
On December 30, 2021, the Company entered into an affiliated reinsurance agreement with its parent TR Re. The Company generally ceded 50% of reserves related to variable and payout annuity blocks, with 100% of certain variable annuity guarantees and certain structured settlement contracts ceded at a lesser quota share percentage. All but the Company’s terminal funding block was ceded on a modified coinsurance basis, with the terminal funding block ceded on a coinsurance with funds withheld basis. The reinsured business ceded was the Company's direct written business and was not previously assumed. This affiliate reinsurance transaction was accounted for in accordance with reinsurance accounting. Under this method, a deferred gain on reinsurance was recorded in other liabilities of approximately $805 and will be recognized in income over the expected life of the underlying policies. The Company will continue to service and administer the policies as insurer of the reinsured block of business and will remain responsible for fulfilling its obligations to policyholders. The Company paid TR Re $100 in ceding commission and an additional $84 to settle tax balances associated with the transaction as part of the arrangement.
On September 17, 2021, the Company executed a flow reinsurance transaction with Lincoln National Corporation's ("Lincoln") insurance subsidiary, The Lincoln National Life Insurance Company. The Company coinsured a living benefit rider on variable annuity contracts issued by Lincoln between April 1, 2021 through June 30, 2022 up to a maximum of $1.5 billion of reinsured deposits. In June 2022, the Company entered into an extension of the agreement through June 30, 2023, at a lower quota share for contracts issued subsequent to June 30, 2022. Lincoln will continue to service and administer the policies as direct insurer of the business.
For additional information regarding reinsurance transactions, refer to Note 5 - Reinsurance.
In conjunction with the sale from The Hartford Financial Services Group ("The Hartford") in 2018, the Company entered into a five year transition services agreement with The Hartford to provide general ledger, cash management, investment accounting and information technology infrastructure services. In March 2019, the Company converted its existing transition services agreement for investment accounting services into an administrative service agreement, which expires in May 2023. The transition services agreement with The Hartford for the remaining services ended in 2020, as those services had fully transitioned to the Company.
Consolidation
The Consolidated Financial Statements include the accounts of the Company and entities the Company directly or indirectly has a controlling financial interest in which the Company is required to consolidate. Entities in which the Company has significant influence over the operating and financing decisions but is not required to consolidate are reported using the equity method. All intercompany transactions and balances between the Company and its subsidiaries have been eliminated.
Use of Estimates
The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.
The most significant estimates include:
•Valuation of investments, including the underlying investments within the funds withheld liability;
•Evaluation of credit losses on fixed maturities, available for sale ("AFS");

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
•Allowance for credit losses (“ACL”) on mortgage loans;
•Valuation of derivative assets and liabilities, including embedded derivatives;
•Valuation of liabilities associated with FIA;
•Estimated gross profits ("EGPs") used to amortize VOBA and liabilities associated with variable annuities, FIA, and other universal life-type contracts, as well as certain deferred reinsurance amounts;
•Evaluation of goodwill and other intangible assets for impairment;
•Valuation of living withdrawal benefits and FIA required to be recorded at fair value;
•Valuation of value of business acquired ("VOBA"), deferred gains on reinsurance, and deferred acquisition costs ("DAC");
•Valuation allowance on deferred tax assets;
•Contingencies relating to corporate litigation and regulatory matters
Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements.
Pushdown Accounting
Sixth Street
The Sixth Street Acquisition was accounted for using business combination accounting, together with an election to apply pushdown accounting. The goodwill from the Sixth Street Acquisition is attributable to the Company's expectation that the combined group can leverage its insurance platform to become a life insurance aggregator. Goodwill for the Sixth Street Acquisition is not deductible for tax purposes.
The following table represents the final determination of the fair value of the assets acquired and liabilities assumed for the Sixth Street Acquisition:

Cash and invested assets	$19,711
VOBA	565
Deferred income taxes	737
Goodwill	97
Other intangible assets	67
Reinsurance recoverables and other assets [1]	30,481
Separate account assets	112,857
Total assets	164,515
Reserves for future policy benefits	21,122
Other policyholder funds and benefits payable	25,961
Funds withheld liability [1]	1,039
Other liabilities	1,653
Separate account liabilities	112,857
Total liabilities	162,632

Stockholder's equity	1,883
Total liabilities and stockholder's equity	$164,515
[1]    Previously reported table was updated to reflect the gross presentation for modified coinsurance reinsurance transactions.
The Successor Company's assets and liabilities are recognized based on TFG’s accounting basis, with an offset to additional paid-in capital. In addition, retained earnings and accumulated other comprehensive income (“AOCI”) of the Predecessor Company are not carried forward, as a new basis of accounting has been established.
Invested Assets
The acquired investments are recorded at fair value through adjustments to additional paid-in capital at the acquisition date.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Value of Business Acquired/Additional Reserves
In conjunction with the acquisition of the Company, a portion of the purchase price was allocated to the right to receive future gross profits from cash flows and earnings of the Company's insurance and investment contracts as of the date of the Sixth Street Acquisition. This intangible asset is called VOBA and is based on the actuarially estimated present value of future cash flows from the Company's insurance and investment contracts in-force as of the date of the transaction. The estimated fair value calculation of VOBA is based on certain assumptions, including equity market returns, mortality, persistency, expenses, discount rates, and other factors that the Company expects to experience in future years. Actual experience on the acquired contracts may vary from these projections and the recovery of VOBA is dependent upon the future profitability of the related business. The Company amortizes VOBA over EGPs and it is reviewed for recoverability quarterly. The fair value of certain acquired obligations of the Company exceeded the book value of assumed in-force policy liabilities resulting in additional reserve liabilities. These liabilities were increased to fair value, which is presented separately from VOBA as an additional insurance liability in other policyholder funds and benefits payable. The additional liability is amortized to income over the life of the underlying policies.
Goodwill
Goodwill represents the excess of the acquisition cost of an acquired business over the fair value of assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment at the entity or reporting unit level annually or when events or circumstances arise, such as adverse changes in the business climate, that would more likely than not reduce the fair value of the entity or a reporting unit below its carrying value. Our methodology for conducting this goodwill impairment testing contains both a qualitative and quantitative assessment.
The Company has the option to initially perform an assessment of qualitative factors in order to determine whether it is more likely than not that the fair value of the entity or a reporting unit is less than its carrying amount. The qualitative factors may include, but are not limited to, economic conditions, industry and market considerations, cost factors, overall financial performance of the entity or a reporting unit and other company and entity-level or reporting unit-specific events. If it is determined that it is more likely than not that the fair value of the entity or reporting unit is less than its carrying amount, we then perform the impairment evaluation using a more detailed quantitative assessment. If the carrying values of the entity or reporting units were to exceed their fair value under that quantitative assessment, the amount of the impairment would be calculated and goodwill would be adjusted accordingly. The Company could directly perform this quantitative assessment, bypassing the qualitative assessment and perform a quantitative impairment test.
As a result of the quantitative review performed for the year ended December 31, 2022, the Company determined that the estimated fair value of TL exceeded its respective carrying value and that goodwill was not impaired. For the year ended December 31, 2021, the Company determined that the goodwill associated with TL was not impaired.
For a discussion of goodwill from the Sixth Street Acquisition, refer to Note 7 - Goodwill and Other Intangible Assets.
Other Intangible Assets
Intangible assets with definite lives are amortized over the estimated useful life of the asset. Amortizing intangible assets primarily consists of internally developed software amortized over a period not to exceed seven years. Intangible assets with indefinite lives, primarily insurance licenses, are not amortized but are reviewed annually in the Company's impairment analysis. They will be tested for impairment more frequently if events or circumstances indicate the fair value of indefinitely lived intangibles is less than the carrying value.
The Company determined during its reviews for December 31, 2022 and 2021 that its other indefinite-lived intangible assets and finite-lived intangible assets were not impaired.
For a discussion of other intangible assets from the Sixth Street Acquisition, refer to Note 7 - Goodwill and Other Intangible Assets.
Future Adoption of New Accounting Standards
Troubled Debt Restructurings and Vintage Disclosures

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2022-02, Financial Instruments – Credit Losses (Topic 326) – Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”) in March 2022, which eliminates the accounting guidance on troubled debt restructurings for creditors and amends the guidance on vintage disclosures. The amendments require that an entity evaluate whether the loan modification represents a new loan or a continuation of an existing loan, and introduce new requirements related to modifications made to borrowers experiencing financial difficulty. Additionally, ASU 2022-02 enhances disclosures for borrowers experiencing financial difficulty, by requiring current-period gross write-offs by year of origination for creditors with respect to loan refinancing and restructurings and internal risk ratings for financing receivables. ASU 2022-02 is effective for annual periods beginning after December 15, 2022 and interim periods within those annual periods, with early adoption permitted. The Company will adopt the amendments of ASU 2022-02 prospectively in the first quarter of 2023 and does not expect it to have a material impact on the Company.
Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions
The FASB issued ASU 2022-03, Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”) in June 2022. ASU 2022-03 clarifies that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. ASU 2022-03 applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in ASU 2022-03 are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adopted permitted. The Company will adopt the provisions of ASU 2022-03 in the first quarter of 2024 and does not expect it to have a material impact on the Company.
Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
The FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) in October 2021, which requires acquiring entities to apply Topic 606, Revenue from Contracts with Customers upon recognizing and measuring contract assets and liabilities in a business combination. This update is intended to improve comparability after a business combination, by providing consistent recognition and measurement of revenue contracts with customers acquired and not acquired in a business combination. ASU 2021-08 is effective for annual periods beginning after December 15, 2022 and interim periods within those annual periods, with early adoption permitted. The amendments in ASU 2021-08 should be applied prospectively. We will adopt the provisions of this ASU in the first quarter of 2023 and do not expect it to have a material impact on the Company.
Targeted Improvements to the Accounting for Long Duration Contracts
The FASB issued ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts ("ASU 2018-12") in August 2018, which impacts the existing recognition, measurement, presentation, and disclosure requirements for certain long-duration contracts issued by an insurance company. The guidance is intended to improve the timeliness of recognizing changes in the liability for future policy benefits ("LFPB"), by requiring annual or more frequent updates of insurance assumptions and modifying rates used to discount future cash flows. Further, the guidance seeks to improve the accounting for certain market-based options or guarantees associated with account balance contracts, simplify the amortization of DAC and other balances amortized on a basis consistent with DAC, and improve the effectiveness of the required disclosures.
This guidance was amended through the issuance of ASU 2020-11, which deferred the effective date the Company is required to adopt the guidance to January 1, 2023 with early adoption permitted. Through the issuance of ASU 2022-05, an insurance entity is permitted, prior to the effective date, to exclude certain contracts from applying the amendments in ASU 2018-12, when those contracts have been derecognized because of a sale or disposal of an individual or a group of contracts or legal entities and in which the insurance entity has no significant continuing involvement with the derecognized contracts. The Company does not currently intend to apply this accounting policy election.
The Company intends to use the full retrospective adoption method, as of the date of the Sixth Street Acquisition. The Company does not expect an impact to stockholder's equity as a result of the adoption of ASU 2018-12, due to the application of purchase accounting; whereby assets and liabilities were transacted at fair value as of the date of the acquisition. Upon the adoption of ASU 2018-12, the change in the carrying value of insurance assets and liabilities as of July 1, 2021 are recorded with an equal and offsetting adjustment to VOBA or an additional reserve. Refer below for further discussion of other impacts upon adoption to the new standard. The adoption is expected to have a material effect on the Company’s results of operations due to the updating of cash flow assumptions for LFPB, recognition of changes to the fair value of market risk benefits (“MRB”), and the change in amortization methodology for DAC and other DAC-like balances.
The Company has made key accounting policy decisions, including insurance policy groupings for recognition and measurement of LFPB, discount rate methodology, development of liability cash flow and claim expense assumptions, and DAC and other DAC-like amortization methodology. Outlined below are four key areas of change, although there are other less significant policy changes not noted below.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)

Amended Topic	Description	Adoption Method and Transition Impact
Cash flow and discount rate assumptions underlying insurance liabilities	For nonparticipating traditional and limited-payment insurance contracts, the Company will evaluate, at least annually in the same fiscal quarter, as to whether an update to cash flow assumptions is needed. The Company will update the cash flows used to measure the LFPB, for both changes in future assumptions and actual experience, at least annually.

The updating of cash flows impacts the amount of the deferred profit liability (“DPL”) recorded for limited-payment contracts. The DPL will be adjusted concurrently with any updating of the LFPB.

	Cash flows are required to be discounted with an upper-medium grade (or low credit risk) fixed-income instrument yield, with the effect of discount rate changes on the liability recorded in other comprehensive income (“OCI”). The discount rate utilized is intended to reflect the duration characteristics of the corresponding insurance liabilities. The Company will obtain yield curves and spreads for a range of tenors to determine spot yields to discount the cash flows of the insurance liabilities as of each valuation date.	The Company will adopt the guidance for LFPB, as of the date of the Sixth Street Acquisition. As of the acquisition date, the Company expects there will be a decrease to LFPB (and the associated reinsurance recoverable), which will be offset by a net increase to an additional reserve. This is due to the application of purchase accounting associated with the Sixth Street Acquisition, which employed lower discount rates for the fair value calculations than the required discount rates to value the cash flows on the insurance liabilities under ASU 2018-12.
MRB	The Company currently offers and assumes certain guarantees and product features on variable annuity and FIA products, which protect the contractholder from other-than-nominal capital market risk and expose the Company to other-than-nominal capital market risk. These MRB features are required to be measured at fair value with changes in fair value recorded in net income, with the exception of the changes in MRB liabilities attributable to a change in an entity’s nonperformance risk, which is required to be recognized in OCI. For products that are reinsured, the portion of the change in MRB attributable to changes in the reinsurer’s nonperformance risk is recognized in income. The Company shall maximize the use of relevant observable information and minimize the use of unobservable information in determining the balance of the MRB upon adoption.	The Company will adopt the guidance for MRB using the full retrospective method. As of the acquisition date, the Company expects there to be an increase to the MRB liability (and the associated reinsurance recoverable) and a decrease to VOBA, as a result of the difference between the establishment of the MRB recorded at fair value under ASU 2018-12 and reserves previously recorded for those benefits.
Amortization of DAC and other DAC-like balances	The Company will amortize DAC and other DAC-like balances on a constant-level basis over the expected term for a group of contracts consistent with the groupings used in estimating the associated LFPB. The constant-level basis for the group approximates a pattern of straight-line amortization at an individual contract level by using a method specific to the underlying product. The amortization rate utilized is calculated at the end of the current reporting period, including actual experience and any assumption updates. The revised amortization rate is applied prospectively from the beginning of the current reporting period.	As a result of amortizing DAC and other DAC-like balances on a constant-level basis, the Company does not expect a significant impact upon the adoption of ASU 2018-12.
Reporting and Disclosures	ASU 2018-12 requires certain enhanced presentation and disclosures including disaggregated rollforwards for LFPB, policyholder account balances, MRB, separate account liabilities, DAC and other DAC-like balances, and information about significant inputs, judgments and methods used in the LFPB measurement. The enhanced disclosures are intended to improve the ability of users of the financial statements to evaluate the timing, amount, and uncertainty of cash flows arising from long-duration contracts.	The Company’s implementation efforts and the evaluation of the impacts of the guidance on its consolidated financial statements, as well as its systems, processes, and controls, continue to progress. Given the nature and extent of the required changes to a significant portion of the Company’s operations, the adoption of this guidance is expected to have a material impact on its financial position and results of operations. In addition, there will be a significant increase in required disclosures.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Significant Accounting Policies
The Company’s significant accounting policies are as follows:
Segment Information
The Company has no reportable segments and its principal products and services are comprised of variable, fixed and payout annuities, FIAs, and private-placement life insurance. The Company's determination that it has no reportable segments is based on the fact that the Company's chief operating decision maker reviews the Company's financial performance at a consolidated level.
Revenue Recognition
For investment and universal life-type contracts, the amounts collected from policyholders are considered deposits and are not included in revenue. Policy charges and fee income for variable annuity, FIA, deferred annuity and other universal life-type contracts primarily consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders’ account balances and are recognized in the period in which services are provided. For the Company’s traditional life products, premiums are recognized as revenue when due from policyholders.
Investments
Overview
The Company’s investments in fixed maturities include bonds, structured securities, redeemable preferred stock and commercial paper. Most of these investments are classified as AFS and are carried at fair value, net of ACL. The after-tax difference between fair value and cost or amortized cost is reflected in stockholder's equity as a component of AOCI, after adjustments for the effect of VOBA and reserve adjustments. Equity securities are measured at fair value with any changes in valuation reported in net income. Mortgage loans are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts, net of ACL. Policy loans are carried at outstanding balance. Limited partnerships and other alternative investments are reported at their carrying value and are primarily accounted for under the equity method with the Company’s share of earnings included in net investment income. Recognition of income related to limited partnerships and other alternative investments accounted for under the equity method is delayed due to the availability of the related financial information, as private equity and other funds are generally on a three-month lag and hedge funds generally on a one-month lag. Accordingly, income for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the period of January 1, 2021 to June 30, 2021 (Predecessor Company), and the year ended December 31, 2020 (Predecessor Company), may not include the full impact of current year changes in valuation of the underlying assets and liabilities of the funds, which are generally obtained from the limited partnerships and other alternative investments’ general partners. Other investments consist of derivative instruments which are carried at fair value and real estate acquired in satisfaction of debt. Short-term investments, including cash equivalents, are carried at amortized cost, which approximates fair value.
Fair Value Option ("FVO")
The Company has elected the FVO for rated feeder fund investments, where a single entity issues both debt securities and equity interests and the Company owns both the debt security and equity interest portions of the investment. The Company has elected the FVO for these investments to reflect changes in fair value in earnings and to align the timing of the fair value measurement for its multiple investments in that single entity.
Credit Losses
An ACL is recognized as an estimate of credit losses expected over the life of financial instruments, such as mortgage loans, reinsurance recoverables and off-balance sheet credit exposures that the Company cannot unconditionally cancel. The measurement of the expected credit loss estimate is based on historical loss data, current conditions, and reasonable and supportable forecasts.
Credit losses on fixed maturities, AFS carried at fair value are measured through an other-than-temporary impairment ("OTTI"); however, losses are recognized through the ACL and no longer as an adjustment to the amortized cost. Recoveries of OTTI on fixed maturities, AFS are recognized as reversals of the ACL recognized through net realized capital gains and losses and no longer accreted as net investment income through an adjustment to the investment yield. Additionally, purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance establishes an ACL at acquisition, which is recorded with the purchase price to establish the initial amortized cost of the investment.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Net Realized Capital Gains and Losses
Net realized capital gains and losses from investment sales are reported as a component of revenues and are determined on a specific identification basis. Net realized capital gains and losses also result from fair value changes in equity securities, derivatives contracts (both freestanding and embedded) that do not qualify, or are not designated, as a hedge for accounting purposes, and certain investments where the FVO has been elected. The entire change in fair value of the FVO investment includes the components related to dividends and interest income. Impairments and changes in the ACL on fixed maturities, AFS; mortgage loans; and reinsurance recoverables are recognized as net realized capital losses in accordance with the Company’s impairment and ACL policies as discussed in Note 3 - Investments of Notes to Consolidated Financial Statements. Foreign currency transaction remeasurements are also included in net realized capital gains and losses.
Interest income from fixed maturities, FVO is recognized when earned on the constant effective yield method based on estimated timing of cash flows.
Net Investment Income
Interest income from fixed maturities, AFS and mortgage loans is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future prepayments using the retrospective method; however, if these investments have previously recognized an ACL and for certain other asset-backed securities, any yield adjustments are made using the prospective method. Prepayment fees and make-whole payments on fixed maturities and mortgage loans are recorded in net investment income when earned. For equity securities, dividends are recognized as investment income on the ex-dividend date. Limited partnerships and other alternative investments primarily use the equity method of accounting to recognize the Company’s share of earnings. Expected credit losses on fixed maturities, AFS are recorded through an ACL. The Company’s non-income producing investments were not material for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the period of January 1, 2021 to June 30, 2021 (Predecessor Company), and the year ended December 31, 2020 (Predecessor Company). In addition, net investment income includes a portion of the change in funds withheld at interest, as a result of the change in the risk-free rate on the host contract.
Derivative Instruments
Overview
The Company utilizes a variety of over-the-counter ("OTC") transactions, OTC cleared through central clearing houses ("OTC-cleared"), and exchange traded derivative instruments as part of its overall risk management strategy as well as to enter into replication transactions. The types of instruments may include swaps, caps, floors, forwards, futures and options to achieve one of four Company-approved objectives:
•to hedge risk arising from interest rate, equity market, commodity market, credit spread and issuer default, price or currency exchange rate risk or volatility;
•to manage liquidity;
•to control transaction costs;
•to enter into synthetic replication transactions.
Interest rate and credit default swaps involve the periodic exchange of cash flows with other parties, at specified intervals, calculated using agreed upon rates or other financial variables and notional principal amounts. Generally, little to no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.
Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike interest rate or falls below the floor strike interest rate, applied to a notional principal amount. A premium payment determined at inception is made by the purchaser of the contract and no principal payments are exchanged.
Forward contracts are customized commitments that specify a rate of interest or currency exchange rate to be paid or received on an obligation beginning on a future start date and are typically settled in cash.
Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities or cash, and changes in the futures’ contract values are settled daily in cash.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial instrument at a specified price, within a specified period or on a stated date. The contracts may reference commodities, which grant the purchaser the right to either purchase from or sell to the issuer commodities at a specified price, within a specified period or on a stated date. Option contracts are typically settled in cash.
Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.
The Company’s derivative transactions conducted in insurance company subsidiaries are used in strategies permitted under the derivative use plans required by the State of Connecticut and the State of New York insurance departments.
Accounting and Financial Statement Presentation of Derivative Instruments and Hedging Activities
Derivative instruments are recognized on the Consolidated Balance Sheets at fair value and are reported in other investments and other liabilities. For balance sheet presentation purposes, the Company has elected to offset the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty or under a master netting agreement, which provides the Company with the legal right of offset.
The Company clears certain interest rate swap and credit default swap derivative transactions through central clearing houses. OTC-cleared derivatives require initial collateral at the inception of the trade in the form of cash or highly liquid securities, such as U.S. Treasuries and government agency investments. Central clearing houses also require additional cash as variation margin based on daily market value movements. For information on collateral, see the derivative collateral arrangements section in Note 4 - Derivatives of Notes to Consolidated Financial Statements. In addition, OTC-cleared transactions include price alignment amounts either received or paid on the variation margin, which are reflected in realized capital gains and losses or, if characterized as interest, in net investment income.
On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability (“cash flow” hedge), (2) a hedge of a net investment in a foreign operation (“net investment” hedge) or (3) held for other investment and/or risk management purposes, which primarily involve managing asset or liability related risks and do not qualify for hedge accounting.
Cash Flow Hedges - Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge, including foreign-currency cash flow hedges, are recorded in AOCI and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded. Periodic derivative net coupon settlements are recorded in the line item of the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded. Cash flows from cash flow hedges are presented in the same category as the cash flows from the items being hedged on the Consolidated Statements of Cash Flows.
Other Investment and/or Risk Management Activities - The Company’s other investment and/or risk management activities primarily relate to strategies used to reduce economic risk or replicate permitted investments and do not receive hedge accounting treatment. Changes in the fair value, including periodic derivative net coupon settlements, of derivative instruments held for other investment and/or risk management purposes are reported in current period earnings as net realized capital gains and losses.
Hedge Documentation and Effectiveness Testing
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as fair value, cash flow, or net investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions and defining the effectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values, cash flows or net investment in foreign operations of hedged items. Hedge effectiveness is assessed primarily using quantitative methods as well as using qualitative methods. Quantitative methods include regression or other statistical analysis of changes in fair value or cash flows associated with the hedge relationship. Qualitative methods may include comparison of critical terms of the derivative to the hedged item.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Discontinuance of Hedge Accounting
The Company discontinues hedge accounting prospectively when (1) it is determined that the qualifying criteria are no longer met; (2) the derivative is no longer designated as a hedging instrument; or (3) the derivative expires or is sold, terminated or exercised.
When cash flow hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.
In other situations in which hedge accounting is discontinued, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are reclassified into earnings when earnings are impacted by the hedged item.
Embedded Derivatives
The Company purchases investments and has previously issued and assumed via reinsurance financial products that contain embedded derivative instruments. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument on the Consolidated Balance Sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses.
Credit Risk
Credit risk is defined as the risk of financial loss due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with agreed upon terms. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The Company generally requires that OTC derivative contracts, other than certain forward contracts, be governed by International Swaps and Derivatives Association ("ISDA") agreements which are structured by legal entity and by counterparty and permit right of offset. Some agreements require daily collateral settlement based upon agreed upon thresholds. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. For the Company’s domestic derivative programs, the maximum uncollateralized threshold for a derivative counterparty for a single legal entity is $7. The Company also minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management. OTC-cleared derivatives are governed by clearing house rules. Transactions cleared through a central clearing house reduce risk due to their ability to require daily variation margin and act as an independent valuation source. In addition, the Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations.
Cash
Cash represents cash on hand and demand deposits with banks or other financial institutions, as well as money market funds.
Reinsurance
The Company cedes to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. The Company also assumes from unaffiliated insurers to provide our counterparties with risk management solutions. The Company's historical reinsurance cessions provided a level of risk mitigation desired by prior ownership. The Company's current reinsurance assumptions and internal retrocessions provide strategic business growth opportunities. In ceding and assuming risks, the Company may use various types of reinsurance including coinsurance, modified coinsurance, coinsurance with funds withheld arrangements, and yearly renewable term. Failure of reinsurers to honor their obligations could result in losses to the Company. Ceded reinsurance arrangements do not discharge the Company as the primary insurer, except for instances where the primary policy or policies have been novated.
Premiums and benefits and losses reflect the net effects of ceded and assumed reinsurance transactions. Included in other assets are prepaid reinsurance premiums, which represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of the reinsurance agreements. Included in reinsurance recoverables are balances due from reinsurance companies for paid and unpaid losses and are presented net of an ACL which is based on the expectation of lifetime credit loss.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
Reinsurance accounting is followed for ceded and assumed transactions that provide indemnification against loss or liability relating to insurance risk (risk transfer). To meet risk transfer requirements, a reinsurance agreement must include insurance risk, consisting of underwriting, investment, and timing risk, and a reasonable possibility of a significant loss to the reinsurer. If the ceded and assumed transactions do not meet risk transfer requirements, the Company accounts for these transactions as financing transactions. The deferred gain or acquisition cost related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies and is primarily amortized on a constant-level basis.
Under coinsurance arrangements, reserves and investment assets are transferred from the ceding insurer to the reinsurer. In certain arrangements, the reinsurer will hold the assets supporting the reserves in a trust for the benefit of the ceding insurer.
Under modified coinsurance arrangements, both the ceded reserves and the investment assets that support the reserves are retained by the cedant and profit and loss with respect to the obligations and investment returns flow through periodic net settlements. Under coinsurance with funds withheld arrangements, ceded reserves are transferred to the reinsurer, however, investment assets that support the reserves are retained by the cedant, and profit and loss with respect to only the investment returns flow through periodic net settlements. Both modified coinsurance and coinsurance with funds withheld arrangements require the cedant to establish a mechanism which legally segregates the underlying assets. The Company has the right of offset on general account assets and liabilities reinsured on a modified coinsurance and coinsurance with funds withheld basis, but have elected to present balances due to and due from reinsurance counterparties on a gross basis, within reinsurance recoverables and funds withheld liability on the Consolidated Balance Sheets. Modified coinsurance of assumed separate accounts accounted for under reinsurance accounting is presented on a net basis on the Consolidated Balance Sheets. As a result of the net presentation of the reinsured separate account assets and liabilities, we have revenue recorded from the reinsurance separate accounts as fee income, but not an associated asset or liability on the Consolidated Balance Sheets.
A funds withheld liability is established which represents the fair value of investment assets segregated under ceded modified coinsurance or coinsurance with funds withheld reinsurance arrangements. The funds withheld liability is comprised of a host contract and an embedded derivative. For ceded reinsurance agreements, the cedant has an obligation to pay the total return on the assets supporting the funds withheld liability. Interest accrues at a risk-free rate on the host contract and is recorded as net investment income in the Consolidated Statements of Operations. The embedded derivative is similar to a total return swap on the income generated by the underlying assets held by the cedant. The change in the embedded derivative is recorded in net realized capital gains (losses).
The Company evaluates the financial condition of its reinsurers and concentrations of credit risk. Reinsurance is placed with reinsurers that meet strict financial criteria established by the Company.
Value of Business Acquired
VOBA represents the estimated value assigned to the right to receive future gross profits from cash flows and earnings of acquired insurance and investment contracts as of the date of the acquisition. It is based on the actuarially estimated present value of future cash flows from the acquired insurance and investment contracts in-force as of the date of the acquisition. The principal assumptions used in estimating VOBA include equity market returns, mortality, persistency, expenses, and discount rates, in addition to other factors that the Company expects to experience in future years. Actual experience on the acquired contracts may vary from these projections and the recovery of VOBA is dependent upon the future profitability of the related business. For certain transactions, the fair value of acquired obligations of the Company exceed the book value of assumed in-force policy liabilities resulting in additional insurance liabilities. In pushdown accounting, these liabilities were increased to fair value, which is presented separately from VOBA as an additional insurance liability included in other policyholder funds and benefits payable on the Consolidated Balance Sheets. The Company amortizes VOBA over EGPs and it is reviewed for recoverability quarterly.
The Company also uses the present value of EGPs to determine reserves for universal life type contracts (including VA) with death or other insurance benefits such as guaranteed minimum death benefits, life-contingent guaranteed minimum withdrawal and universal life insurance secondary guarantee benefits. These benefits are accounted for and collectively referred to as death and other insurance benefit reserves and are held in addition to the account value liability representing policyholder funds.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
For most life insurance product contracts, including variable annuities, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that time frame are immaterial. Future gross profits are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; full and partial surrender rates; interest credited; mortality; and annuitization rates. Changes in these assumptions and changes to other assumptions such as expenses and hedging costs cause EGPs to fluctuate, which impacts earnings.
In the third quarter of 2022, the Company completed a comprehensive policyholder behavior assumption study which resulted in a non-market related after-tax charge and incorporated the results of that study into its projection of future gross profits. Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and will revise its policyholder behavior assumptions if credible emerging data indicates that changes are warranted. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the VOBA models, as well as EGPs used in the death and other insurance benefit reserving models.
All assumption changes that affect the estimate of future EGPs including the update of current account values and policyholder behavior assumptions are considered an Unlock in the period of revision. An Unlock adjusts the VOBA, death and other insurance benefit reserve balances on the Consolidated Balance Sheets with an offsetting benefit or charge on the Consolidated Statements of Operations in the period of the revision. An Unlock revises EGPs to reflect the Company's current best estimate assumptions. The Company also tests the aggregate recoverability of VOBA by comparing the existing balance to the present value of future EGPs. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.
Policyholders or their beneficiaries may make modifications to existing contracts. If the new modification results in a substantially changed replacement contract, the existing VOBA is written off through income. If the modified contract is not substantially changed, the existing VOBA continues to be amortized and incremental costs are expensed in the period incurred.
Income Taxes
The Company recognizes taxes payable or refundable for the current year and deferred taxes for the tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. A deferred tax provision is recorded for the tax effects of differences between the Company's current taxable income and its income before tax under U.S. GAAP in the Consolidated Statements of Operations. For deferred tax assets, the Company records a valuation allowance that is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized.
Separate Accounts
The Company records the variable account value portion of variable annuities, variable life insurance products and individual, institutional, and governmental investment contracts within separate accounts. Separate account assets are reported at fair value and separate account liabilities are reported at amounts consistent with separate account assets. Investment income and gains and losses from those separate account assets accrue directly to the policyholder, who assumes the related investment risk, and are offset by the change in the related liability. The Company earns fee income for investment management, certain administrative services and mortality and expense risks.
Reserve for Future Policy Benefits
Reserve for Future Policy Benefits on Universal Life-type Contracts
Certain contracts classified as universal life-type include death and other insurance benefit features. These features include guaranteed minimum death benefit ("GMDB") and the life-contingent portion of guaranteed minimum withdrawal benefit ("GMWB") riders offered with variable annuity contracts, including assumed variable annuity contracts, secondary guarantee benefits offered with universal life insurance contracts, as well as GLWB riders and guaranteed annuitization benefits offered by assumed variable annuity and FIA contracts. GMDB riders on variable annuities provide a death benefit during the accumulation phase that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). For the Company's products with life-contingent GMWB riders, the withdrawal benefit can exceed the guaranteed remaining balance ("GRB"), which is generally equal to premiums less withdrawals. In addition to recording an account value liability that represents policyholder funds, the Company records a death and other insurance benefit liability for

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation and Significant Accounting Policies (continued)
GMDBs, the life-contingent portion of GMWBs and the universal life insurance secondary guarantees. Universal life insurance secondary guarantee benefits ensure that the policy will not terminate, and will continue to provide a death benefit, even if there is insufficient policy value to cover the monthly deductions and charges. GLWBs on FIA contracts allow guaranteed lifetime withdrawals even if account value is otherwise insufficient. Certain FIA contracts contain a second notional account value which provides additional annuitization benefits. This death and other insurance benefit liability is reported in reserve for future policy benefits on the Company’s Consolidated Balance Sheets. Changes in the death and other insurance benefit reserves are recorded in benefits and losses in the Company’s Consolidated Statements of Operations.
The death and other insurance benefit liability is determined by estimating the expected present value of the benefits in excess of the policyholder’s expected account value in proportion to the present value of total expected assessments and investment margin. Total expected assessments are the aggregate of all contract charges, including those for administration, mortality, expense, and surrender. The liability is accrued as actual assessments are earned. The expected present value of benefits and assessments are generally derived from a set of stochastic scenarios that have been calibrated to assumed market rates of return and assumptions including volatility, discount rates, lapse rates and mortality experience. Consistent with the Company’s policy on the Unlock, the Company regularly evaluates estimates used and adjusts the liability, with a related charge or credit to benefits and losses. For further information on the Unlock, see the Value of Business Acquired accounting policy section within this footnote.
The Company reinsures a majority of its FIA, a portion of its in-force GMDB and GMWB risks, and all of its universal life insurance secondary guarantees.
Reserve for Future Policy Benefits on Traditional Annuity and Other Contracts
Traditional annuities recorded within the reserve for future policy benefits primarily include life-contingent contracts in the payout phase such as structured settlements and terminal funding agreements. Other contracts within the reserve for policyholder benefits include whole life and guaranteed term life insurance contracts. The reserve for future policy benefits is calculated using standard actuarial methods considering the present value of future benefits and related expenses to be paid less the present value of the portion of future premiums required using assumptions “locked in” at the time the policies were issued, including discount rate, withdrawal, mortality and expense assumptions deemed appropriate at the issue date. Future policy benefits are computed at amounts that, with additions from any estimated premiums to be received and with interest on such reserves compounded annually at assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death. While assumptions are locked in upon issuance of new contracts and annuitizations of existing contracts, significant changes in experience or assumptions may require the Company to establish premium deficiency reserves. Premium deficiency reserves, if any, are established based on current assumptions without considering a provision for adverse deviation. Changes in or deviations from the assumptions used can significantly affect the Company’s reserve levels and results from operations.
The Company uses reinsurance for a portion of its fixed and payout annuity businesses and its life insurance business.
Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable primarily include the non-variable account values associated with variable annuities, including account values for assumed variable annuities, assumed FIA and other universal life-type contracts, investment contracts, assumed FIAs and the non-life contingent portion of variable annuity GMWBs that are accounted for as embedded derivatives at fair value as well as other policyholder account balances associated with our life insurance businesses and assumed reinsurance. Investment contracts are non-life contingent and include institutional and governmental deposits, structured settlements and fixed annuities. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals, payments and assessments through the financial statement date. For discussion of the fair value of GMWBs and assumed FIAs that represent embedded derivatives, refer to Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements
The Company carries certain financial assets and liabilities at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. Our fair value framework includes a hierarchy that gives the highest priority to the use of quoted prices in active markets, followed by the use of market observable inputs, followed by the use of unobservable inputs. The fair value hierarchy levels are as follows:
Level 1    Fair values based primarily on unadjusted quoted prices for identical assets or liabilities, in active markets that the Company has the ability to access at the measurement date.
Level 2    Fair values primarily based on observable inputs, other than quoted prices included in Level 1, or based on prices for similar assets and liabilities.
Level 3    Fair values derived when one or more of the significant inputs are unobservable (including assumptions about risk). With little or no observable market, the determination of fair values uses considerable judgment and represents the Company’s best estimate of an amount that could be realized in a market exchange for the asset or liability. Also included are securities that are traded within illiquid markets and/or priced by independent brokers.
The Company will classify the financial asset or liability by level based upon the lowest level input that is significant to the determination of the fair value. In most cases, both observable inputs (e.g., changes in interest rates) and unobservable inputs (e.g., changes in risk assumptions) are used to determine fair values that the Company has classified within Level 3.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Assets and (Liabilities) Carried at Fair Value by Hierarchy Level as of December 31, 2022 (Successor Company)
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets Accounted for at Fair Value on a Recurring Basis
Fixed maturities, AFS
Asset backed securities ("ABS")	$254	$—	$213	$41
Collateralized loan obligations ("CLOs")	676	—	567	109
Commercial mortgage-backed securities ("CMBS")	1,514	—	1,237	277
Corporate	10,241	—	9,622	619
Foreign government/government agencies	315	—	311	4
Municipal	1,040	—	1,039	1
Residential mortgage-backed securities ("RMBS")	417	—	400	17
U.S. Treasuries	926	—	926	—
Total fixed maturities, AFS	15,383	—	14,315	1,068
Fixed maturities, FVO	331	—	25	306
Equity securities, at fair value	179	—	155	24
Limited partnerships and other alternative investments, FVO	58	—	—	58
Derivative assets
Foreign exchange derivatives	1	—	1	—
Macro hedge program	194	—	39	155
Total derivative assets [1]	195	—	40	155
Short-term investments	1,489	742	610	137
Reinsurance recoverable for FIA options	49	—	—	49
Reinsurance recoverable for FIA embedded derivative	288	—	—	288
Reinsurance recoverable for GMWB	(131)	—	—	(131)
Modified coinsurance reinsurance contracts	129	—	129	—
Separate account assets [2]	86,122	52,642	33,139	53
Total assets accounted for at fair value on a recurring basis	$104,092	$53,384	$48,413	$2,007
(Liabilities) Accounted for at Fair Value on a Recurring Basis
Other policyholder funds and benefits payable
FIA embedded derivative	$(385)	$—	$—	$(385)
GMWB embedded derivative	131	—	—	131
Total other policyholder funds and benefits payable	(254)	—	—	(254)
Derivative liabilities
Credit derivatives	4	—	4	—
Foreign exchange derivatives	14	—	14	—
Interest rate derivatives	(1)	—	(1)	—
Macro hedge program	17	—	24	(7)
Total derivative liabilities [3]	34	—	41	(7)
Funds withheld on modified coinsurance reinsurance contracts	1,481	—	1,518	(37)
Total (liabilities) accounted for at fair value on a recurring basis	$1,261	$—	$1,559	$(298)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Assets and (Liabilities) Carried at Fair Value by Hierarchy Level as of December 31, 2021 (Successor Company)
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets Accounted for at Fair Value on a Recurring Basis
Fixed maturities, AFS
ABS	$258	$—	$258	$—
CLOs	944	—	785	159
CMBS	2,335	—	2,059	276
Corporate	13,357	39	12,653	665
Foreign government/government agencies	362	—	362	—
Municipal	1,456	—	1,455	1
RMBS	811	—	737	74
U.S. Treasuries	1,448	127	1,321	—
Total fixed maturities, AFS	20,971	166	19,630	1,175
Equity securities, at fair value	203	11	171	21
Derivative assets
Credit derivatives	2	—	2	—
Foreign exchange derivatives	7	—	7	—
Interest rate derivatives	18	—	15	3
Macro hedge program	16	—	(11)	27
Total derivative assets [1]	43	—	13	30
Short-term investments	1,254	744	435	75
Reinsurance recoverable for GMWB	(8)	—	—	(8)
Separate account assets [2]	110,021	69,089	40,449	79
Total assets accounted for at fair value on a recurring basis	$132,484	$70,010	$60,698	$1,372
(Liabilities) Accounted for at Fair Value on a Recurring Basis
Other policyholder funds and benefits payable
FIA embedded derivative	$(655)	$—	$—	$(655)
GMWB embedded derivative	80	$—	$—	$80
Total other policyholder funds and benefits payable	(575)	—	—	(575)
Derivative liabilities
Foreign exchange derivatives	2	—	2	—
Interest rate derivatives	(25)	—	(22)	(3)
Macro hedge program	(229)	—	(14)	(215)
Total derivative liabilities [3]	(252)	—	(34)	(218)
Funds withheld on modified coinsurance reinsurance contracts	15	—	15	—
Total (liabilities) accounted for at fair value on a recurring basis	$(812)	$—	$(19)	$(793)
[1]    Includes derivative instruments in a net positive fair value position (derivative asset) after consideration of the accrued interest and impact of collateral posting requirements which may be imposed by agreements and applicable law. See footnote 3 to this table for derivative liabilities.
[2]    Approximately $1.1 billion and $1.6 billion of investment sales receivables, as of December 31, 2022 and 2021 (Successor Company), respectively, are excluded from this disclosure requirement because they are trade receivables in the ordinary course of business where the carrying amount approximates fair value. Included in the total fair value amount are $289 and $404 of investments, as of December 31, 2022 and 2021 (Successor Company), respectively, for which the fair value is estimated using the net asset value per unit as a practical expedient which are excluded from the disclosure requirement to classify amounts in the fair value hierarchy.
[3]    Includes derivative instruments in a net negative fair value position (derivative liability) after consideration of the accrued interest and impact of collateral posting requirements which may be imposed by agreements and applicable law.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
Fixed Maturities, Equity Securities, Limited Partnerships and Other Alternative Investments for Which the Company has Elected the FVO, Short-term Investments, and Freestanding Derivatives, Including the Underlying Investments Within the Funds Withheld Liability
Valuation Techniques
The Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company uses a "waterfall" approach comprised of the following pricing sources and techniques, which are listed in priority order:
•Quoted prices, unadjusted, for identical assets or liabilities in active markets, which are classified as Level 1.
•Prices from third-party pricing services, which primarily utilize a combination of techniques. These services utilize recently reported trades of identical, similar, or benchmark securities making adjustments for market observable inputs available through the reporting date. If there are no recently reported trades, they may use a discounted cash flow technique to develop a price using expected cash flows based upon the anticipated future performance of the underlying collateral discounted at an estimated market rate. Both techniques develop prices that consider the time value of future cash flows and provide a margin for risk, including liquidity and credit risk. Most prices provided by third-party pricing services are classified as Level 2 because the inputs used in pricing the securities are observable. However, some securities that are less liquid or trade less actively are classified as Level 3. Additionally, certain long-dated securities, such as municipal securities and bank loans, include benchmark interest rate or credit spread assumptions that are not observable in the marketplace and are thus classified as Level 3.
•Internal matrix pricing is a valuation process internally developed for private placement securities for which the Company is unable to obtain a price from a third-party pricing service. Internal pricing matrices determine credit spreads that, when combined with risk-free rates, are applied to contractual cash flows to develop a price. The Company develops credit spreads using market based data for public securities adjusted for credit spread differentials between public and private securities, which are obtained from a survey of multiple private placement brokers. The market-based reference credit spread considers the issuer’s sector, financial strength, and term to maturity, using an independent public security index, while the credit spread differential considers the non-public nature of the security. Securities priced using internal matrix pricing are classified as Level 2 because the significant inputs are observable or can be corroborated with observable data.
•Independent broker quotes, which are typically non-binding use inputs that can be difficult to corroborate with observable market based data. Brokers may use present value techniques using assumptions specific to the security types, or they may use recent transactions of similar securities. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on independent broker quotes are classified as Level 3.
The fair value of freestanding derivative instruments is determined primarily using a discounted cash flow model or option model technique and incorporates counterparty credit risk. In some cases, quoted market prices for exchange-traded and OTC cleared derivatives may be used and in other cases independent broker quotes may be used. The pricing valuation models primarily use inputs that are observable in the market or can be corroborated by observable market data. The valuation of certain derivatives may include significant inputs that are unobservable, such as volatility levels, and reflect the Company’s view of what other market participants would use when pricing such instruments. Unobservable market data is used in the valuation of customized derivatives that are used to hedge certain GMWB variable annuity riders. See the section “GMWB and FIA Embedded, Customized, and Reinsurance Derivatives” below for further discussion of the valuation model used to value these customized derivatives.
Valuation Inputs
Quoted prices for identical assets in active markets are considered Level 1 and consist of on-the-run U.S. Treasuries, money market funds, exchange-traded equity securities, open-ended mutual funds, certain short-term investments, and exchange traded futures and option contracts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Valuation Inputs Used in Levels 2 and 3 Measurements for Securities and Freestanding Derivatives
Level 2 Primary Observable Inputs	Level 3 Primary Unobservable Inputs
Fixed Maturity Investments
Structured securities (includes ABS, CLOs, CMBS and RMBS)
• Benchmark yields and spreads
• Monthly payment information
• Collateral performance, which varies by vintage year and includes delinquency rates, loss severity rates and refinancing assumptions
• Credit default swap indices

Other inputs for ABS, CLOs, and RMBS:
• Estimate of future principal prepayments, derived from the characteristics of the underlying structure
• Prepayment speeds previously experienced at the interest rate levels projected for the collateral	• Independent broker quotes
• Credit spreads beyond observable curve
• Interest rates beyond observable curve

Other inputs for less liquid securities or those that trade less actively, including subprime RMBS:
• Estimated cash flows
• Credit spreads, which include illiquidity premium
• Constant prepayment rates
• Constant default rates
• Loss severity
Corporate
• Benchmark yields and spreads
• Reported trades, bids, offers of the same or similar securities
• Issuer spreads and credit default swap curves

Other inputs for investment grade privately placed securities that utilize internal matrix pricing:
• Credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature	• Independent broker quotes
• Credit spreads beyond observable curve
• Interest rates beyond observable curve

Other inputs for below investment grade privately placed securities and private bank loans:
• Credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature
U.S Treasuries, Municipals, and Foreign government/government agencies
• Benchmark yields and spreads
• Issuer credit default swap curves
• Political events in emerging market economies
• Municipal Securities Rulemaking Board reported trades and material event notices
• Issuer financial statements	• Credit spreads beyond observable curve • Interest rates beyond observable curve
Equity Securities
• Quoted prices in markets that are not active	• For privately traded equity securities, internal discounted cash flow models utilizing earnings multiples or other cash flow assumptions that are not observable
Limited Partnerships and Other Alternative Investments, FVO
Not applicable	• Prices of privately traded securities • Characteristics of privately traded securities, including yield, duration and spread duration
Short-term Investments
• Benchmark yields and spreads • Reported trades, bids, offers • Issuer spreads and credit default swap curves • Material event notices and new issue money market rates	• Independent broker quotes
Derivatives
Credit derivatives
• Swap yield curve • Credit default swap curves	Not applicable
Foreign exchange derivatives
• Swap yield curve • Currency spot and forward rates • Cross currency basis curves	Not applicable
Interest rate derivatives
• Swap yield curve	• Independent broker quotes • Interest rate volatility • Swap curve beyond 30 years

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Significant Unobservable Inputs for Level 3 - Securities
As of December 31, 2022 (Successor Company)
Assets Accounted for at Fair Value on a Recurring Basis	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CLOs [4]	$109	Discounted cash flows	Spread	55bps	337bps	325bps	Decrease
CMBS	277	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	419bps	1,001bps	534bps	Decrease
Corporate [4]	901	Discounted cash flows	Spread	71bps	719bps	309bps	Decrease
RMBS [3]	13	Discounted cash flows	Spread [6]	62bps	227bps	138bps	Decrease
			Constant prepayment rate [6]	2%	10%	6%	Decrease [5]
			Constant default rate [6]	1%	4%	2%	Decrease
			Loss severity [6]	10%	65%	25%	Decrease
As of December 31, 2021 (Successor Company)
Assets Accounted for at Fair Value on a Recurring Basis	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CLOs	$159	Discounted cash flows	Spread	234bps	258bps	257bps	Decrease
CMBS	276	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	203bps	637bps	303bps	Decrease
Corporate [4]	623	Discounted cash flows	Spread	125bps	1,227bps	278bps	Decrease
RMBS [3]	65	Discounted cash flows	Spread [6]	39bps	229bps	90bps	Decrease
			Constant prepayment rate [6]	4%	16%	8%	Decrease [5]
			Constant default rate [6]	1%	4%	3%	Decrease
			Loss severity [6]	—%	100%	64%	Decrease
[1]    The weighted average is determined based on the fair value of the securities.
[2]    Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[3]    Excludes securities for which the Company bases fair value on broker quotations.
[4]    Excludes securities for which the Company bases fair value on broker quotations; however, included are broker-priced lower-rated private placement securities for which the Company receives spread and yield information to corroborate the fair value. Amounts for December 31, 2022 include $306 of fixed maturities, FVO.
[5]    Decrease for above market rate coupons and increase for below market rate coupons.
[6]    Generally, a change in the assumption used for the constant default rate would have been accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for constant prepayment rate and would have resulted in wider spreads.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The tables below exclude certain securities for which fair values are predominately based on independent broker quotes.

Significant Unobservable Inputs for Level 3 - Freestanding Derivatives
As of December 31, 2022 (Successor Company)
	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
Macro hedge program [3]
Equity options	$65	Option model	Equity volatility	18%	64%	26%	Increase
Interest rate swaption	97	Option model	Interest rate volatility	1%	1%	1%	Increase
As of December 31, 2021 (Successor Company)
	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
Interest rate derivatives
Interest rate swaps	$3	Discounted cash flows	Swap curve beyond 30 years	2%	2%	2%	Decrease
Interest rate swaptions	(3)	Option Model	Interest rate volatility	1%	1%	1%	Increase
Macro hedge program [3]
Equity options	(195)	Option model	Equity volatility	17%	63%	28%	Increase
Interest rate swaption	7	Option model	Interest rate volatility	1%	1%	1%	Increase
[1]    The weighted average is determined based on the fair value of the securities.
[2]    Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.
[3]    Excludes derivatives for which the Company bases fair value on broker quotations.
GMWB and FIA Embedded, Customized and Reinsurance Derivatives

GMWB Embedded Derivatives	The Company formerly offered certain variable annuity products with GMWB riders that provide the policyholder with a GRB which is generally equal to premiums less withdrawals. If the policyholder’s account value is reduced to a specified level through a combination of market declines and withdrawals but the GRB still has value, the Company is obligated to continue to make annuity payments to the policyholder until the GRB is exhausted. When payments of the GRB are not life-contingent, the GMWB represents an embedded derivative carried at fair value reported in other policyholder funds and benefits payable on the Consolidated Balance Sheets with changes in fair value reported in net realized capital gains (losses).
FIA Embedded Derivative	The Company assumed through reinsurance FIA contracts that provide the policyholder with benefits that depend on the performance of market indices. Benefits in excess of contract guarantees represent an embedded derivative carried at fair value and reported in other policyholder funds and benefits payable on the Consolidated Balance Sheets with changes in fair value reported in net realized capital gains (losses).
Freestanding Customized Derivatives	The Company previously held freestanding customized derivative contracts to provide protection from certain capital markets risks for the remaining term of specified blocks of GMWB riders written on a direct basis. These customized derivatives are based on policyholder behavior assumptions specified at the inception of the derivative contracts. The Company retained the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices. These derivatives were reported on the Consolidated Balance Sheets within other investments or other liabilities, as appropriate, after considering the impact of master netting agreements.
GMWB Reinsurance Derivative	The Company has reinsurance arrangements with affiliated and unaffiliated reinsurers in place to transfer a portion of its risk of loss due to GMWB. Certain of these arrangements are recognized as derivatives carried at fair value and reported in reinsurance recoverables on the Consolidated Balance Sheets. Changes in the fair value of the reinsurance agreements are reported in net realized capital gains (losses).
Valuation Techniques
Fair values for FIA and GMWB embedded derivatives, freestanding customized derivatives and reinsurance derivatives are classified as Level 3 in the fair value hierarchy and are calculated using internally developed models that utilize significant unobservable inputs because active, observable markets do not exist for these items. In valuing the GMWB embedded

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
derivative, the Company attributes to the derivative a portion of the expected fees to be collected over the expected life of the contract from the contract holder equal to the present value of future GMWB claims. The excess of fees collected from the contract holder in the current period over the portion of fees attributed to the embedded derivative in the current period are associated with the host variable annuity contract and reported in fee income.
Valuation Inputs
The fair value for each of the non-life contingent GMWBs, FIA embedded derivative, the freestanding customized derivatives and the GMWB reinsurance derivative is calculated as an aggregation of the following components: Best Estimate Benefits; Credit Standing Adjustment; and Margins. The Company believes the aggregation of these components results in an amount that a market participant in an active liquid market would require, if such a market existed, to assume the risks associated with the guaranteed minimum benefits and the related reinsurance and customized derivatives. Each component described in the following discussion is unobservable in the marketplace and requires subjectivity by the Company in determining its value.
Best Estimate Benefits
The Best Estimate Benefits are calculated based on actuarial and capital market assumptions related to projected cash flows, including the present value of benefits and related contract charges, over the lives of the contracts, incorporating unobservable inputs including expectations concerning policyholder behavior.
Credit Standing Adjustment
The credit standing adjustment is an estimate of the adjustment to the fair value that market participants would require in determining fair value to reflect the risk that GMWB benefit obligations or the GMWB reinsurance recoverables will not be fulfilled. The Company incorporates a blend of estimates of peer company and reinsurer bond spreads and credit default spreads from capital markets, adjusted for market recoverability.
Margins
The behavior risk margin adds a margin that market participants would require, in determining fair value, for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The behavior risk margin is calculated by taking the difference between adverse policyholder behavior assumptions and best estimate assumptions.

Valuation Inputs Used in Levels 2 and 3 Measurements for GMWB and FIA Embedded, Customized and Reinsurance Derivatives
Level 2 Primary Observable Inputs	Level 3 Primary Unobservable Inputs

• Risk-free rates as represented by the Eurodollar futures, LIBOR deposits and swap rates to derive forward curve rates
• Correlations of 10 years of observed historical returns across underlying well-known market indices
• Correlations of historical index returns compared to separate account fund returns
• Equity index levels
• Market implied equity volatility assumptions
• Credit standing adjustment assumptions
• Option budgets

Assumptions about policyholder behavior, including:
• Withdrawal utilization
• Withdrawal rates
• Lapse rates
• Reset elections

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Significant Unobservable Inputs for Level 3 GMWB Embedded, Customized and Reinsurance Derivatives
As of December 31, 2022 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal utilization [2]	—%	100%	62%	Increase
Withdrawal rates [3]	4%	8%	6%	Increase
Lapse rates [4]	—%	40%	3%	Decrease [8]
Reset elections [5]	—%	99%	10%	Decrease [8]
Equity volatility [6]	18%	28%	23%	Increase
Credit standing adjustment [7]	0.1%	0.3%	0.3%	Decrease
As of December 31, 2021 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal utilization [2]	—%	100%	62%	Increase
Withdrawal rates [3]	4%	8%	6%	Increase
Lapse rates [4]	—%	48%	5%	Decrease [8]
Reset elections [5]	—%	99%	8%	Decrease [8]
Equity volatility [6]	11%	25%	21%	Increase
Credit standing adjustment [7]	—%	0.2%	0.1%	Decrease
Significant Unobservable Inputs for Level 3 FIA Embedded Derivative
As of December 31, 2022 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal rates [3]	—%	15.9%	1.7%	Decrease
Lapse rates [4]	1.0%	25.0%	6.5%	Decrease
Option budgets [9]	0.5%	3.8%	1.6%	Increase
Credit standing adjustment [7]	—%	0.2%	0.1%	Decrease
As of December 31, 2021 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal rates [3]	—%	16%	2%	Decrease
Lapse rates [4]	1%	34%	6%	Decrease
Option budgets [9]	1%	4%	2%	Increase
Credit standing adjustment [7]	—%	0.1%	0.1%	Decrease
[1]    Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[2]    Range represents assumed percentages of policyholders taking withdrawals.
[3]    Range represents assumed annual percentage of allowable amount withdrawn.
[4]    Range represents assumed annual percentages of policyholders electing a full surrender.
[5]    Range represents assumed annual percentages of eligible policyholders electing to reset their guaranteed benefit base.
[6]    Range represents implied market volatilities for equity indices based on multiple pricing sources.
[7]    Range represents Company credit spreads, adjusted for market recoverability.
[8]    The impact may be an increase for some contracts, particularly those with out of the money guarantees.
[9]    Range represents assumed annual budget for index options.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
Separate Account Assets
Separate account assets are primarily invested in mutual funds. Other separate account assets include fixed maturities, limited partnerships, equity securities, short-term investments and derivatives that are valued in the same manner, and using the same pricing sources and inputs, as those investments held by the Company. For limited partnerships in which fair value represents the separate account’s share of the NAV, 53% and 40% were subject to significant liquidation restrictions as of December 31, 2022 and 2021 (Successor Company), respectively. Total limited partnerships that do not allow any form of redemption were 0% as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively. Separate account assets classified as Level 3 primarily include long-dated bank loans, subprime RMBS and commercial mortgage loans.
Level 3 Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs
The Company uses derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified within the same fair value hierarchy level as the associated asset or liability. Therefore, the realized and unrealized gains and losses on derivatives reported in the Level 3 rollforwards may be offset by realized and unrealized gains and losses of the associated assets and liabilities in other line items of the financial statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The following tables present a reconciliation of the beginning and ending balances for fair value measurements for the year ended December 31, 2022 (Successor Company), for which the Company used significant unobservable inputs (Level 3):

Fair Value Rollforwards for Financial Instruments Classified as Level 3
		Total Realized/Unrealized Gains (Losses)
	Fair Value as of December 31, 2021	Included in Net Income [1] [2] [6]	Included in OCI [3]	Purchases	Settlements	Sales	Transfers into Level 3 [4]	Transfers out of Level 3 [4]	Fair Value as of December 31, 2022
Assets
Fixed maturities, AFS
ABS	$—	$—	$(2)	$52	$(6)	$—	$—	$(3)	$41
CLOs	159	—	(1)	80	(54)	—	—	(75)	109
CMBS	276	—	(26)	68	(34)	—	—	(7)	277
Corporate	665	(2)	(43)	132	(137)	(10)	20	(6)	619
Foreign govt./govt. agencies	—	—	(1)	5	—	—	—	—	4
Municipal	1	—	—	—	—	—	—	—	1
RMBS	74	—	(1)	22	(26)	(19)	—	(33)	17
Total fixed maturities, AFS	1,175	(2)	(74)	359	(257)	(29)	20	(124)	1,068
Fixed Maturities, FVO	—	(21)	—	327	—	—	—	—	306
Equity securities, at fair value	21	6	—	8	(11)	—	—	—	24
LPs and other alternative investments, FVO	—	16	—	42	—	—	—	—	58
Freestanding derivatives
Interest rate	—	22	—	—	(22)	—	—	—	—
Macro hedge program	(188)	74	—	351	(89)	—	—	—	148
Total freestanding derivatives [5]	(188)	96	—	351	(111)	—	—	—	148
Short-term investments	75	—	—	192	(80)	—	—	(50)	137
Reinsurance recoverable for FIA options	—	(22)	—	123	(52)	—	—	—	49
Reinsurance recoverable for FIA embedded derivative	—	—	—	288	—	—	—	—	288
Reinsurance recoverable for GMWB	(8)	(14)	—	—	(109)	—	—	—	(131)
Separate accounts	79	(2)	—	99	—	(23)	—	(100)	53
Total assets	$1,154	$57	$(74)	$1,789	$(620)	$(52)	$20	$(274)	$2,000
(Liabilities)
Other policyholder funds and benefits payable
FIA embedded derivative	$(655)	$256	$—	$(13)	$27	$—	$—	$—	$(385)
GMWB embedded derivative	80	88	—	—	(37)	—	—	—	131
Total other policyholder funds and benefits payable	(575)	344	—	(13)	(10)	—	—	—	(254)
Funds withheld on modified coinsurance reinsurance contracts	—	—	—	(37)	—	—	—	—	(37)
Total liabilities	$(575)	$344	$—	$(50)	$(10)	$—	$—	$—	$(291)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The following table presents a reconciliation of the beginning and ending balances for fair value measurements for the period of July 1, 2021 to December 31, 2021 (Successor Company), for which the Company used significant unobservable inputs (Level 3):

Fair Value Rollforwards for Financial Instruments Classified as Level 3
		Total Realized/Unrealized Gains (Losses)
	Fair Value as of July 1, 2021	Included in Net Income [1] [2] [6]	Included in OCI [3]	Purchases	Settlements	Sales	Transfers into Level 3 [4]	Transfers out of Level 3 [4]	Fair Value as of December 31, 2021
Assets
Fixed maturities, AFS
ABS	$8	$—	$—	$—	$—	$—	$—	$(8)	$—
CLOs	248	—	—	34	(64)	—	—	(59)	159
CMBS	143	—	(2)	136	(1)	—	—	—	276
Corporate	460	3	(2)	245	(30)	(11)	—	—	665
Municipal	—	—	—	—	—	—	1	—	1
RMBS	108	—	—	29	(29)	(19)	—	(15)	74
Total fixed maturities, AFS	967	3	(4)	444	(124)	(30)	1	(82)	1,175
Equity securities, at fair value	33	20	—	—	(32)	—	—	—	21
Freestanding derivatives
Interest rate	2	2	—	(4)	—	—	—	—	—
Total freestanding derivatives [5]	2	2	—	(4)	—	—	—	—	—
Reinsurance recoverable for GMWB	(6)	(8)	—	—	6	—	—	—	(8)
Short-term investments	14	—	—	88	(27)	—	—	—	75
Separate accounts	15	—	—	71	—	(5)	4	(6)	79
Total assets	$1,025	$17	$(4)	$599	$(177)	$(35)	$5	$(88)	$1,342
Liabilities
Freestanding derivatives
Macro hedge program	$(237)	$153	$—	$(1)	$(103)	$—	$—	$—	$(188)
Total freestanding derivatives [5]	(237)	153	—	(1)	(103)	—	—	—	(188)
Other policyholder funds and benefits payable
FIA embedded derivative	—	—	—	(655)	—	—	—	—	(655)
Guaranteed withdrawal benefits	77	29	—	—	(26)	—	—	—	80
Total other policyholder funds and benefits payable	77	29	—	(655)	(26)	—	—	—	(575)
Total liabilities	$(160)	$182	$—	$(656)	$(129)	$—	$—	$—	$(763)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The following table presents a reconciliation of the beginning and ending balances for fair value measurements for the six months ended June 30, 2021 (Predecessor Company), for which the Company used significant unobservable inputs (Level 3):

Fair Value Rollforwards for Financial Instruments Classified as Level 3
		Total Realized/Unrealized Gains (Losses)
	Fair Value as of December 31, 2020	Included in Net Income [1] [2] [6]	Included in OCI [3]	Purchases	Settlements	Sales	Transfers into Level 3 [4]	Transfers out of Level 3 [4]	Fair Value as of June 30, 2021
Assets
Fixed maturities, AFS
ABS	$—	$—	$—	$10	$—	$—	$—	$(2)	$8
CLOs	259	—	—	50	(36)	—	—	(25)	248
CMBS	54	—	2	90	—	—	2	(5)	143
Corporate	328	—	(6)	132	(23)	(9)	53	(15)	460
RMBS	154	—	1	5	(34)	(15)	—	(3)	108
Total fixed maturities, AFS	795	—	(3)	287	(93)	(24)	55	(50)	967
Equity securities, at fair value	32	—	—	1	—	—	—	—	33
Freestanding derivatives
Interest rate	2	—	—	—	—	—	—	—	2
Total freestanding derivatives [5]	2	—	—	—	—	—	—	—	2
Reinsurance recoverable for GMWB	7	(19)	—	—	6	—	—	—	(6)
Short-term investments	22	—	—	2	(10)	—	—	—	14
Separate accounts	20	—	—	2	—	(4)	2	(5)	15
Total assets	$878	$(19)	$(3)	$292	$(97)	$(28)	$57	$(55)	$1,025
Liabilities
Freestanding derivatives
Macro hedge program	$(441)	$385	$—	$12	$(193)	$—	$—	$—	$(237)
Total freestanding derivatives [5]	(441)	385	—	12	(193)	—	—	—	(237)
Other policyholder funds and benefits payable
Guaranteed withdrawal benefits	21	82	—	—	(26)	—	—	—	77
Total other policyholder funds and benefits payable	21	82	—	—	(26)	—	—	—	77
Total liabilities	$(420)	$467	$—	$12	$(219)	$—	$—	$—	$(160)
[1]    The Company classifies realized and unrealized gains (losses) on FIA and GMWB reinsurance derivatives and GMWB embedded derivatives as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track on a contract-by-contract basis the realized gains (losses) for these derivatives and embedded derivatives.
[2]    Amounts in these columns are generally reported in net realized capital gains (losses). The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization.
[3]    All amounts are before income taxes and amortization.
[4]    Transfers in and/or (out) of Level 3 are primarily attributable to the availability of market observable information and the re-evaluation of the observability of pricing inputs.
[5]    Derivative instruments are reported in this table on a net basis for asset (liability) positions and reported on the Consolidated Balance Sheets in other investments and other liabilities.
[6]    Includes both market and non-market impacts in deriving realized and unrealized gains (losses).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Changes in Unrealized Gains (Losses) Included in Net Income for Financial Instruments Classified as Level 3 Still Held at End of Period [1] [2]
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
Assets
Fixed maturities, AFS
Corporate	$(2)	$—	$—
Total fixed maturities, AFS	(2)	—	—
Fixed maturities, FVO	(21)	—	—
Equity securities, at fair value	—	—	—
Limited partnerships and other alternative investments, FVO	16	—	—
Freestanding derivatives
Interest rate	(3)	2	(40)
Macro hedge program	42	—	—
Total freestanding derivatives	39	2	(40)
Reinsurance recoverable for FIA options	(22)	—	—
Reinsurance recoverable for GMWB	(14)	(8)	(19)
Separate accounts	(2)	—	—
Total assets	(6)	(6)	(59)
(Liabilities)
Freestanding derivatives
Macro hedge program	—	(63)	(121)
Total freestanding derivatives	—	(63)	(121)
Other policyholder funds and benefits payable
FIA embedded derivative	256	—	—
GMWB embedded derivative	101	29	82
Total other policyholder funds and benefits payable	357	29	82
Total liabilities	$357	$(34)	$(39)
[1]    All amounts presented are reported in net realized capital gains (losses).The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization.
[2]    Amounts presented are for Level 3 only and therefore may not agree to other disclosures included herein.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Changes in Unrealized Gains (Losses) Included in OCI for Financial Instruments Classified as Level 3 Still Held at End of Period [1]
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
Assets
Fixed maturities, AFS
ABS	$(2)	$—	$—
CLOs	(1)	—	—
CMBS	(26)	(2)	3
Corporate	(43)	(2)	(4)
RMBS	(2)	—	1
Total fixed maturities, AFS	(74)	(4)	—
Total assets	$(74)	$(4)	$—
[1]    Changes in unrealized gains (losses) on fixed maturities, AFS are reported in changes in net unrealized gain on fixed maturities, AFS on the Consolidated Statements of Comprehensive Income (Loss).

Financial Assets and Liabilities Not Carried at Fair Value
	Fair Value Hierarchy Level	Successor Company
		Carrying Amount [1]	Fair Value	Carrying Amount [1]	Fair Value
		December 31, 2022		December 31, 2021
Assets
Policy loans	Level 3	$1,495	$1,495	$1,484	$1,484
Mortgage loans [1]	Level 3	$2,520	$2,232	$2,131	$2,138
Liabilities
Other policyholder funds and benefits payable [2]	Level 3	$4,834	$4,271	$5,137	$4,792
Funds withheld liability	Level 3	$11,967	$11,967	$6,379	$6,379
[1]    As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the carrying amount of mortgage loans was net of ACL of $15 and $12, respectively.
[2]    Excludes group accident and health and universal life insurance contracts, including Corporate Owned Life Insurance ("COLI").

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments

Net Investment Income
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(Before tax)
Fixed maturities [1]	$620	$174	$243	$518
Equity securities	10	10	2	7
Mortgage loans	74	32	45	92
Policy loans	82	36	40	82
Limited partnerships and other alternative investments	168	259	216	130
Other [2]	(146)	1	1	13
Investment expense	(30)	(14)	(13)	(26)
Total net investment income	$778	$498	$534	$816
[1]    Includes net investment income on short-term investments and excludes amounts related to fixed maturities where the FVO was elected.
[2]    Includes income from derivatives that qualify for hedge accounting and hedge fixed maturities along with income on assets from the COLI block of business. Includes a portion of the change in funds withheld liability, due to the risk-free rate on the host contract on modified coinsurance.

Net Realized Capital Gains (Losses)
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
(Before tax)
Gross gains on sales	$2	$14	$55	$166
Gross losses on sales	(532)	(20)	(8)	(32)
Net realized gains (losses) on sales of equity securities	5	19	—	—
Change in net unrealized gains (losses) on equity securities [1]	(24)	(2)	—	1
Net credit losses on fixed maturities, AFS	(1)	—	—	(1)
Change in ACL on mortgage loans	(3)	—	6	(8)
Intent-to-sell impairments	—	—	—	(6)
Change in fair value of fixed maturities, FVO	(21)
Change in fair value of LPs and other alternative investments, FVO	16
FIA embedded derivative	270
FIA hedging program	(247)
GMWB derivatives, net				82
Variable annuity macro hedge program	(1)	(67)	(243)	(414)
Transactional foreign currency revaluation	—	—	—	3
Non-qualifying foreign currency derivatives	7	5	(2)	(7)
Modified coinsurance reinsurance derivative contracts	1,136	15	22	(50)
Other, net [2]	(290)	16	(72)	192
Net realized capital gains (losses)	$317	$(20)	$(242)	$(74)
[1]     The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2022, were $(24) for the year ended December 31, 2022 (Successor Company). The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2021, were $(3) for the period of July 1, 2021 to December 31, 2021 (Successor Company). The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of June 30, 2021 , were $1 for the six months ended June 30, 2021 (Predecessor Company). The net unrealized gains (losses) on equity securities included in net

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
realized capital gains (losses) related to equity securities still held as of December 31, 2020 were $4 for year ended December 31, 2020 (Predecessor Company).
[2] Includes gains (losses) on non-qualifying derivatives, excluding foreign currency derivatives, of $833 for the year ended December 31, 2022 (Successor Company), $37 for the period of July 1, 2021 to December 31, 2021 (Successor Company), $(54) for the six months ended June 30, 2021 (Predecessor Company) and $149 for the year ended December 31, 2020 (Predecessor).

Sales of AFS Securities
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Fixed maturities, AFS
Sale proceeds	$5,897	$2,372	$1,007	$1,789
Gross gains	2	14	55	165
Gross losses	(531)	(16)	(8)	(31)
Sales of fixed maturities, AFS in 2022 were primarily a result of strategic asset allocations, tactical changes to the portfolio driven by changing market conditions, and duration and liquidity management.
Accrued Interest Receivable on Fixed Maturities, AFS and Mortgage Loans
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company reported accrued interest receivable related to fixed maturities, AFS of $183 and $178, respectively, and accrued interest receivable related to mortgage loans of $8 and $6, respectively. These amounts are recorded in other assets on the Consolidated Balance Sheets and are not included in the carrying value of the fixed maturities or mortgage loans. The Company does not include the current accrued interest receivable balance when estimating the ACL. The Company has a policy to write-off accrued interest receivable balances that are more than 90 days past due. Write-offs of accrued interest receivable are recorded as a credit loss component of realized capital gains and losses.
Interest income on fixed maturities and mortgage loans is accrued unless it is past due over 90 days or management deems the interest uncollectible.
Recognition and Presentation of Intent-to-Sell Impairments and ACL on Fixed Maturities, AFS
The Company will record an "intent-to-sell impairment" as a reduction to the amortized cost of fixed maturities, AFS in an unrealized loss position if the Company intends to sell or it is more likely than not that the Company will be required to sell the fixed maturity before a recovery in value. A corresponding charge is recorded in net realized capital losses equal to the difference between the fair value on the impairment date and the amortized cost basis of the fixed maturity before recognizing the impairment.
For fixed maturities where a credit loss has been identified and no intent-to-sell impairment has been recorded, the Company will record an ACL for the portion of the unrealized loss related to the credit loss. Any remaining unrealized loss on a fixed maturity after recording an ACL is the non-credit amount and is recorded in OCI. The ACL is the excess of the amortized cost over the greater of the Company's best estimate of the present value of expected future cash flows or the security's fair value. Cash flows are discounted at the effective yield that is used to record interest income. The ACL cannot exceed the unrealized loss and, therefore, it may fluctuate with changes in the fair value of the fixed maturity if the fair value is greater than the Company's best estimate of the present value of expected future cash flows. The initial ACL and any subsequent changes are recorded in net realized capital gains and losses. The ACL is written off against the amortized cost in the period in which all or a portion of the related fixed maturity is determined to be uncollectible.
Developing the Company’s best estimate of expected future cash flows is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions regarding the future performance. The Company's considerations include, but are not limited to (a) changes in the financial condition of the issuer and/or the underlying collateral, (b) whether the issuer is current on contractually obligated interest and principal payments, (c) credit ratings, (d) payment structure of the security and (e) the extent to which the fair value has been less than the amortized cost of the security.
For non-structured securities, assumptions include, but are not limited to, economic and industry-specific trends and fundamentals, instrument-specific developments including changes in credit ratings, industry earnings multiples and the issuer’s ability to restructure, access capital markets, and execute asset sales.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
For structured securities, assumptions include, but are not limited to, various performance indicators such as historical and projected default and recovery rates, credit ratings, current and projected delinquency rates, loan-to-value ratios ("LTV"), average cumulative collateral loss rates that vary by vintage year, prepayment speeds, and property value declines. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries which may include estimating the underlying collateral value.

ACL on Fixed Maturities, AFS by Type for the Year Ended December 31, 2022 (Successor Company)
(Before tax)	Corporate	Total
Balance, beginning of period	$—	$—
Credit losses on fixed maturities where an allowance was not previously recorded	1	1
Write-offs charged against the allowance	(1)	(1)
Balance, end of period	$—	$—

ACL on Fixed Maturities, AFS by Type for the Period of July 1, 2021 to December 31, 2021 (Successor Company)
(Before tax)	Corporate	Total
Balance, beginning of period	$—	$—
Credit losses on fixed maturities where an allowance was not previously recorded	—	—
Balance, end of period	$—	$—

ACL on Fixed Maturities, AFS by Type for the Six Months Ended June 30, 2021 (Predecessor Company)
(Before tax)	Corporate	Total
Balance, beginning of period	$1	$1
Credit losses on fixed maturities where an allowance was not previously recorded	—	—
Balance, end of period	$1	$1
Fixed Maturities, AFS

Fixed Maturities, AFS by Type
	Successor Company
	December 31, 2022					December 31, 2021
	Amortized Cost	ACL	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	ACL	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
ABS	$276	$—	$—	$(22)	$254	$260	$—	$—	$(2)	$258
CLOs	703	—	—	(27)	676	945	—	—	(1)	944
CMBS	1,724	—	1	(211)	1,514	2,345	—	4	(14)	2,335
Corporate	12,565	—	2	(2,326)	10,241	13,380	—	50	(73)	13,357
Foreign government/government agencies	377	—	—	(62)	315	365	—	1	(4)	362
Municipal bonds	1,309	—	—	(269)	1,040	1,452	—	10	(6)	1,456
RMBS	503	—	—	(86)	417	818	—	—	(7)	811
U.S. Treasuries	1,232	—	—	(306)	926	1,421	—	28	(1)	1,448
Total fixed maturities, AFS	$18,689	$—	$3	$(3,309)	$15,383	$20,986	$—	$93	$(108)	$20,971

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

Fixed Maturities, AFS by Contractual Maturity Year
	Successor Company
	December 31, 2022		December 31, 2021
Contractual Maturity	Amortized Cost	Fair Value	Amortized Cost	Fair Value
One year or less	$445	$437	$341	$341
Over one year through five years	2,392	2,214	2,904	2,890
Over five years through ten years	4,438	3,732	5,248	5,241
Over ten years	8,209	6,140	8,125	8,151
Subtotal	15,484	12,523	16,618	16,623
Mortgage-backed, CLOs and ABS	3,205	2,860	4,368	4,348
Total fixed maturities, AFS	$18,689	$15,383	$20,986	$20,971
Estimated maturities may differ from contractual maturities due to call or prepayment provisions. Due to the potential for variability in payment speeds (i.e. prepayments or extensions), mortgage-backed and asset-backed securities are not categorized by contractual maturity.
Concentration of Credit Risk
The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk. The Company evaluated its investment exposure to any credit concentration risk of a single issuer greater than 10% of the Company's stockholders' equity. As of December 31, 2022 (Successor Company), we are providing the top 25 investment concentrations, other than the U.S. government and certain U.S. government agencies and commercial mortgage loans, due to the size of our investment portfolio in comparison to our stockholders’ equity as of December 31, 2022. As of December 31, 2021 (Successor Company), the Company did not have any credit concentration risk of a single issuer greater than 10% of the Company's stockholders' equity.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

Top 25 Investment Holdings by Issuer	Market Value
Pacific Investment Management LLC	$347
Madison Capital Funding	195
Harbourvest	131
Bank of America	121
Twin Brook Capital Partners	104
Oracle Corporation	95
Whitehorse Liquidity Partners	91
Mitsubishi UFJ Financial Group	90
Citigroup	88
Mizuho Financial Group	87
J.P. Morgan & Co.	85
International Business Machines Corporation	84
Boeing Company	82
Goldman Sachs Group, Inc.	75
Wells Fargo & Company	74
Sumitomo Mitsui Financial Group	73
UnitedHealth Group Inc.	70
Walt Disney Company	70
Strategic Partners VIII L.P.	69
T-Mobile US, Inc	69
Deutsche Telekom International Finance B.V.	66
Amgen Inc.	65
Gridiron Capital Fund III LP	65
ING Group	63
Strategic Partners Touchdown Holdings L.P.	$62
Unrealized Losses on Fixed Maturities, AFS

Unrealized Loss Aging for Fixed Maturities, AFS by Type and Length of Time as of December 31, 2022
Successor Company
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
ABS	$96	$(5)	$162	$(17)	$258	$(22)
CLOs	644	(27)	11	—	655	(27)
CMBS	819	(102)	682	(109)	1,501	(211)
Corporate	6,659	(1,544)	3,412	(782)	10,071	(2,326)
Foreign government/government agencies	185	(41)	128	(21)	313	(62)
Municipal	859	(219)	180	(50)	1,039	(269)
RMBS	123	(20)	293	(66)	416	(86)
U.S. Treasuries	864	(293)	63	(13)	927	(306)
Total fixed maturities, AFS in an unrealized loss position	$10,249	$(2,251)	$4,931	$(1,058)	$15,180	$(3,309)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

Unrealized Loss Aging for Fixed Maturities, AFS by Type and Length of Time as of December 31, 2021
Successor Company
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
ABS	$252	$(2)	$—	$—	$252	$(2)
CLOs	751	(1)	—	—	751	(1)
CMBS	961	(14)	—	—	961	(14)
Corporate	5,788	(73)	—	—	5,788	(73)
Foreign government/government agencies	173	(4)	—	—	173	(4)
Municipal	337	(6)	—	—	337	(6)
RMBS	537	(7)	—	—	537	(7)
U.S. Treasuries	217	(1)	—	—	217	(1)
Total fixed maturities, AFS in an unrealized loss position	$9,016	$(108)	$—	$—	$9,016	$(108)
As of December 31, 2022 (Successor Company), fixed maturities, AFS in an unrealized loss position consisted of 4,426 instruments, and were primarily depressed due to higher interest rates and/or wider credit spreads since the purchase and/or application of pushdown accounting dates. As of December 31, 2022 (Successor Company), 57% of these fixed maturities were depressed less than 20% of cost or amortized cost. The increase in unrealized losses during 2022, was primarily attributable to higher interest rates and wider credit spreads.
Most of the fixed maturities depressed for twelve months or more relate to the corporate sector which were primarily depressed because current rates are higher and/or market spreads are wider than at the respective purchase and/or application of pushdown accounting dates. The Company neither has an intention to sell nor does it expect to be required to sell the fixed maturities outlined in the preceding discussion. The decision to record credit losses on fixed maturities, AFS in the form of an ACL requires us to make qualitative and quantitative estimates of expected future cash flows. Actual cash flows could deviate significantly from our expectations resulting in realized losses in future periods.
Mortgage Loans
ACL on Mortgage Loans
The Company reviews mortgage loans on a quarterly basis to estimate the ACL, with changes in the ACL recorded in net realized capital gains (losses). Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. The Company utilizes a third-party forecasting model to estimate lifetime expected credit losses at a loan level under multiple economic scenarios. The scenarios use macroeconomic data provided by an internationally recognized economics firm that generates forecasts of varying economic factors such as GDP growth, unemployment and interest rates. The economic scenarios are projected over 10 years. The first two years to four years of the 10-year period assume a specific modeled economic scenario (including moderate upside, moderate recession and severe recession scenarios) and then revert to historical long-term assumptions over the remaining period. Using these economic scenarios, the forecasting model projects property-specific operating income and capitalization rates used to estimate the value of a future operating income stream. The operating income and the property valuations derived from capitalization rates are compared to loan payment and principal amounts to create debt-service coverage ratios ("DSCRs") and LTVs over the forecast period. The Company's process also considers qualitative factors. The model overlays historical data about mortgage loan performance based on DSCRs and LTVs and projects the probability of default, amount of loss given a default and resulting expected loss through maturity for each loan under each economic scenario. Economic scenarios are probability-weighted based on a statistical analysis of the forecasted economic factors and qualitative analysis. The Company records the change in the ACL on mortgage loans based on the weighted-average expected credit losses across the selected economic scenarios.
When a borrower is experiencing financial difficulty, including when foreclosure is probable, the Company measures an ACL on individual mortgage loans. The ACL is established for any shortfall between the amortized cost of the loan and the fair value of the collateral less costs to sell. Estimates of collectibility from an individual borrower require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates. In addition, cash flow projections may change based upon new information about the borrower's ability to pay and/or the value of underlying collateral such as changes in projected property value estimates. As of December 31, 2022 (Successor

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Company) and December 31, 2021 (Successor Company), the Company did not have any mortgage loans for which an ACL was established on an individual basis.
There were no mortgage loans held-for-sale as of December 31, 2022 (Successor Company) or 2021 (Successor Company). In addition, as of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had no mortgage loans that have had extensions or restructurings other than what is allowable under the original terms of the contract.

ACL on Mortgage Loans
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Beginning balance	$12	$—	$17	$—
Cumulative effect of accounting changes [1]				9
Cumulative effect of pushdown accounting		12
Adjusted beginning balance ACL	12	12	17	9
Current period provision (release)	3	—	(6)	8
Ending balance	$15	$12	$11	$17
[1] Represents the establishment of an ACL due to the adoption of expected credit loss accounting guidance. Refer to Note 1 - Basis of Presentation and Significant Accounting Policies for additional information.
The increase in the allowance for the year ended December 31, 2022 (Successor Company) was primarily attributable to the deteriorating economic conditions and the potential impact on real estate property valuations and, to a lesser extent, net additions of new loans. The increase in the allowance for the period of July 1, 2021 to December 31, 2021 (Successor Company) was the result of pushdown accounting. The decrease in the allowance for the six months ended June 30, 2021 (Predecessor Company), is the result of improved economic scenarios, including improved GDP growth and unemployment, and higher property valuations as compared to the prior periods. During 2020 (Predecessor Company), the Company increased the estimate of the ACL in response to significant economic stress experienced as a result of the COVID-19 pandemic.
The weighted-average LTV ratio of the Company’s mortgage loan portfolio was 62% as of December 31, 2022 (Successor Company), while the weighted-average LTV ratio at origination of these loans was 53%. LTV ratios compare the loan amount to the value of the underlying property collateralizing the loan with property values based on appraisals updated no less than annually. Factors considered in estimating property values include, among other things, actual and expected property cash flows, geographic market data and the ratio of the property's net operating income to its value. DSCR compares a property’s net operating income to the borrower’s principal and interest payments and are updated no less than annually through reviews of underlying properties.

Mortgage Loans LTV & DSCR by Origination Year as of December 31, 2022 (Successor Company)
	2022		2021		2020		2019		2018		2017 & Prior		Total
Loan-to-Value	Amortized Cost	Avg. DSCR [2]	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost [1]	Avg. DSCR [2]
Greater than 80%	$54	—x	$—	—x	$—	—x	$—	—x	$—	—x	$41	2.09x	$95	2.09x
65% - 80%	10	2.02x	21	2.51x	14	2.79x	27	2.08x	116	1.28x	60	1.77x	248	1.71x
Less than 65%	461	2.47x	379	2.76x	166	2.65x	220	2.92x	181	2.14x	785	2.74x	2,192	2.67x
Total mortgage loans	$525	2.45x	$400	2.74x	$180	2.66x	$247	2.83x	$297	1.80x	$886	2.64x	$2,535	2.55x
[1]    As of December 31, 2022 (Successor Company), the amortized cost of mortgage loans excludes ACL of $15.
[2] Ratios exclude certain single family residential mortgage loans.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

Mortgage Loans LTV & DSCR by Origination Year as of December 31, 2021 (Successor Company)
	2021		2020		2019		2018		2017		2016 & Prior		Total
Loan-to-Value	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost [1]	Avg. DSCR
65% - 80%	$7	2.37x	$18	2.62x	$25	1.55x	$43	1.00x	$41	1.94x	$37	1.23x	$171	1.60x
Less than 65%	378	2.68x	160	2.43x	234	2.89x	270	2.00x	235	2.27x	695	2.54x	1,972	2.50x
Total mortgage loans	$385	2.68x	$178	2.45x	$259	2.76x	$313	1.86x	$276	2.22x	$732	2.47x	$2,143	2.42x
[1] As of December 31, 2021 (Successor Company), the amortized cost of mortgage loans excludes ACL of $12.

Mortgage Loans by Region
	Successor Company
	December 31, 2022		December 31, 2021
	Amortized Cost [1]	Percent of Total	Amortized Cost [1]	Percent of Total
East North Central	$74	2.9%	$78	3.6%
East South Central	32	1.3%	20	0.9%
Middle Atlantic	194	7.7%	152	7.1%
Mountain	185	7.3%	142	6.6%
New England	82	3.2%	87	4.1%
Pacific	535	21.1%	559	26.1%
South Atlantic	694	27.4%	627	29.3%
West South Central	180	7.1%	184	8.6%
Other [2]	559	22.0%	294	13.7%
Total mortgage loans	$2,535	100%	$2,143	100%
[1]    As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the amortized cost of mortgage loans excludes ACL of $15 and $12, respectively.
[2]    Primarily represents loans collateralized by multiple properties in various regions.

Mortgage Loans by Property Type
	Successor Company
	December 31, 2022		December 31, 2021
	Amortized Cost [1]	Percent of Total	Amortized Cost [1]	Percent of Total
Commercial
Industrial	$787	31.0%	$711	33.2%
Multifamily	669	26.4%	590	27.5%
Office	383	15.1%	423	19.7%
Retail	443	17.5%	403	18.8%
Single Family	253	10.0%	16	0.8%
Total mortgage loans	$2,535	100%	$2,143	100%
[1]    As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the amortized cost of mortgage loans excludes ACL of $15 and $12, respectively.
Past-Due Mortgage Loans
Mortgage loans are considered past due if a payment of principal or interest is not received according to the contractual terms of the loan agreement, which typically includes a grace period. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company held no mortgage loans considered past due.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Purchased Financial Assets with Credit Deterioration
Purchased financial assets with credit deterioration ("PCD") are purchased financial assets with a “more-than-insignificant” amount of credit deterioration since origination. PCD assets are assessed only at initial acquisition date and for any investments identified, the Company records an allowance at acquisition with a corresponding increase to the amortized cost basis. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company held no PCD fixed maturities, AFS or mortgage loans.
Variable Interest Entities
The Company is engaged with various special purpose entities and other entities that are deemed to be variable interest entities ("VIEs") primarily as an investor through normal investment activities.
A VIE is an entity that either has investors that lack certain essential characteristics of a controlling financial interest, such as simple majority kick-out rights, or lacks sufficient funds to finance its own activities without financial support provided by other entities. The Company performs ongoing qualitative assessments of its VIEs to determine whether the Company has a controlling financial interest in the VIE and therefore is the primary beneficiary. The Company is deemed to have a controlling financial interest when it has both the ability to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. Based on the Company’s assessment, if it determines it is the primary beneficiary, the Company consolidates the VIE on the Company’s Consolidated Financial Statements. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company did not hold any VIEs for which it was the primary beneficiary.
Non-Consolidated VIEs
The Company, through normal investment activities, makes passive investments in limited partnerships and other alternative investments. For these non-consolidated VIEs, the Company has determined it is not the primary beneficiary as it has no ability to direct activities that could significantly affect the economic performance of the investments. The Company’s maximum exposure to loss as of December 31, 2022 (Successor Company) and 2021 (Successor Company) is limited to the total carrying value of $1.3 billion and $1.1 billion, respectively, which are included in limited partnerships and other alternative investments on the Company's Consolidated Balance Sheets. As of December 31, 2022(Successor Company) and 2021 (Successor Company), the Company had outstanding commitments totaling $410 and $419, respectively, whereby the Company is committed to fund these investments and may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. These investments are generally of a passive nature in that the Company does not take an active role in management.
In addition, the Company makes passive investments in structured securities issued by VIEs for which the Company is not the manager. These investments are included in ABS, CLOs, CMBS, and RMBS and are reported in fixed maturities, AFS on the Company’s Consolidated Balance Sheets. The Company has not provided financial or other support with respect to these investments other than its original investment. For these investments, the Company determined it is not the primary beneficiary due to the relative size of the Company’s investment in comparison to the principal amount of the structured securities issued by the VIEs, the Company’s inability to direct the activities that most significantly impact the economic performance of the VIEs, and, where applicable, the level of credit subordination which reduces the Company’s obligation to absorb losses or right to receive benefits. The Company’s maximum exposure to loss on these investments is limited to the amount of the Company’s investment.
Repurchase Agreements and Other Collateral Transactions
The Company enters into securities financing transactions as a way to earn additional income or manage liquidity, primarily through repurchase agreements.
Repurchase Agreements
From time to time, the Company enters into repurchase agreements to manage liquidity or to earn incremental income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. The maturity of these transactions is generally of ninety days or less. Repurchase agreements include master netting provisions that provide both parties the right to offset claims and apply securities held by them with respect to their obligations in the event of a default. Although the Company has the contractual right to offset claims, the Company's current positions do not meet the specific conditions for net presentation.
Under repurchase agreements, the Company transfers collateral of U.S. government and government agency securities and receives cash. For repurchase agreements, the Company obtains cash in an amount equal to at least 95% of the fair value of the securities transferred. The agreements require additional collateral to be transferred under specified conditions and

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
provide the counterparty the right to sell or re-pledge the securities transferred. The cash received from the repurchase program is typically invested in short-term investments or fixed maturities and is reported as an asset on the Company's Consolidated Balance Sheets. The Company accounts for the repurchase agreements as collateralized borrowings. The securities transferred under repurchase agreements are included in fixed maturities, AFS with the obligation to repurchase those securities recorded in other liabilities on the Company's Consolidated Balance Sheets.
From time to time, the Company enters into reverse repurchase agreements where the Company purchases securities and simultaneously agrees to resell the same or substantially the same securities. The maturity of these transactions is generally within one year. The agreements require additional collateral to be transferred to the Company under specified conditions and the Company has the right to sell or re-pledge the securities received. The Company accounts for reverse repurchase agreements as collateralized financing. The receivable for reverse repurchase agreements is included within short-term investments on the Company's Consolidated Balance Sheets.

Repurchase Agreements
	Successor Company
	December 31, 2022	December 31, 2021
	Fair Value	Fair Value
Repurchase agreements:
Gross amount of recognized liabilities for repurchase agreements	$564	$663
Gross amount of collateral pledged related to repurchase agreements [1]	$577	$679
Gross amount of recognized receivables for reverse repurchase agreements [2]	$7	$44
[1]    Collateral pledged is included within fixed maturities, AFS and short-term investments on the Company's Consolidated Balance Sheets.
[2]    Collateral received is included within short-term investments on the Company's Consolidated Balance Sheets.
Other Collateral Transactions
The Company is required by law to deposit securities with government agencies in certain states in which it conducts business. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the fair value of securities on deposit was $20 and $26, respectively.
For disclosure of collateral in support of derivative transactions, refer to the Derivative Collateral Arrangements section of Note 4 - Derivatives of Notes to Consolidated Financial Statements.
Equity Method Investments
The majority of the Company's investments in limited partnerships and other alternative investments, including hedge funds, mortgage and real estate funds, and private equity and other funds (collectively, “limited partnerships”), are accounted for under the equity method of accounting. The Company recognized total equity method income of $168 for the year ended December 31, 2022 (Successor Company), $259 for the period of December 31, 2021 (Successor Company), $216 for the six months ended June 30, 2021 (Predecessor Company) and $130 for the year ended December 31, 2020 (Predecessor Company). Equity method income is reported in net investment income. The Company’s maximum exposure to loss as of December 31, 2022 (Successor Company) is limited to the total carrying value of $1.3 billion. In addition, the Company has outstanding commitments totaling approximately $410, to fund limited partnership and other alternative investments as of December 31, 2022 (Successor Company).
The Company’s investments in limited partnerships are generally of a passive nature in that the Company does not take an active role in the management of the limited partnerships. In 2022, aggregate investment income (losses) from limited partnerships and other alternative investments exceeded 10% of the Company’s pre-tax consolidated net income. Accordingly, the Company is disclosing aggregated summarized financial data for the Company’s limited partnership investments, including those investments that would have been accounted for under the equity method if the Company had not chosen to elect the FVO. This aggregated summarized financial data does not represent the Company’s proportionate share of limited partnership assets or earnings. Aggregate total assets of the limited partnerships in which the Company invested totaled $172.7 billion and $171.1 billion as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively. Aggregate total liabilities of the limited partnerships in which the Company invested totaled $28.6 billion and $30.8 billion as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively. Aggregate net investment income (loss) of the limited partnerships in which the Company invested totaled $1.9 billion, $2.0 billion and $1.0 billion for the years ended December 31, 2022 (Successor Company), December 31, 2021 (Successor Company) and 2020 (Predecessor Company), respectively. Aggregate net income excluding net investment income of the

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
limited partnerships in which the Company invested totaled $4.7 billion (Successor Company), $31.4 billion, and $5.9 billion for the years ended December 31, 2022 (Successor Company), 2021 (Successor Company) and 2020 (Predecessor Company), respectively. As of, and for the year ended, December 31, 2022 (Successor Company), the aggregated summarized financial data reflects the latest available financial information.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives
Derivative Instruments
The Company utilizes a variety of OTC, OTC-cleared and exchange traded derivative instruments as a part of its overall risk management strategy as well as to enter into replication transactions. Derivative instruments are used to manage risk associated with interest rate, equity market, credit spread, issuer default, price, and currency exchange rate risk or volatility. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies. The Company also may enter into and has previously issued financial instruments and products that either are accounted for as freestanding derivatives, such as certain reinsurance contracts, or as embedded derivative instruments, such as certain GMWB riders included with certain variable annuity products.
Strategies that Qualify for Hedge Accounting
Some of the Company's derivatives satisfy hedge accounting requirements as outlined in Note 1 - Basis of Presentation and Significant Accounting Policies of these financial statements. Typically, these hedging instruments include interest rate swaps and, to a lesser extent, foreign currency swaps where the terms or expected cash flows of the hedged item closely match the terms of the swap. The interest rate swaps are typically used to manage interest rate duration of certain fixed maturity securities or liability contracts. As a result of pushdown accounting, derivative instruments that previously qualified for hedge accounting were de-designated and recorded at fair value through adjustments to additional paid-in capital at the acquisition date. The hedge strategies by hedge accounting designation include:
Cash Flow Hedges
Interest rate swaps are predominantly used to manage portfolio duration and better match cash receipts from assets with cash disbursements required to fund liabilities. These derivatives primarily convert interest receipts on floating-rate fixed maturity securities to fixed rates. Foreign currency swaps are used to convert foreign currency-denominated cash flows related to certain investment receipts and liability payments to U.S. dollars in order to reduce cash flow fluctuations due to changes in currency rates.
Non-Qualifying Strategies
Derivative relationships that do not qualify for hedge accounting (“non-qualifying strategies”) primarily include the hedge program for the Company's variable annuity products as well as the hedging and replication strategies that utilize credit default swaps. In addition, hedges of interest rate, foreign currency and equity risk of certain fixed maturities, equities and liabilities do not qualify for hedge accounting.
The non-qualifying strategies include:
Interest Rate Swaps, Swaptions and Futures
The Company uses interest rate swaps, swaptions and futures to manage interest rate duration between assets and liabilities in certain investment portfolios. In addition, the Company enters into interest rate swaps to terminate existing swaps, thereby offsetting the changes in value of the original swap. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the notional amount of interest rate swaps in offsetting relationships was $276 and $506, respectively.
Foreign Currency Swaps and Forwards
The Company enters into foreign currency swaps to convert the foreign currency exposures of certain foreign currency-denominated fixed maturity investments to U.S. dollars. The Company also enters into foreign currency forwards to hedge non-U.S. dollar denominated cash.
Credit Contracts
Credit default swaps are used to purchase credit protection on an individual entity or referenced index to economically hedge against default risk and credit-related changes in the value of fixed maturity securities. Credit default swaps are also used to assume credit risk related to an individual entity or referenced index as a part of replication transactions. These contracts require the Company to pay or receive a periodic fee in exchange for compensation from the counterparty or the Company should the referenced security issuers experience a credit event, as defined in the contract. In addition, the Company enters into credit default swaps to terminate existing credit default swaps, thereby offsetting the changes in value of the original swap going forward.
Equity Index Swaps and Options
The Company enters into equity index options to hedge the impact of a decline in the equity markets on the investment portfolio.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
Macro Hedge Program
The Company utilizes equity swaps, options and futures as well as interest rate swaps to provide protection against the statutory tail scenario risk to the Company's statutory surplus arising from higher GMDB claims, as well as lower variable annuity fee revenue.
GMWB Derivatives, net
The Company formerly offered certain variable annuity products with GMWB riders. The GMWB product is a bifurcated embedded derivative (“GMWB product derivatives”) that has a notional value equal to the GRB. The Company uses reinsurance contracts to transfer a portion of its risk of loss due to GMWB. The reinsurance contracts covering GMWB (“GMWB reinsurance contracts”) are accounted for as freestanding derivatives with a notional amount equal to the GRB reinsured.
FIA Embedded Derivative
The Company has assumed through reinsurance, certain FIA products with index-based crediting that constitutes an embedded derivative. The cedant hedges this risk and provides the benefits of this hedging as part of the reinsurance settlements.
Ceded Modified Coinsurance Reinsurance Contracts
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had approximately $645 and $775, respectively, of invested assets supporting other policyholder funds and benefits payable reinsured under a modified coinsurance arrangement in connection with the sale of the Individual Life business, which was structured as a reinsurance transaction. The assets are primarily held in trust accounts established by the Company. The Company pays or receives cash quarterly to settle the operating results of the reinsured business, including the investment results. As a result of this modified coinsurance arrangement, the Company has an embedded derivative that transfers to the reinsurer certain unrealized changes in fair value of investments subject to interest rate and credit risk. The notional amount of the embedded derivative reinsurance contracts are the invested assets which are carried at fair value and support the reinsured reserves. A funds withheld liability is recorded for funds contractually withheld by the Company under funds withheld modified coinsurance arrangements in which the Company is the cedant.
Derivative Balance Sheet Classification
For reporting purposes, the Company has elected to offset within assets or liabilities based upon the net of the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty under a master netting agreement, which provides the Company with the legal right of offset. The following fair value amounts do not include income accruals or related cash collateral receivables and payables, which are netted with derivative fair value amounts to determine balance sheet presentation. Derivatives in the Company’s separate accounts, where the associated gains and losses accrue directly to policyholders are not included in the table below. The Company’s derivative instruments are held for risk management purposes, unless otherwise noted in the following table. The notional amount of derivative contracts represents the basis upon which pay or receive amounts are calculated and is presented in the table to quantify the volume of the Company’s derivative activity. Notional amounts are not necessarily reflective of credit risk. The following tables exclude investments that contain an embedded credit derivative for which the Company has elected the FVO.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

	Net Derivatives				Asset Derivatives		Liability Derivatives
	Notional Amount		Fair Value		Fair Value		Fair Value
	Successor Company		Successor Company		Successor Company		Successor Company
Hedge Designation/Derivative Type	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Cash flow hedges
Interest rate swaps	$250	$100	$—	$—	$—	$—	$—	$—
Total cash flow hedges	250	100	—	—	—	—	—	—
Non-qualifying strategies
Interest rate contracts
Interest rate swaps and futures	1,363	3,074	(1)	(7)	3	19	(4)	(26)
Foreign exchange contracts
Foreign currency swaps and forwards	161	161	15	9	16	10	(1)	(1)
Credit contracts
Credit derivatives that assume credit risk	500	100	4	2	4	2	—	—
Variable annuity hedge program
GMWB product derivatives [1]	6,308	7,086	131	80	131	100	—	(20)
GMWB reinsurance contracts	1,397	1,555	(131)	(8)	—	—	(131)	(8)
GMWB hedging instruments	—	—	—	—	—	—	—	—
Macro hedge program	22,823	22,991	211	(213)	506	145	(295)	(358)
Fixed indexed annuities
FIA product derivative [1] [2]	—	—	(385)	(655)	—	—	(385)	(655)
FIA reinsurance contracts [2]	—	—	288	—	288	—	—	—
Other
Modified coinsurance reinsurance contracts [2]	—	—	1,647	15	1,647	15	—	—
Total non-qualifying strategies	32,552	34,967	1,779	(777)	2,595	291	(816)	(1,068)
Total cash flow hedges and non-qualifying strategies	$32,802	$35,067	$1,779	$(777)	$2,595	$291	$(816)	$(1,068)
Balance Sheet Location
Fixed maturities, AFS	$56	$56	$—	$—	$—	$—	$—	$—
Other investments	11,998	8,163	195	43	237	91	(42)	(48)
Other liabilities	13,043	18,206	34	(252)	292	85	(258)	(337)
Reinsurance recoverables	1,397	1,556	286	7	417	15	(131)	(8)
Funds withheld liability	—	—	1,518	—	1,518	—	—	—
Other policyholder funds and benefits payable	6,308	7,086	(254)	(575)	131	100	(385)	(675)
Total derivatives	$32,802	$35,067	$1,779	$(777)	$2,595	$291	$(816)	$(1,068)
[1] These derivatives are embedded within liabilities and are not held for risk management purposes.
[2] For certain assumed and ceded reinsurance agreements the notional value is not indicative of the volume of activity. Refer to Note 5 - Reinsurance for additional information regarding the activity which generated the value of the embedded derivative.

Offsetting of Derivative Assets/Liabilities
The following tables present the gross fair value amounts, the amounts offset, and net position of derivative instruments eligible for offset on the Company's Consolidated Balance Sheets. Amounts offset include fair value amounts, income accruals and related cash collateral receivables and payables associated with derivative instruments that are traded under a common master netting agreement, as described in the preceding discussion. Also included in the tables are financial collateral receivables and payables, which are contractually permitted to be offset upon an event of default, although are disallowed for offsetting under U.S. GAAP.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Offsetting Derivative Assets and Liabilities
	(i)	(ii)	(iii) = (i) - (ii)		(iv)	(v) = (iii) - (iv)
			Net Amounts Presented on the Statement of Financial Position		Collateral Disallowed for Offset on the Statement of Financial Position
	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts Offset on the Statement of Financial Position	Derivative Assets [1] (Liabilities) [2]	Accrued Interest and Cash Collateral (Received) [3] Pledged [2]	Financial Collateral (Received) Pledged [4]	Net Amount
As of December 31, 2022 (Successor Company)
Other investments	$529	$446	$195	$(112)	$68	$15
Other liabilities	(300)	(195)	34	(139)	(103)	(2)
As of December 31, 2021 (Successor Company)
Other investments	$176	$162	$43	$(29)	$5	$9
Other liabilities	(385)	(134)	(252)	1	(251)	—
[1]    Included in other invested assets on the Company's Consolidated Balance Sheets.
[2]    Included in other liabilities on the Company's Consolidated Balance Sheets and is limited to the net derivative payable associated with each counterparty.
[3]    Included in other investments on the Company's Consolidated Balance Sheets and is limited to the net derivative receivable associated with each counterparty.
[4]    Excludes collateral associated with exchange-traded derivative instruments.
Cash Flow Hedges
For derivative instruments that are designated and qualify as cash flow hedges, the gain or loss on the derivative is reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

Derivatives in Cash Flow Hedging Relationships
Pre-Tax Gain (Loss) Recognized in OCI
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Interest rate swaps	$(35)	$—	$—	$—
Foreign currency swaps	—	—	—	(2)
Total	$(35)	$—	$—	$(2)

Derivatives in Cash Flow Hedging Relationships (Successor Company)
Gain (Loss) Reclassified from AOCI into Income
	For the Year Ended December 31, 2022		For the Period of July 1, 2021 to December 31, 2021
	Net Realized Capital Gains	Net Investment Income	Net Realized Capital Losses	Net Investment Income
Interest rate swaps	$—	$(1)	$—	$—
Foreign currency swaps	—	—	—	—
Total	$—	$(1)	$—	$—
Total amounts presented in the Consolidated Statements of Operations	$317	$778	$(20)	$498

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Derivatives in Cash Flow Hedging Relationships (Predecessor Company)
Gain or (Loss) Reclassified from AOCI into Income
	For the Six Months Ended June 30, 2021		For the Years Ended December 31, 2020
	Net Realized Capital Losses	Net Investment Income	Net Realized Capital Losses	Net Investment Income
Interest rate swaps	$—	$—	$—	$—
Foreign currency swaps	(1)	—	—	—
Total	(1)	—	—	—
Total amounts presented in the Consolidated Statements of Operations	$(242)	$534	$(74)	$816
As of December 31, 2022 (Successor Company), the before tax deferred net losses on derivative instruments recorded in AOCI that are expected to be reclassified to earnings during the next twelve months were $8. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to net investment income over the term of the investment cash flows.
For all periods presented, the Company had no net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges due to forecasted transactions that were no longer probable of occurring.
Non-qualifying Strategies
For non-qualifying strategies, including embedded derivatives that are required to be bifurcated from their host contracts and accounted for as derivatives, the gain or loss on the derivative is recognized currently in earnings within net realized capital gains (losses).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Non-qualifying Strategies Gain (Loss) Recognized within Net Realized Capital Gains (Losses)
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Variable annuity hedge program
GMWB product derivatives	$88	$29	$82	$67
GMWB reinsurance contracts	(88)	4	(24)	(27)
GMWB hedging instruments				42
Variable annuity macro hedge program	(1)	(100)	(301)	(414)
Total variable annuity hedge program	(1)	(67)	(243)	(332)
Fixed Index Annuity
FIA product derivatives	270	—	—	—
Foreign exchange contracts
Foreign currency swaps and forwards	7	5	(2)	(4)
Other non-qualifying derivatives
Interest rate contracts
Interest rate swaps, swaptions, and futures	(306)	21	(76)	180
Credit contracts
Credit derivatives that purchase credit protection	—	—	—	19
Credit derivatives that assume credit risk	3	1	—	—
Other
Modified coinsurance reinsurance contracts	1,136	15	22	(50)
Total other non-qualifying derivatives	833	37	(54)	149
Total [1]	$1,109	$(25)	$(299)	$(187)
[1]    Excludes investments that contain an embedded credit derivative for which the Company has elected the FVO.
Credit Risk Assumed through Credit Derivatives
The Company enters into credit default swaps that assume credit risk of a single entity or referenced index in order to synthetically replicate investment transactions that are permissible under the Company's investment policies. The Company will receive periodic payments based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer’s debt obligation after the occurrence of the credit event. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade single corporate issuers and baskets, which include standard diversified portfolios of corporate and CMBS issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

As of December 31, 2022 (Successor Company)
				Underlying Referenced Credit Obligation(s) [1]
Credit Derivative Type by Derivative Risk Exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount	Offsetting Fair Value
Basket credit default swaps [3]
Investment grade risk exposure	$500	$4	5 years	Corporate Credit	BBB+	$—	$—
Total	$500	$4				$—	$—
As of December 31, 2021 (Successor Company)
				Underlying Referenced Credit Obligation(s) [1]
Credit Derivative Type by Derivative Risk Exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount	Offsetting Fair Value
Basket credit default swaps [3]
Investment grade risk exposure	$100	$2	5 years	Corporate Credit	BBB+	$—	$—
Total	$100	$2				$—	$—
[1]    The average credit ratings are based on availability and are generally the midpoint of the available ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used.
[2]    Notional amount is equal to the maximum potential future loss amount. These derivatives are governed by agreements and applicable law which include collateral posting requirements. There is no additional specific collateral related to these contracts or recourse provisions included in the contracts to offset losses.
[3]    Comprised of swaps of standard market indices of diversified portfolios of corporate and CMBS issuers referenced through credit default swaps. These swaps are subsequently valued based upon the observable standard market index.
Derivative Collateral Arrangements
The Company enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company pledged cash collateral with a fair value of $5 and $2, respectively, associated with derivative instruments. The collateral receivable has been recorded in other assets or other liabilities on the Company's Consolidated Balance Sheets, as determined by the Company's election to offset on the balance sheet. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company also pledged securities collateral associated with derivative instruments with a fair value of $106 and $270, respectively, which have been included in fixed maturities, AFS on the Consolidated Balance Sheets. The counterparties have the right to sell or re-pledge these securities. In addition, as of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company has pledged initial margin of cash related to OTC-cleared and exchange traded derivatives with a fair value of $15 and $4, respectively, which is recorded in other investments or other assets on the Company's Consolidated Balance Sheets. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company has pledged initial margin of securities related to OTC-cleared and exchange traded derivatives with a fair value of $187 and $172, respectively, which are included within fixed maturities, AFS on the Company's Consolidated Balance Sheets.
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company accepted cash collateral associated with derivative instruments of $262 and $30, respectively, which was invested and recorded on the Consolidated Balance Sheets in fixed maturities, AFS and short-term investments with corresponding amounts recorded in other investments or other liabilities as determined by the Company's election to offset on the balance sheet. The Company also accepted securities collateral as of December 31, 2022 (Successor Company) and 2021 (Successor Company) with a fair value of $79 and $5, respectively, which the Company has the right to sell or repledge. As of December 31, 2022 (Successor Company), the Company had not repledged securities and did not sell any securities. The non-cash collateral accepted was held in separate custodial accounts and was not included on the Company's Consolidated Balance Sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance
The Company cedes to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. The Company also assumes from unaffiliated insurers to provide our counterparties with risk management solutions. The Company's historical reinsurance cessions provided a level of risk mitigation desired by prior ownership. The Company's current reinsurance assumptions and internal retrocessions provide strategic business growth opportunities. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary.
Assumed Reinsurance
Guardian
As disclosed in Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements, on November 1, 2022 (Successor Company), the Company entered into a reinsurance agreement with GIAC to assume certain blocks of variable annuities. Although the separate account assets and liabilities are reported net on the Company's Consolidated Balance Sheets, the Company earns income on the assumed separate account assets.
The following table summarizes the impacts of the transaction:

Assets
Investments	$405
Cash	121
Other assets	3
Total assets	529
Liabilities
Reserve for future policy benefits	3
Other policyholder funds and benefits payable	436
Other liabilities [1]	90
Total liabilities	$529
[1]    Other liabilities represents a deferred gain of $90.
Allianz
As disclosed in Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements, on December 30, 2021 (Successor Company), the Company entered into a reinsurance agreement with Allianz, whereby the Company assumed certain blocks of FIA on a coinsurance basis.
The following table summarizes the impacts of the transaction:

Assets
Investments	$8,357
Cash	(693)
Other assets	75
Reinsurance recoverables	244
Total assets	7,983
Liabilities
Reserve for future policy benefits	616
Other policyholder funds and benefits payable	7,340
Other liabilities [1]	27
Total liabilities	$7,983
[1] Other liabilities includes a deferred gain of $25.
For the period of July 1, 2021 through December 31, 2021 (Successor Company), there was not a material impact on the Consolidated Statements of Operations from the Company's reinsurance arrangement with Allianz.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance (continued)
Ceded Reinsurance
Reinsurance recoverables include balances due from reinsurance companies and are presented net of ACL. The ACL represents an estimate of expected credit losses over the lifetime of the contracts that reflect management’s best estimate of reinsurance cessions that may be uncollectible in the future due to reinsurers’ inability to pay. Reinsurance recoverables include an estimate of the amount of policyholder benefits that may be ceded under the terms of the reinsurance agreements. Amounts recoverable from reinsurers are estimated in a manner consistent with assumptions used for the underlying policy benefits. Accordingly, the Company’s estimate of reinsurance recoverables is subject to similar risks and uncertainties as the estimate of the gross reserve for future policy benefits.

Reinsurance Recoverables, net
	Successor Company
	As of December 31,
	2022	2021
Reserve for future policy benefits and other policyholder funds and benefits payable
Sold businesses (MassMutual and Prudential)	$20,174	$19,850
Commonwealth Annuity and Life Insurance Company ("Commonwealth")	8,001	8,718
TR Re	11,537	6,130
Other reinsurers	1,029	1,187
Gross reinsurance recoverables	40,741	35,885
Less: ACL	27	37
Reinsurance recoverables, net	$40,714	$35,848
As of December 31, 2022 (Successor Company), the Company had reinsurance recoverables from Commonwealth, Massachusetts Mutual Life Insurance Company ("MassMutual"), Prudential Financial, Inc. ("Prudential") and TR Re of approximately $8.0 billion, $6.7 billion, $13.5 billion and $11.5 billion, respectively. As of December 31, 2021 (Successor Company), the Company had reinsurance recoverables from Commonwealth, MassMutual, Prudential and TR Re of $8.7 billion, $6.8 billion, $13.1 billion and $6.1 billion, respectively. The Company's obligations to its direct policyholders that have been reinsured to Commonwealth, MassMutual and Prudential are primarily secured by invested assets held in trust. The Company's obligations to its direct policyholders reinsured to TR Re are secured by invested assets held by the Company in segregated portfolios.
Affiliated
As disclosed in Note 1 - Basis of Presentation and Significant Accounting Policies, on December 31, 2022 (Successor Company) and December 31, 2021 (Successor Company), the Company entered into several affiliated reinsurance agreements with TR Re, primarily on a modified coinsurance basis.
The following table summarizes the impacts of these transactions:

December 31, 2022 (Successor Company)
Assets
Reinsurance recoverables	$5,192
VOBA and DAC	(11)
Total assets	5,181
Liabilities
Funds withheld liability	5,045
Other liabilities [1]	136
Total liabilities	$5,181
[1]    Other liabilities includes a deferred gain of $137.
For the year ended December 31, 2022 (Successor Company), there was no impact in the Consolidated Statements of Operations from the Company's affiliated reinsurance arrangement entered into in 2022.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance (continued)

December 31, 2021 (Successor Company)
Assets
Cash	$(184)
Reinsurance recoverables	6,130
Total assets	5,946
Liabilities
Funds withheld liability	5,128
Other liabilities [1]	818
Total liabilities	$5,946
[1]    Other liabilities includes a deferred gain of $805.
For the year ended December 31, 2022 (Successor Company), the impacts in the Consolidated Statements of Operations from the Company's affiliated reinsurance arrangement entered into in 2021, was as follows:

Affiliated Reinsurance Impacts
Successor Company
As of December 31, 2022
Revenues
Policy charges and fee income	$(279)
Premiums	(27)
Net investment income	(136)
Net realized capital gains	990
Amortization of deferred gains	27
Total revenues	575
Benefits, losses and expenses
Benefits and losses	(184)
Insurance operating costs and other expenses	(119)
Total benefits, losses and expenses	(303)
Income before income taxes	878
Income tax expense	184
Net income	$694
For the period of July 1, 2021 through December 31, 2021 (Successor Company), there was not a material impact on the Consolidated Statements of Operations from the Company's affiliated reinsurance arrangement entered into in 2021.
Allowance for Credit Losses
For the year ended December 31, 2022, the ACL decreased by $10 to $27. The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected. Counterparty risk is assessed on a pooled basis in cases of shared risk characteristics, and separately for individual reinsurers when it is more relevant. The Company evaluates historical events, current conditions, and reasonable and supportable forecasts in developing its ACL estimate. Where its contracts permit, the Company secures future claim obligations with various forms of collateral, including irrevocable letters of credit, secured trusts and funds held accounts. The ACL is estimated using a probability of default and loss given default model applied to the amount of reinsurance recoverables, net of collateral, exposed to loss. The probability of default factor is assigned based on each reinsurer's credit rating. The Company reassesses and updates credit ratings on a quarterly basis. The probability of default factors encompass historical industry defaults for liabilities with similar durations to the reinsured liabilities as estimated through multiple economic cycles. The loss given default factors are based on a study of historical recovery rates for general creditors of corporations through multiple economic cycles.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance (continued)
Insurance Revenues

Insurance Revenues
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Gross premiums, policy charges and fee income	$2,240	$1,173	$1,210	$2,221
Reinsurance assumed	210	69	64	125
Reinsurance ceded	(1,835)	(801)	(812)	(1,570)
Net premiums, policy charges and fee income	$615	$441	$462	$776
Insurance recoveries on ceded reinsurance agreements, which reduce death and other benefits, were $1,648 for the year ended December 31, 2022 (Successor Company), $782 for the period of July 1, 2021 to December 31, 2021 (Successor Company), $958 the period of January 1, 2021 to June 30, 2021 (Predecessor Company), and $1.5 billion for the year ended December 31, 2020 (Predecessor Company). In addition, the Company has reinsured a portion of the risk associated with U.S. variable annuities and the associated GMDB and GMWB risks.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Value of Business Acquired and Deferred Acquisition Costs

Changes in the VOBA Balance
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Balance, beginning of period [1]	$479	$565	$586	$696
Amortization - VOBA	(45)	(17)	29	14
Amortization - unlock benefit (charge), pre-tax	(34)	(73)	14	(64)
Adjustments to unrealized gains on fixed maturities, AFS and other	108	4	26	(60)
Balance, end of period	$508	$479	$655	$586
[1]    The beginning balance as of July 1, 2021 differs from the ending balance as of June 30, 2021, due to the application of pushdown accounting related to the Sixth Street Acquisition. For more information, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.

Expected Remaining VOBA Amortization (Successor Company)
2023	$13
2024	$10
2025	$16
2026	$25
2027	$25

Changes in the DAC Asset (Successor Company)
For the Year Ended December 31, 2022
Balance, beginning of period	$—
Additions	22
Amortization - DAC	—
Amortization - unlock benefit (charge), pre-tax	—
Reinsurance impact	(11)
Balance, end of period	$11

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Goodwill and Other Intangible Assets

Goodwill
Carrying Value
	As of December 31, 2022	As of December 31, 2021
Balance, beginning of period	$97	$—
Acquisitions [1]	—	97
Balance, end of period	$97	$97
[1]    Related to the pushdown of purchase accounting related to the Sixth Street Acquisition. For more information, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.

Other Intangible Assets
	As of December 31, 2022			As of December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizing internally developed software	$41	$(9)	$32	$41	$(3)	$38
Indefinite-lived state insurance licenses	26	—	26	26	—	26
Total other intangible assets	$67	$(9)	$58	$67	$(3)	$64

Expected Pre-tax Amortization Expense as of December 31, 2022 (Successor Company)
2023	$6
2024	$6
2025	$6
2026	$6
2027	$6

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
8. Reserves for Future Policy Benefits and Separate Account Liabilities

Changes in Reserves for Future Policy Benefits
Successor Company
	Universal Life-Type Contracts
	VA GMDB/GMWB [1]	FIA Guarantees and Other [2]	Universal Life Secondary Guarantees	Traditional Annuity and Other Contracts [3]	Total Future Policy Benefits
Liability Balance, as of December 31, 2021	$340	$604	$4,605	$16,149	$21,698
Incurred	136	(25)	835	340	1,286
Paid	(106)	(84)	(66)	(801)	(1,057)
Change in unrealized investment gains and losses	—	(495)	—	—	(495)
Liability balance, as of December 31, 2022	$370	$—	$5,374	$15,688	$21,432
Reinsurance recoverable asset, as of December 31, 2021	$299	$—	$4,605	$10,135	$15,039
Incurred	92	—	835	154	1,081
Paid	(77)	—	(66)	(446)	(589)
Reinsurance recoverable asset, as of December 31, 2022	$314	$—	$5,374	$9,843	$15,531

Successor Company
	Universal Life-Type Contracts
	VA GMDB/GMWB [1]	FIA Guarantees and Other [2]	Universal Life Secondary Guarantees	Traditional Annuity and Other Contracts [3]	Total Future Policy Benefits
Liability balance, as of July 1, 2021	$346	$—	$4,394	$16,382	$21,122
Incurred [4]	38	604	240	253	1,135
Paid	(44)	—	(29)	(486)	(559)
Liability balance, as of December 31, 2021	$340	$604	$4,605	$16,149	$21,698
Reinsurance recoverable asset, as of July 1, 2021	$184	$—	$4,394	$5,422	$10,000
Incurred	152	—	240	4,845	5,237
Paid	(37)	—	(29)	(132)	(198)
Reinsurance recoverable asset, as of December 31, 2021	$299	$—	$4,605	$10,135	$15,039

Predecessor Company
	Universal Life-Type Contracts
	VA GMDB/ GMWB [1]	Universal Life Secondary Guarantees	Traditional Annuity and Other Contracts [3]	Total Future Policy Benefits
Liability balance, as of December 31, 2020	$460	$4,195	$13,970	$18,625
Incurred [4]	54	217	179	450
Paid	(50)	(18)	(319)	(387)
Liability balance, as of June 30, 2021	$464	$4,394	$13,830	$18,688
Reinsurance recoverable asset, as of December 31, 2020	$254	$4,195	$4,690	$9,139
Incurred [4]	35	217	78	330
Paid	(41)	(18)	(137)	(196)
Reinsurance recoverable asset, as of June 30, 2021	$248	$4,394	$4,631	$9,273
[1]    These liability balances include all GMDB benefits, plus the life-contingent portion of GMWB benefits in excess of the return of the GRB. GMWB benefits up to the GRB are embedded derivatives held at fair value and are excluded from these balances.
[2]    These liability balances include additional liabilities for expected annuitizations on two-tiered FIA's and GLWB's, as part of the Allianz reinsurance agreement entered into on December 30, 2021.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
8. Reserves for Future Policy Benefits and Separate Account Liabilities (continued)
[3]    Represents life-contingent reserves for which the company is subject to insurance and investment risk.
[4]    Includes the portion of assessments established as additions to reserves, changes in estimates affecting the reserves and the amounts recoverable under modified coinsurance reinsurance agreements.

Account Value by GMDB/GMWB Type as of December 31, 2022 (Successor Company)
	Account Value (“AV”) [9]	Net amount at Risk (“NAR”) [10]	Retained Net Amount at Risk (“RNAR”) [10]	Weighted Average Attained Age of Annuitant
MAV [1]
MAV only	$9,984	$2,257	$302	74
With 5% rollup [2]	1,478	295	196	73
With earnings protection benefit rider (“EPB”) [3]	2,414	513	55	75
With 5% rollup & EPB	336	83	21	76
Total MAV	14,212	3,148	574
Asset protection benefit (“APB”) [4]	6,165	851	282	73
Lifetime income benefit (“LIB”) – death benefit [5]	258	4	2	76
Reset (5-7 years) [6]	2,122	96	56	72
Return of premium (“ROP”) /other [7]	10,097	105	62	71
Variable annuity without GMDB [8]	2,611	—	—	73
Subtotal variable annuity [11]	$35,465	$4,204	$976	73
Less: general account value	2,983
Subtotal separate account liabilities with GMDB	32,482
Separate account liabilities - other	62,393
Less:
Separate account assets assumed under modified coinsurance [12]	6,613
Separate account base contract assets not reinsured [12]	1,007
Total separate account liabilities	$87,255
[1]    MAV GMDB is the greatest of current AV, net premiums paid and the highest AV on any anniversary before age 80 years (adjusted for withdrawals).
[2]    Rollup GMDB is the greatest of the MAV, current AV, net premium paid and premiums (adjusted for withdrawals) accumulated at generally 5% simple interest up to the earlier of age 80 years or 100% of adjusted premiums.
[3]    EPB GMDB is the greatest of the MAV, current AV, or contract value plus a percentage of the contract’s growth. The contract’s growth is AV less premiums net of withdrawals, subject to a cap of 200% of premiums net withdrawals.
[4]    APB GMDB is the greater of current AV or MAV, not to exceed current AV plus 25% times the greater of net premiums and MAV (each adjusted for premiums in the past 12 months).
[5]    LIB GMDB is the greatest of current AV; net premiums paid; or, for certain contracts, a benefit amount generally based on market performance that ratchets over time.
[6]    Reset GMDB is the greatest of current AV, net premiums paid and the most recent five to seven year anniversary AV before age 80 years (adjusted for withdrawals).
[7]    ROP GMDB is the greater of current AV and net premiums paid.
[8]    Includes account value for contracts that had a GMDB at issue but no longer have a GMDB due to certain elections made by policyholders or their beneficiaries.
[9]    AV includes the contract holder’s investment in the separate account and the general account.
[10]    NAR is defined as the guaranteed minimum death benefit in excess of the current AV. RNAR represents NAR reduced for reinsurance. NAR and RNAR are highly sensitive to equity market movements and increase when equity markets decline.
[11]    Some variable annuity contracts with GMDB also have a life-contingent GMWB that may provide for benefits in excess of the return of the GRB. Such contracts included in this amount have $8.6 billion of total account value and weighted average attained age of 72 years. There is no NAR or retained NAR related to these contracts.
[12] Adjustment to remove AV for separate accounts that are not reflected on the Consolidated Balance Sheets, as they were assumed on a modified coinsurance basis and/or the Company has only reinsured certain associated GMDB and GMWB riders on a coinsurance basis.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
8. Reserves for Future Policy Benefits and Separate Account Liabilities (continued)

Account Balance Breakdown of Variable Separate Account Investments for Contracts with Guarantees
	Successor Company
Asset Type	December 31, 2022	December 31, 2021
Equity securities (including mutual funds)	$24,548	$33,240
Cash and cash equivalents [1]	1,321	1,362
Total [2]	$25,869	$34,602
[1]    Represents an allocation of the portfolio holdings.
[2]    Includes $2.6 billion and $3.0 billion of account value as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively, for contracts that had a GMDB at issue but no longer have a GMDB due to certain elections made by policyholders or their beneficiaries.
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), approximately 18% and 17%, respectively, of the equity securities (including mutual funds), in the preceding table were funds invested in fixed income securities and approximately 82% and 83%, respectively, were funds invested in equity securities.
For further information on guaranteed living benefits that are accounted for at fair value, such as GMWB, see Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
9. Debt

Collateralized Advances
The Company is a member of the Federal Home Loan Bank of Boston (“FHLBB”). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the Company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The CTDOI will permit the Company to pledge up to approximately $922 in qualifying assets to secure FHLBB advances for 2023. The pledge limit is recalculated annually based on statutory admitted assets and capital and surplus. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2022, the Company had no advances outstanding under the FHLBB facility.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Income Taxes

Provision for Income Taxes
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Income Tax Expense (Benefit)
Current - U.S. Federal	$(18)	(86)	$—	$10
Deferred - U.S. Federal	125	137	30	56
Total income tax expense	$107	$51	$30	$66
Deferred tax assets and liabilities on the Consolidated Balance Sheets represent the tax consequences of differences between the financial reporting and tax basis of assets and liabilities.

Components of Deferred Tax Assets (Liabilities)
	Successor Company
	December 31, 2022	December 31, 2021
Deferred Tax Assets
Tax basis deferred policy acquisition costs	$129	$110
VOBA and reserves	349	716
Net operating loss carryover	1	25
Employee benefits	4	7
Foreign tax credit carryover	16	16
Net unrealized loss on investments	703	4
Deferred reinsurance gain	228	187
Total deferred tax assets	1,430	1,065
Deferred Tax Liabilities
Investment related items	(366)	(449)
Other	(13)	(13)
Total deferred tax liabilities	(379)	(462)
Net deferred tax asset	$1,051	$603
The statute of limitations is closed through the 2018 tax year with the exception of net operating loss ("NOL") carryforwards utilized in open tax years. Management believes that an adequate provision has been made on the consolidated financial statements for any potential adjustments that may result from tax examinations and other tax-related matters for all open tax years. As of December 31, 2022 and 2021, the Company had no reserves for uncertain tax positions. As of December 31, 2022 and 2021, there were no unrecognized tax benefits that if recognized would affect the effective tax rate and that had a reasonable possibility of significantly increasing or decreasing within the next 12 months.
The Company classifies interest and penalties (if applicable) as income tax expense on the consolidated financial statements. The Company recognized no interest expense for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company) . The Company had no interest payable as of December 31, 2022 and 2021. The Company does not believe it would be subject to any penalties in any open tax years and, therefore, has not recorded any accrual for penalties.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Income Taxes (continued)
The Company believes it is more likely than not that all deferred tax assets will be fully realized. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics and business considerations such as asset-liability matching.
Net deferred income taxes include the future tax benefits associated with the net operating loss carryover and foreign tax credit carryover as follows:
Net Operating Loss Carryover
As of December 31, 2022 and 2021, the net deferred tax asset included the expected tax benefit attributable to net operating losses of $3 and $117, respectively. These U.S. losses that were generated in 2018 were primarily due to the Commonwealth annuity reinsurance agreement. These losses do not expire, but their utilization in any carryforward year is limited to 80% of taxable income in that year. The loss carryforwards are also subject to Internal Revenue Code Section 382, which may limit the amount that can be utilized in any carryforward year.
Given the Company's expected future earnings, the Company believes sufficient taxable income will be generated in the future to utilize its net operating loss carryover. Although the Company believes there will be sufficient future taxable income to fully recover the remainder of the loss carryover, the Company's estimate of the likely realization may change over time.
Foreign Tax Credit Carryover
As of December 31, 2022 and 2021, the net deferred tax asset included the expected tax benefit attributable to foreign tax credit carryovers of $16 and $16, respectively.
A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision (benefit) for income taxes is as follows.

Income Tax Rate Reconciliation
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Tax provision at U.S. Federal statutory rate	$152	$70	$45	$98
Dividends received deduction ("DRD")	(38)	(16)	(14)	(28)
Foreign related investments	(7)	(2)	(1)	(4)
Other	—	(1)	—	—
Provision for income taxes	$107	$51	$30	$66
The separate account DRD is estimated for the current year using information from the most recent return, adjusted for current year equity market performance and other appropriate factors, including estimated levels of corporate dividend payments and level of policy owner equity account balances. The actual current year DRD can vary from estimates based on, but not limited to, changes in eligible dividends received in the mutual funds, amounts of distributions from these mutual funds and the Company’s taxable income before the DRD. The Company evaluates its DRD computations on a quarterly basis.
Corporate Alternative Minimum Tax ("CAMT")
The Inflation Reduction Act of 2022 introduced a 15% CAMT effective in 2023. Generally, the CAMT imposes a minimum tax on the adjusted financial statement income ("AFSI") of certain corporations with average annual AFSI over a three-year period in excess of $1 billion. While the Company does not anticipate being subject to the CAMT in 2023, it could be subject to the CAMT in future years.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Commitments and Contingencies
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated liability at the low end of the range of losses.
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to life and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
The Company is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.
Unfunded Commitments
As of December 31, 2022 (Successor Company), the Company had outstanding commitments totaling $974, of which $410 was committed to fund limited partnerships and other alternative investments, which may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. Additionally, $323 of the outstanding commitments are primarily related to various funding obligations associated with private debt. The remaining outstanding commitments of $241 are related to mortgage loans. Of the $974 in total outstanding commitments, $29 are related to mortgage loan commitments, which the Company can cancel unconditionally.
Guaranty Fund and Other Insurance-Related Assessments
In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurer. A particular state’s fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state.
Liabilities for guaranty funds and other insurance-related assessments are accrued when an assessment is probable, when it can be reasonably estimated, and when the event obligating the Company to pay an imposed or probable assessment has occurred. Liabilities for guaranty funds and other insurance-related assessments are not discounted and are included as part of other liabilities on the Consolidated Balance Sheets. As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the liability balance was $4 and $4, respectively. As of December 31, 2022 (Successor Company) and 2021 (Successor Company) amounts related to premium tax offsets of $1 and $1, respectively, were included in other assets on the Consolidated Balance Sheets.
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or risked-based capital ("RBC") tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain ratings, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position as of December 31, 2022 (Successor Company) was $110. Of this $110, the legal entities have posted collateral of $111 in the normal course of business. In addition, the Company did not post any collateral associated with a customized GMWB derivative. This could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Commitments and Contingencies (continued)
the collateral that is posted, when required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Transactions with Affiliates

Intercompany Liquidity Agreements
In 2022, the Company entered into several short-term affiliated intercompany liquidity agreements, permitting TL to borrow a maximum of $1.5 billion and lend a maximum of $500 and the Company's subsidiary to borrow a maximum of $600 and lend a maximum of $200. On October 13, 2022 (Successor Company), an affiliate borrowed $100, with a maturity date of October 13, 2023, and an accrued interest rate of 3.40% per annum. As of December 31, 2022, the Company recorded such affiliated borrowing of $100 in short-term investments on the Consolidated Balance Sheets. As of December 31, 2022, the Company did not borrow any amounts under the intercompany liquidity agreements.
Parent Company Transactions
As of December 31, 2022 (Successor Company) and 2021 (Successor Company), the Company had no direct employees as it is managed by TLI, the Company's indirect parent, pursuant to an Intercompany Services and Cost Allocation Agreement ("reimbursement agreement") between the Company, TLI and other Company affiliates. Effective July 1, 2021, the reimbursement agreement was modified to reflect a cost-plus reimbursement model. The impact of this revision was not material to the Company.
TLI's wholly-owned subsidiary Talcott Administration Services Company, LLC ("TASC") provides insurance administration services and support for the Company and became a related party on October 21, 2021. For the year ended December 31, 2022 (Successor Company) and the period from October 1, 2021 to December 31, 2021 (Successor Company), fees incurred for these services were $53 and $14.
For information related to affiliated reinsurance arrangements with the Company's parent company TR Re, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 5 - Reinsurance of Notes to Consolidated Financial Statements.
For information related to capital contributions to the parent company, see the Dividends section of Note 13 - Statutory Results of Notes to Consolidated Financial Statements.
Sixth Street Transactions
As a result of the Sixth Street Acquisition described in Note 1 - Basis of Presentation and Significant Accounting Policies, the Company considers entities affiliated with Sixth Street as related parties. As described below, since the date of the Sixth Street Acquisition, the Company has entered into certain agreements with and made certain investments in Sixth Street affiliates.
The Company has investment management service agreements with a Sixth Street affiliate, in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of Sixth Street with respect to certain asset classes. For the year ended December 31, 2022 (Successor Company) and the period of July 1, 2021 to December 31, 2021 (Successor Company), the Company recorded expenses related to these agreements of $1 and $0, respectively. As of December 31, 2022 and 2021 (Successor Company), amounts payable under the agreements were $0 and $0, respectively.
For the year ended December 31, 2022, the Company made certain investments totaling $12 that are issued and controlled by Sixth Street affiliates. The Company was not determined to be the primary beneficiary for these investments. As of December 31, 2022 (Successor Company) outstanding commitments for these investments were $49. There were no affiliated investments on the Company's Consolidated Balance Sheets as of December 31, 2021.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Statutory Results

The Company and its domestic insurance subsidiaries prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable state insurance department which vary materially from U.S. GAAP. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. The differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition and value of business acquired costs and limit deferred income taxes, predominately use interest rate and mortality assumptions prescribed by the NAIC for life benefit reserves, generally carry bonds at amortized cost and present reinsurance assets and liabilities net of reinsurance. For reporting purposes, statutory capital and surplus is referred to collectively as "statutory capital".

Statutory Net Income (Loss)
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Combined statutory net income (loss)	$441	$(426)	$(2)	$245

Statutory Capital
	Successor Company
	December 31, 2022	December 31, 2021
Statutory capital [1]	$2,738	$2,153
[1]    The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $40 and $29 as of December 31, 2022 (Successor Company) and 2021 (Successor Company), respectively.
Statutory accounting practices do not consolidate the net income (loss) of subsidiaries that report under U.S. GAAP. The combined statutory net income (loss) above represents the total statutory net income (loss) of the Company and its other insurance subsidiaries. Statutory accounting principles require that ceding commissions paid on reinsurance transactions be expensed in the period incurred, affecting statutory net loss, where U.S. GAAP allows for the deferral of these amounts. In addition, as described in Note 1 - Basis of Presentation and Significant Accounting Policies, in 2021 the Company paid a $500 dividend associated with the Sixth Street Acquisition. Both items affected statutory capital.
Regulatory Capital Requirements
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences (“Company Action Level”) is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio." The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2022 (Successor Company) and 2021 (Successor Company) .The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Statutory Results (continued)
Dividends
As a condition to the Sixth Street Acquisition, the CTDOI requires any dividends from the Company, for a two-year period following the acquisition, be approved by the state insurance commissioner. Subsequent to this approval condition, dividends to the Company from its insurance subsidiaries and dividends from the Company to its parent are restricted by insurance regulation. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company.
Absent the restrictions noted above, the Company would be permitted to pay up to a maximum of $578 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $96 in dividends as determined by the above mentioned insurance regulations.
On June 28, 2021 (Predecessor Company), TL paid a $500 dividend to its then parent, TLI.
On September 18, 2020 (Predecessor Company), TL received a $400 dividend from its subsidiary, Talcott Resolution Life and Annuity Insurance Company ("TLA"). On the same date, TL subsequently declared and paid a $319 dividend to its parent TLI.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Changes in and Reclassifications From Accumulated Other Comprehensive Income

Changes in AOCI, Net of Tax for the Year Ended December 31, 2022 (Successor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities, AFS	Net Gain on Cash Flow Hedging Instruments	AOCI
Beginning balance	$(10)	$—	$(10)
OCI before reclassifications	(3,107)	(34)	(3,141)
Amounts reclassified from AOCI	412	—	412
OCI, before tax	(2,695)	(34)	(2,729)
Income tax benefit (expense)	566	7	573
OCI, net of tax	(2,129)	(27)	(2,156)
Ending balance	$(2,139)	$(27)	$(2,166)

Changes in AOCI, Net of Tax for the Period of July 1, 2021 to December 31, 2021 (Successor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities, AFS	Net Gain on Cash Flow Hedging Instruments	AOCI
Beginning balance	$—	$—	$—
OCI before reclassifications	(14)	—	(14)
Amounts reclassified from AOCI	2	—	2
OCI, before tax	(12)	—	(12)
Income tax benefit (expense)	2	—	2
OCI, net of tax	(10)	—	(10)
Ending balance	$(10)	$—	$(10)

Changes in AOCI, Net of Tax for the Six Months Ended June 30, 2021 (Predecessor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities, AFS	Net Gain on Cash Flow Hedging Instruments	AOCI
Beginning balance	$1,282	$(1)	$1,281
OCI before reclassifications	(301)	—	(301)
Amounts reclassified from AOCI	(47)	1	(46)
OCI, before tax	(348)	1	(347)
Income tax benefit (expense)	73	—	73
OCI, net of tax	(275)	1	(274)
Ending balance	$1,007	$—	$1,007

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Changes in and Reclassifications From Accumulated Other Comprehensive Income (continued)

Changes in AOCI, Net of Tax for the Year Ended December 31, 2020 (Predecessor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities, AFS	Unrealized Losses on Fixed Maturities, AFS for Which an ACL Has Been Recorded	Net Gain on Cash Flow Hedging Instruments	AOCI
Beginning balance	$717	$—	$—	$717
OCI before reclassifications	842	(1)	(1)	840
Amounts reclassified from AOCI	(127)	1	—	(126)
OCI, before tax	715	—	(1)	714
Income tax benefit (expense)	(150)	—	—	(150)
OCI, net of tax	565	—	(1)	564
Ending balance	$1,282	$—	$(1)	$1,281

Reclassification from AOCI
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020	Affected Line Item on the Consolidated Statements of Operations

Net Unrealized Gain on Fixed Maturities
Available-for-sale securities	$(412)	$(2)	$47	$127	Net realized capital gains (losses)
	(412)	(2)	47	127	Income before income taxes
	(87)	—	10	27	Income tax expense
	$(325)	$(2)	$37	$100	Net income
Unrealized Losses on Fixed Maturities for Which an ACL Has Been Recorded
Fixed maturities, AFS	$—	$—	$—	$(1)	Net realized capital gains (losses)
	—	—	—	(1)	Income before income taxes
	—	—	—	—	Income tax expense
	$—	$—	$—	$(1)	Net income
Net Gains on Cash-Flow Hedging Instruments
Interest rate swaps	$—	$—	$—	$—	Net realized capital gains (losses)
Interest rate swaps	—	—	—	—	Net investment income
Foreign currency swaps	—	—	(1)	—	Net realized capital gains (losses)
	—	—	(1)	—	Income before income taxes
	—	—	—	—	Income tax expense
	$—	$—	$(1)	$—	Net income
Total amounts reclassified from AOCI	$(325)	$(2)	$36	$99	Net income

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Revenue from Contracts with Customers
The Company follows the FASB’s updated guidance for recognizing revenue from contracts with customers which excludes insurance contracts and financial instruments. Revenue subject to the guidance is recognized when, or as, goods or services are transferred to customers in an amount that reflects the consideration that an entity is expected to receive in exchange for those goods or services.

Revenues from Contracts with Customers
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2022	For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020

Administration and distribution services fees	$76	$45	$44	$80
The Company earns revenues from these contracts primarily for administrative and distribution services fees from offering certain fund families as investment options in its variable annuity products. Fees are primarily based on the average daily net asset values of the funds and are recorded in the period in which the services are provided and collected monthly. Fluctuations in domestic and international markets and related investment performance, volume and mix of sales and redemptions of the funds, and other changes to the composition of assets under management are all factors that ultimately have a direct effect on fee income earned.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Subsequent Event
The Company has evaluated subsequent events through April 27, 2023, the date the consolidated financial statements were issued. On January 27, 2023, pursuant to the Intercompany Liquidity Agreements discussed in Note 12 -Transactions with Affiliates, an affiliate borrowed $60 from the Company. The intercompany loan has a maturity date of January 26, 2024, and accrues at an interest rate of 4.50% per annum.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Talcott Resolution Life Insurance Company

Opinion on the Financial Statement Schedules

We have audited the consolidated financial statements of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2022 and 2021 (Successor Company), the related consolidated statements of operations, comprehensive income (loss), changes in stockholder’s equity, and cash flows, for the year ended December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company), the six months ended June 30, 2021 (Predecessor Company) and the year ended December 31, 2020 (Predecessor Company), and have issued our report thereon dated April 27, 2023 (which report expresses an unqualified opinion). Our audits also included the financial statement schedules I, IV, and V. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
April 27, 2023
S-1

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE I
SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS IN AFFILIATES
($ in millions)

	Successor Company
	As of December 31, 2022
Type of Investment	Cost	Fair Value	Amount at Which Shown on Balance Sheet
Fixed Maturities
Bonds and notes:
U.S. government and government agencies and authorities (guaranteed and sponsored)	$1,395	$1,070	$1,070
States, municipalities and political subdivisions	1,320	1,040	1,040
Foreign governments	379	315	315
Public utilities	1,776	1,423	1,423
All other corporate bonds	10,769	8,818	8,818
All other mortgage-backed and asset-backed securities	3,050	2,717	2,717
Total fixed maturities, available-for-sale	18,689	15,383	15,383
Fixed maturities, at fair value using fair value option	352	331	331
Total fixed maturities	19,041	15,714	15,714
Equity Securities
Common stocks:
Industrial, miscellaneous and all other	14	14	14
Non-redeemable preferred stocks	191	165	165
Total equity securities, at fair value	205	179	179
Mortgage loans [1]	2,535	2,232	2,520
Policy loans	1,495	1,495	1,495
Futures, options and miscellaneous	384	85	85
Real estate acquired in satisfaction of debt	10	10	10
Short-term investments	1,489	1,489	1,489
Investments in partnerships and trusts	1,300		1,300
Total investments	$26,459		$22,792
[1] Cost of mortgage loans excludes the allowance for credit losses ("ACL") of $15. For further information, refer to Schedule V - Valuation and Qualifying Accounts.
S-2

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE IV
REINSURANCE
($ In millions)

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
For the Year Ended December 31, 2022 (Successor Company)
Life insurance in-force	$222,398	$158,750	$155	$63,803	—%
Insurance Revenues
Life insurance and annuities	$2,228	$1,823	$210	$615	34%
Accident health insurance	12	12	—	—	—%
Total insurance revenues	$2,240	$1,835	$210	$615	34%
For the Period of July 1, 2021 to December 31, 2021 (Successor Company)
Life insurance in-force	$232,607	$166,822	$158	$65,943	—%
Insurance Revenues
Life insurance and annuities	$1,170	$798	$69	$441	16%
Accident health insurance	3	3	—	—	—%
Total insurance revenues	$1,173	$801	$69	$441	16%
For the Six Months Ended June 30. 2021 (Predecessor Company)
Life insurance in-force	$236,517	$170,776	$166	$65,907	—%
Insurance Revenues
Life insurance and annuities	$1,202	$804	$64	$462	14%
Accident health insurance	8	8	—	—	—%
Total insurance revenues	$1,210	$812	$64	$462	14%
For the Year Ended December 31, 2020 (Predecessor Company)
Life insurance in-force	$239,801	$174,372	$173	$65,602	—%
Insurance Revenues
Life insurance and annuities	$2,201	$1,550	$125	$776	16%
Accident health insurance	20	20	—	—	—%
Total insurance revenues	$2,221	$1,570	$125	$776	16%
S-3

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE V
VALUATION AND QUALIFYING ACCOUNTS
(In millions)

Successor Company
2022	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Allowance for credit losses ("ACL") on fixed maturities, AFS	$—	$1	$(1)	$—
ACL on mortgage loans	12	3	—	15
ACL on reinsurance recoverables	37	—	(10)	27
2021	Balance July 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
ACL on fixed maturities, AFS	—	—	—	—
ACL on mortgage loans	12	—	—	12
ACL on reinsurance recoverables	34	3	—	37
Predecessor Company
2021	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance June 30,
ACL on fixed maturities, AFS	1	—	—	1
ACL on mortgage loans	17	(6)	—	11
ACL on reinsurance recoverables	7	—	—	7
2020	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
ACL on fixed maturities, AFS	—	1	—	1
ACL on mortgage loans	9	8	—	17
ACL on reinsurance recoverables	5	2	—	7
S-4

Appendix A — Examples
1. Pre-Annuity Commencement Date Valuation (highlighting compounding)
Below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumption that no full or partial surrenders or pre-authorized distributions of interest occurred during the entire five-year period. An MVA, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

Beginning Account Value:	$50,000
Guarantee Period:	5 Years
Guarantee Rate:	5.50%	per annum

	End of Contract Years
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Account Value	$50,000.00
(1 + Guarantee Rate)	1.055
	$52,750.00
Account Value at end of Contract Year 1		$52,750.00
(1 + Guarantee Rate)		1.055
		$55,651.25
Account Value at end of Contract Year 2			$55,651.25
(1 + Guarantee Rate)			1.055
			$58,712.07
Account Value at end of Contract Year 3				$58,712.07
(1 + Guarantee Rate)				1.055
				$61,941.23
Account Value at end of Contract Year 4					$61,941.23
(1 + Guarantee Rate)					1.055
					$65,348.00
Account Value at end of Guarantee Period					$65,348.00

Total Interest Credited in Guarantee Period	65,348.00 – 50,000.00= $15,348.00
Account Value of end of Guarantee Period	$50,000.00 + 15,348.00 = $65,348.00
Account Value after 180 days from the Contract Date	$50,000 x (1.055)180/365 = $51,337.77
2. Example of MVA
The formula that is used in determining the MVA is:
[(1 + i) / (1 + j)]n/12
Upward Numerical Example
In the following example, interest rates have decreased since the contract was issued. As a result, the Contract Owner experiences a positive MVA upon surrender.

Initial Guarantee Period	5 years
(i) as defined in the prospectus	7.00%
Assume that the Contract is surrendered eighteen months from contract inception. The account value is $10,000 and the surrender charge is 6%.
Number of months remaining until end of Guarantee Period (n)	42 months
(j) as defined in the prospectus	6.00%
Therefore, MVA Formula = [(1 + 0.07)/(1 + 0.06)]42/12 = 1.0334
The amount received upon surrender is $9,713.96 = 1.0334 x $10,000 x (1 – 0.06)

Downward Numerical Example
In the following example, interest rates have increased since the contract was issued. As a result, the Contractholder experiences a negative MVA upon surrender.

Initial Guarantee Period	5 years
(i) as defined in the prospectus	7.00%
Assume that the Contract is surrendered eighteen months from contract inception. The account value is $10,000 and the surrender charge is 6%
Number of months remaining until end of Guarantee Period (n)	42 months
(j) as defined in the prospectus	8.00%
Therefore, MVA Formula = [(1 + 0.07)/(1 + 0.08)]42/12 = 0.9680
The amount received upon surrender is $9,099.20 = 0.9680 x $10,000 x (1 – 0.06)
Note: These examples do not include any applicable taxes.
3. Interpolation of the maturity years equal to the remaining length of the Guarantee Period:

Guarantee Period Effective Date:	5/15/2008
Guarantee Period Length:	5 years
Date of Full surrender:	5/15/2009
An MVA may be applied when a Surrender occurs. To determine the MVA, the appropriate "i" and "j" values must be used. The "i" is set at contract issue and the "j" is determined upon Surrender.
In this example, 1 year of the Guarantee Period has been completed, 4 years of the Guarantee Period remain. Assume in this case that the US Constant Maturity Rate for 4 years does not exist. Therefore, this rate will need to be interpolated using known 3 and 5 year US Constant Maturity Rates.
Assume:
Known 3 year US Constant Maturity Rate = 6.00%
Known 5 year US Constant Maturity Rate = 6.50%
The formula used for interpolation is as follows:
Rn  = R1 + ((R2 – R1) / (t2 – t1)) * (tn – t1), where:
R1  = Known rate with shorter maturity, in this case the known 3 year rate.
t1  = The duration of the next closest rate less than 4 years, in this case 3 years.
R2  = Known rate with longer maturity. In this case the known 5 year rate.
t2  = The duration of the next closest rate more than 4 years, in this case 5 years.
Rn  = The unknown rate for 4 years.
tn  = The years remaining, in this case 4 years.
Rn  = 6.00% + ((6.50% – 6.00%) / (5 – 3)) * (4 – 3)
Rn  = 6.25%

Example 4: Full Surrender Value when Contract Value is in the Access Account

Contract Value at Expiration of Guarantee Period:	$55,000
Guarantee Period Expiration Date:	6/30/2014
Access Account Commencement Date:	7/1/2014
Guaranteed Interest Rate in Access Account:	3.00%
Maximum Access Account Duration:	6 months
Date of Full Surrender from Access Account:	08/31/2014, Since the Maximum Access Account Duration is 6 months, 0.17 of a year, or 2 months are completed.
The sum of the Contract Value at expiration of the :	= $55,000 x (1.03)0.17
previous Guarantee Period + interest credits earned in the Access Account.	= $55,277.07
Net Surrender Value upon Full Surrender from Access Account:	No Surrender Charge or MVA adjustments apply on Full Surrenders from the Access Account:
= $55,277.07
Note: This example does not include any applicable taxes.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimated. This product is no longer actively sold.

Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustee's fees	N/A
Transfer agents' fees	N/A
Printing and distribution	$2,048*
Legal fees	$15,400*
Accounting fees	N/A
Audit fees	$11,306.66*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A
*Estimated expense
Item 14. Indemnification of Directors and Officers
Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."
Provision is made that the Corporation, to the fullest extent permissible by applicable law as then in effect, shall indemnify any individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (each, a "Proceeding") because such individual is or was (i) a Director, or (ii) an officer or employee of the Corporation (for purposes of the by laws, each an "Officer"), against obligations to pay judgments, settlements, penalties, fines or reasonable expenses (including counsel fees) incurred in a Proceeding if such Director or Officer: (l)(A) conducted him or herself in good faith; (B) reasonably believed (i) in the case of conduct in such person's official capacity, which shall include service at the request of the Corporation as a director, officer or fiduciary of a Covered Entity (as defined below), that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation's Certificate, in each case, as determined in accordance with the procedures set forth in the by laws. For purposes of the by laws, a "Covered Entity" shall mean another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer or fiduciary.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities
Not applicable.
Item 16. Exhibits and Financial Statement Schedules

(1)	Principal Underwriter Agreement	Incorporated by reference to Exhibit 1 of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1a)	Amendment No. 1, Principal Underwriter Agreement	Incorporated by reference to Exhibit 1a of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1b)	Amendment No. 2, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1b of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.

(1c)	Amendment No. 3, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1c of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.
(3a)
Restated Certificate of Incorporation of Talcott Resolution Life Insurance Company (the "Company"), effective April 2, 1982, as amended by Amendment No. 1, effective August 3, 1984, as amended by Amendment No. 2 effective December 31, 1996, as amended by Amendment No. 3, effective July 25, 2000, as amended by Amendment No. 4, effective June 1, 2018.
Incorporated by reference to Exhibit 3.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(3b)	Amended and Restated By-Laws of Talcott Resolution Life Insurance Company, effective June 1, 2018	Incorporated by reference to Exhibit 3.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(4)	Form of Contract(s).	Incorporated by reference to Exhibit 4 to the Initial Registration Statement File No. 333-157272 filed on February 12, 2009
(5)	Opinion regarding legality, refer to Exhibit (23a).	Filed herewith as Exhibit 99.23(a).
(10a)	Annuity Reinsurance Agreement between Hartford Life Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10b)	Annuity Reinsurance Agreement between Hartford Life and Annuity Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10c)	Transition Services Agreement by and between Hartford Fire Insurance Company and Hartford Life, Inc. dated as of May 31, 2018.*	Incorporated by reference to Exhibit 10.03 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10d)	Reinsurance Agreement between TR Re, Ltd. and Talcott Resolution Life Insurance Company dated October 1, 2021.	Incorporated by reference to Exhibit 10d to Post-Effective Amendment No.1 to Registration Statement 333-255242 filed on April 20, 2022.
(21)	Subsidiaries of Talcott Resolution Life Insurance Company.	Filed herewith as Exhibit 99.21
(23a)	Consent of Counsel - Christopher Grinnell, Associate General Counsel.	Filed herewith as Exhibit 99.23(a)
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.	Filed herewith as Exhibit 99.23(b)
(24)	Powers of Attorney.	Filed herewith as Exhibit 99.24
(101.SCH)	XBRL Taxonomy Extension Schema Document *
(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase Document *
(101.DEF)	XBRL Taxonomy Extension Definition Linkbase Document *
(101.LAB)	XBRL Taxonomy Extension Label Linkbase Document *
(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase Document *
(107)	Filing Fee Table	Incorporated by reference to Exhibit 99.107 to Post-Effective Amendment No.1 to Registration Statement 333-255242 filed on April 20, 2022.
(*) Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules are included in Appendix A of this Registration Statement.
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut on April 27, 2023.

Talcott Resolution Life Insurance Company

By:	/s/ Robert R. Siracusa
Robert R. Siracusa
Interim Co-President, Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Robert R. Siracusa, Interim Co-President, Chief Financial Officer, Director		/s/ Robert R. Siracusa
Lisa M. Proch, Director*
Christopher Abreu, Director*
Federico Bonini, Director*
Matthew J. Poznar, Director*	*By:	/s/ Christopher Grinnell
Peter F. Sannizzaro, Director*		Christopher Grinnell, Attorney-in-Fact
Samir Srivastava, Director*	Date:	April 27, 2023
Robert W. Stein, Director*
Ronald K. Tanemura, Director*

333-255242

EXHIBIT INDEX

(21)	Subsidiaries of Talcott Resolution Life Insurance Company.
(23a)	Consent of Counsel - Christopher Grinnell, Associate General Counsel.
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
(24)	Powers of Attorney.
(101.SCH)	XBRL Taxonomy Extension Schema Document
(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase Document
(101.DEF)	XBRL Taxonomy Extension Definition Linkbase Document
(101.LAB)	XBRL Taxonomy Extension Label Linkbase Document
(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase Document